UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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☐	Soliciting Material under §240.14a-12

OPTION CARE HEALTH, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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option care health®

2025 Notice of Annual Meeting of Stockholders **and Proxy Statement**

Clinical excellence infused with **compassionate care.**

Option Care Health provides infusion therapy and specialty pharmacy services that allow patients to receive therapy in the comfort of the home or at an alternate site of care.

Our purpose

Provide extraordinary care that changes lives.

Our mission

Transform healthcare by providing innovative services that improve outcomes, reduce costs and deliver hope for patients and families.

Home and Alternate Site Infusion Benefits

Reduced health care costs

- Fewer infusion encounter incidents*
- Lower therapy cost/day**

Improved Outcomes

- Helps avoid risk of hospital acquired infections
- Allows benefits of familiar surroundings
- 24/7 access to specially trained nurses and Pharmacists

Quality Standards

Option Care Health has received recognition from premier professional organizations:

- Accreditation Commission for Health Care
- Pharmacy Compounding Accreditation Board
- URAC Specialty Pharmacy Accreditation
- American Society of Health-System Pharmacists

* 99.7% Rate of incident-free infusion encounters - Review of Option Care Health patient data July 2024 Based on 46,054,042 confirmed doses.

** Haines, Danell " *Cost Savings: Home Versus Inpatient Infusion Therapy, A Review of the Literature* " NHIF Infusion Journal, www.nhia.org/cost-savings-home-versus-inpatient-infusion-therapy/

option care health®

Message From Our
President and
Chief Executive Officer

Fellow Stockholders,
In 2024, Option Care Health continued to set a high standard in providing patient care in the home and alternate site infusion industry. Together, our team of more than 8,000 dedicated members—approximately 5,000 of whom are clinicians—served over 285,000 unique patients and their families across a wide range of conditions and therapies. By meeting patients at a care site where they feel most comfortable, we can deliver greater value to them as well as to our stakeholders, including health systems, payers, patients, biopharmaceutical companies, and our stockholders.
2024 Highlights
While supporting our patients and their families, we stayed at the forefront of the industry and advanced our strategic priorities and initiatives. Our accomplishments in 2024 included:
•	Expanding our infusion suite and advanced practitioner footprint to over 170 centers and over 700 chairs nationwide.
•
Investing in state-of-the-art pharmacy facilities to help ensure broad access to infused and injectable therapies with high integrity in aseptic compounding and clinical oversight, including opening new pharmacies in New York City and Tampa, Florida.

•
Leveraging data analytics, process automation, machine learning, and artificial intelligence to help streamline operations, reduce waste, accelerate cash collections, and enhance value for our stakeholders.

•	Continuing to invest in collaboration opportunities with biopharmaceutical companies through our clinical expertise and robust national platform.
We made significant investments in our people, recognizing the importance of recruiting, retaining, and developing talent while enhancing leadership skills and expertise. This focus helped us earn the Gallup® Exceptional Workplace Award and Military Friendly® Employer designation for the second consecutive year.
Thanks to the tremendous efforts of our team members, 2024 ended with strong financial performance. We increased net revenue by more than 16%, and our Adjusted EBITDA by more than 4% during 2024. Our adjusted diluted earnings per share of $1.58 was up over 10% compared to $1.43 in full year 2023.1 During the year, we also deployed $250 million towards share repurchases while continuing to strengthen our balance sheet, ending the year with over $410 million of cash and reducing our net debt leverage ratio to 1.6x.2 As a fellow stockholder, I am committed to continuing to allocate capital in ways that we believe benefit all stockholders, whether through mergers and acquisitions, share repurchases, or other strategies. We remain focused on delivering long-term, sustainable returns.
1
Adjusted EBITDA and adjusted diluted earnings per share are non-GAAP financial measures. Please refer to the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures in Appendix A of this Proxy Statement.

2
Net debt leverage ratio is a non-GAAP financial measure. Please refer to the reconciliation of this non-GAAP financial measure to the comparable GAAP financial measure in Appendix A of this Proxy Statement.

2025 Proxy Statement

Stockholder Engagement and Response
The independent directors and I always value feedback from our stockholders, including in our say-on-pay vote at our 2024 annual meeting. As we typically do throughout the year, members of our Board engaged with our stockholders to better understand their perspectives about our company. Since the 2024 annual meeting, we have held discussions with investors holding approximately 35% of our common stock regarding our executive compensation and corporate governance framework, among other topics. As described further in our proxy statement, we have also taken steps to address specific concerns raised about our executive compensation during these discussions, particularly regarding one-time awards. Rest assured, your input has been, and will continue to be, a driving force in our decision-making process.
Governance Enhancements
As part of our commitment to enhancing stockholder rights and fostering a more responsive corporate governance structure, we are proposing an amendment to our corporate charter to grant stockholders holding at least 25% of our voting power the right to call special meetings. We believe this amendment further strengthens our governance framework and aligns us with the practices of leading companies.
Board Refreshment
In 2024, we welcomed three new directors to the Board – Barbara W. Bodem, Norman L. Wright, and Eric K. Brandt. They each bring valuable expertise in finance, healthcare, corporate strategy, and governance, strengthening our Board’s ability to guide the company’s long-term success. Barbara, Norman, and Eric have already made meaningful contributions, and we are pleased to have them on our Board.
After nearly six years of service, John J. Arlotta left our board in September 2024. We thank him for his service and appreciate the expertise and commitment he brought to Option Care Health.
We feel confident that our board refreshment efforts have strengthened our Board, with five of our eleven director nominees joining since 2022. We continue to evaluate the skills and experience of our Board to ensure it aligns with the company’s long-term strategy. We believe ongoing board refreshment is valuable, and we remain committed to considering future needs for new expertise or leadership. Engaging with stockholders will continue to be a key part of this process as we move forward.
I remain proud of the strength of our position and am excited about the opportunities that are ahead of us. We are in such a privileged position to execute on our strategic imperatives and ultimately help change lives for the better and make an even greater impact. Thank you for your continued support of Option Care Health.
Best regards,

John C. Rademacher
Director, President and Chief Executive Officer

2025 Proxy Statement

Notice of 2025 Annual
Meeting of Stockholders

Items of Business

To elect the eleven (11) director nominees named in this proxy statement for a term expiring at our 2026 Annual Meeting of Stockholders.

To ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025.

To approve, on an advisory basis, our named executive officer compensation.

To approve an amendment to our Amended and Restated Certificate of Incorporation to provide certain stockholders the right to request special meetings of stockholders.

To approve an amendment to our Amended and Restated Certificate of Incorporation to provide for officer exculpation as permitted by Delaware law.

To approve an amendment to our Amended and Restated Certificate of Incorporation to eliminate legacy provisions relating to HC Group.

To consider any other business as may properly come before the meeting and any postponements or adjournments thereof.

Your vote is important.
Regardless of whether you plan to attend the annual meeting, please vote at your earliest convenience by following the instructions provided in the Notice of Internet Availability of Proxy Materials or on the proxy card sent to you by mail. For additional details, please refer to the “General Information About the Annual Meeting” section in the accompanying proxy statement.
Sincerely,
Collin G. Smyser
General Counsel and Corporate Secretary
Bannockburn, Illinois
April 2, 2025
Important Notice Regarding the Availability of Proxy Materials for the
2025 Annual Meeting of Stockholders to be Held on May 14, 2025
The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K are available free of charge at proxyvote.com or investors.optioncarehealth.com.

Date: May 14, 2025

Time: 3:00 p.m. CDT

Virtual Meeting Site: www.virtualshare holdermeeting.com/ OPCH2025
Who Can Vote: Stockholders of record at the close of business on March 18, 2025

The Board of Directors (the “Board”) of Option Care Health, Inc., a Delaware corporation (“we,” “us,” “our,” or “Option Care Health”), is soliciting proxies for use at our 2025 Annual Meeting of Stockholders, including any postponements or adjournments thereof (the “Annual Meeting”).
These materials were first sent or made available to stockholders on April 2, 2025.

Proxy Statement
Summary

This summary highlights certain information contained in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding the Company’s performance in the fiscal year ended December 31, 2024, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 that accompanied this Proxy Statement.
Ways to Vote

PHONE In order to do so, please follow the instructions shown on your Notice or proxy card	INTERNET In order to do so, please follow the instructions shown on your Notice or proxy card	MAIL Sign, date and return proxy card in the envelope provided

Items of Business and Board Voting Recommendation
1	Election of Eleven (11) Directors	FOR each nominee
2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR
3	Advisory Vote to Approve Executive Compensation	FOR
4	Amendment of the Amended and Restated Certificate of Incorporation to Provide Certain Stockholders the Right to Request Special Meetings	FOR
5	Amendment of the Amended and Restated Certificate of Incorporation to Provide for Officer Exculpation	FOR
6	Amendment of the Amended and Restated Certificate of Incorporation to Remove Legacy Provisions Relating to HC Group	FOR

2025 Proxy Statement	1

Proxy Statement Summary

Our 2024 Financial Highlights(1) (approximate)

$4.99 Billion Net Revenue Growth of 16.2% over FY23	$443.8 Million Adjusted EBITDA Growth of 4.4% over FY23	$1.58 Adjusted EPS Up 10.5% over FY23	1.6x Net Debt Leverage Ratio

(1)
Contained above, and elsewhere in this Proxy Statement, are certain non-GAAP measures of our financial performance for fiscal years 2023 and 2024. Please refer to the reconciliation of this non-GAAP financial measure to the comparable GAAP financial measure in Appendix A of this Proxy Statement.

2024 Director Nominees

Name	Age	Years on the Board	Independent	# of Other U.S. Public Company Boards	Audit Committee	Compensation Committee	Finance and Investment Committee	Nominating and Corporate Governance Committee	Quality and Compliance Committee
Elizabeth Q. Betten	44	6	Yes	0			Chair		Member
Elizabeth D. Bierbower	66	3	Yes	0	Member				Member
Barbara W. Bodem	57	1	Yes	2	Member			Member
Eric K. Brandt	62	1	Yes	3		Member	Member
Natasha Deckmann, M.D.	48	3	Yes	0			Member	Member	Chair
David W. Golding	63	10	Yes	0		Member
Harry M. Jansen Kramer, Jr.	70	6	Yes	1	Member			Chair
R. Carter Pate	70	10	Yes	1	Chair		Member
John C. Rademacher	58	6	No	0
Timothy P. Sullivan	67	6	Yes	0		Member
Norman L. Wright	60	1	Yes	1		Chair		Member

Board Characteristics
The Board and the Nominating and Corporate Governance Committee annually evaluate the Board’s effectiveness and needs, and the Nominating and Corporate Governance Committee periodically reviews the mix of skills, composition and expertise on the Board. All of our director nominees have the experience, qualifications, attributes and skills to fit our strategy.

2025 Proxy Statement	2

Proxy Statement Summary

The following shows information relating to the age, tenure, and diversity of our eleven director nominees.

Our Corporate Governance Highlights
We continue to evolve our Board and our corporate governance practices. Some of our most recent changes have been influenced by the valuable feedback we have received from our stockholders and other stakeholders who provide important external viewpoints that help inform our decisions. Our policies and best practices for good corporate governance include the following:

One Share, One Vote	We have a single class of stock with equal voting rights.
Annual Director Elections	All directors are elected annually for a one-year term.
Director Resignation Policy	Our Corporate Governance Guidelines contain a director resignation policy for uncontested elections of directors.
Separation of CEO and Chair	We have an independent Board Chair who is not our Chief Executive Officer.
Board Composition and Refreshment
The Nominating and Corporate Governance Committee periodically reviews the mix of skills, composition and expertise on the Board. Five of the eleven nominees for election at the Annual Meeting joined the Board since 2022.

Stock Ownership Guidelines	We have robust stock ownership guidelines for our directors and executive officers.
Access to Information	The Board has access to our books, records, facilities, and personnel, and directors are encouraged to talk directly with any of our officers or employees.
Overboarding Restrictions	Our Corporate Governance Guidelines include limits on the number of other for-profit boards our directors are eligible to serve on.
Executive Sessions	Each regular quarterly Board meeting includes executive sessions without members of management present.
Self-Evaluations
The Board and each of its committees conduct annual performance self-evaluations, which are overseen by the independent and non-executive Board Chair and the Nominating and Corporate Governance Committee.

Prohibitions on Hedging and Other Transactions	We have a policy prohibiting short sales, hedging, and pledging of our securities by our directors, officers and employees.
Proxy Access	Up to 20 stockholders owning at least 3% of our outstanding shares continuously for at least three years may nominate up to 20% of the Board.
Stockholder-Called Special Meetings
We are proposing a charter amendment to provide stockholders holding at least 25% of our voting power (with certain stockholders holding their shares continuously for at least 1 year) to call a special meeting of stockholders.

No Stockholder Rights Plan	We do not have a stockholder rights plan (poison pill) in effect.

2025 Proxy Statement	3

Proxy Statement Summary

Our Compensation Highlights
2024 Stockholder Engagement and Response
At our 2024 annual meeting of stockholders, our say-on-pay vote was approved by 50.6% of the votes cast. We conducted an engagement campaign to stockholders who collectively owned approximately 61% of our outstanding shares and met stockholders representing approximately 35% of our outstanding shares. The Chair of the Compensation Committee participated in several of these meetings, including all meetings where stockholders specifically asked for his presence.
The table below provides a summary of the areas of concern raised by stockholders and the actions the Compensation Committee has taken in response.

Feedback We Heard	How We Responded

•
We believe the primary reason for the votes against the say-on-pay proposal in 2024 was the one-time supplemental equity grants given to certain NEOs in 2023, along with one-time cash awards made to certain NEOs in 2023 related to a proposed strategic transaction that was subsequently terminated.
•
Stockholders expressed a strong preference for executive compensation to be managed solely within existing programs absent extraordinary circumstances.
•
Where special situations require the use of one-time awards, stockholders expressed a preference that those awards be based on performance rather than time-based.

•
The Compensation Committee agrees that our regular, ongoing executive compensation program should be the primary way we incentivize and retain our executives.
•
The Compensation Committee did not grant any one-time awards to NEOs in 2024.
•
The Compensation Committee agrees that one-time awards should be limited in nature, such as in the cases of new hires, promotions, or in the event of extraordinary and unforeseen events, and should be accompanied by clear disclosure of the rationale for such grants.

•
Stockholders expressed a preference for us to extend the performance period underlying our performance stock unit (“PSU”) awards from two years (with a third year of time-based vesting) to at least three years.

•
Starting in 2024, our PSU awards have a three-year performance period, which matches the time-based vesting period. The Compensation Committee currently expects that future PSU awards will follow a similar structure.

•
Stockholders generally supported including an individual performance modifier in our annual cash incentive program, but they asked for more detailed information about these metrics so they can better evaluate the metrics’ rigor.
•
Stockholders also requested that we consider the weight of the individual performance component in relation to the weight of our company-wide performance components.

•
We have included additional disclosure of these performance metrics and goals, including the company-wide financial results target that provides the initial funding for the annual cash incentive program. See “2024 NEO Compensation—Annual Cash Incentive Program—Annual Cash Incentive Award Payments” below for more information.
•
For 2024, the Compensation Committee has reduced the weight of the individual performance component in our annual cash incentive program from 30% to 20%.
•
The Compensation Committee will continue to review and assess the size of the individual performance component as part of its ongoing evaluation of our executive compensation program, considering business conditions, market practices, and stockholder feedback.

2025 Proxy Statement	4

Proxy Statement Summary

Compensation Best Practices

What We Do
Tie approximately 88% of target CEO compensation to corporate performance and creation of long-term stockholder value
The Compensation Committee has discretion to adjust any performance-based equity award payouts for certain events to reflect original intent of the awards
Maintain robust stock ownership requirements, including stock retention provisions
Dodd-Frank clawback policy plus a policy that allows recovery of compensation in the event of certain acts of misconduct by NEOs and senior management
Independent compensation consultant
Annual compensation risk assessment
Maintain “double-trigger” provisions for all change in control scenarios for the NEOs

What We Don't Do
No short sales, hedging or pledging of our securities by any NEO
No excise tax gross-ups in our Executive Severance Plan or for perquisites
No dividends or dividend equivalents on any equity awards other than restricted stock
No guaranteed annual salary increases
No pension or supplemental executive retirement, health or insurance benefits
No significant perquisites

Pay-for-Performance Alignment
We believe in a strong link between NEO compensation and our short-term and long-term financial performance. As such, we believe annual bonuses and long-term incentive compensation for our NEOs should be “at risk” or based upon our performance, the satisfactory achievement of meaningful financial and other performance-related goals and objectives and/or stock price. Our executive compensation program is designed to align these objectives with stockholder value creation.
CEO
2024 Total Compensation at Target Pay Mix

NEOs (Avg. excluding CEO)
2024 Total Compensation at Target Pay Mix

2025 Proxy Statement	5

Corporate
Governance

Our History
Our roots trace back to our founding in Chico, California in 1979. However, our modern corporate history took shape in April 2015, when we separated from our prior owner, Walgreen Co. (“Walgreens”), and became a stand-alone, privately-held company majority-owned by Madison Dearborn Partners (“MDP”), a leading private equity firm based in Chicago, Illinois. Walgreens, one of the world’s largest retail pharmacy chains, retained substantially all of the remaining stake.
Since then, notable events include our merger with BioScrip, Inc. (the “BioScrip Merger”) in 2019 and the subsequent decisions by MDP and Walgreens in 2021 and 2022 to completely divest their ownership in our company. This sequence of events transformed us from a controlled, privately-held company into a publicly traded company with a diverse array of stockholders.
The following timeline provides a glimpse into our recent history and the corporate governance enhancements we have undertaken as part of this transformative journey.

Our Corporate Governance and Stockholder Rights
Consistent with our transition to becoming a non-controlled, publicly traded company, we have developed a corporate governance framework that aims to uphold the principles of effective corporate governance and high ethical standards by guiding principled decision-making and helping ensure proper oversight of our strategy and risk management.
The Annual Meeting includes proposals to amend our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and are designed to continue the transition of our corporate governance framework. This includes the proposed adoption of a right for stockholders to call special meetings of stockholders. In proposing these

2025 Proxy Statement	6

Corporate Governance

amendments to the Certificate of Incorporation and seeking to continue to evolve our corporate governance structure, the Board considered current trends in governance practices as well as feedback we received from our stockholders, as further described in “—Stockholder Engagement and Response” below.
You can find the key documents outlining our corporate governance framework on our website at investors.optioncarehealth.com/corporate-governance/governance-resources. These include our Certificate of Incorporation, our Amended and Restated By-Laws (our “By-Laws”), our Corporate Governance Guidelines and the charters of the standing committees of the Board. We regularly review these documents to adapt to changing regulatory requirements, evolving practices, concerns raised by our stockholders and other key stakeholders and other circumstances that may arise.

One Share, One Vote	We have a single class of stock with equal voting rights.
Annual Director Elections	All directors are elected annually for a one-year term.
Director Resignation Policy	Our Corporate Governance Guidelines contain a director resignation policy for uncontested elections of directors.
Separation of CEO and Chair	We have an independent Board Chair who is not our Chief Executive Officer.
Board Composition and Refreshment
The Nominating and Corporate Governance Committee periodically reviews the mix of skills, composition, and expertise on the Board. Five of the eleven nominees for election at the Annual Meeting have joined the Board since 2022.

Stock Ownership Guidelines	We have robust stock ownership guidelines for our directors and executive officers.
Access to Information	The Board has access to our books, records, facilities, and personnel, and directors are encouraged to talk directly with any of our officers or employees.
Overboarding Restrictions	Our Corporate Governance Guidelines include limits on the number of other for-profit boards our directors are eligible to serve on.
Executive Sessions	Each regular quarterly Board meeting includes executive sessions without members of management present.
Self-Evaluations
The Board and each of its committees conduct annual performance self-evaluations, which are overseen by the independent and non-executive Board Chair and the Nominating and Corporate Governance Committee.

Prohibitions on Hedging and Other Transactions	We have a policy prohibiting short sales, hedging, and pledging of our securities by our directors, officers, and employees.
Proxy Access	Up to 20 stockholders owning at least 3% of our outstanding shares continuously for at least three years may nominate up to 20% of the Board.
Stockholder-Called Special Meetings
We are proposing a charter amendment to provide stockholders holding at least 25% of our voting power (with certain stockholders holding their shares continuously for at least one year) to call a special meeting of stockholders.

No Stockholder Rights Plan	We do not have a stockholder rights plan (poison pill) in effect.

Board Independence
Our Corporate Governance Guidelines state that a majority of the Board members must meet the independence standards set by The Nasdaq Stock Market (“Nasdaq”). The Board will consider all relevant facts and circumstances when determining the independence of each director.
The Board determined that each of our directors and director nominees is independent under applicable Nasdaq rules, except for John C. Rademacher, who is not considered independent due to his role as our President and Chief Executive Officer.
The Board has five standing committees: an Audit Committee, a Compensation Committee, a Finance and Investment Committee, a Nominating and Corporate Governance Committee and a Quality and Compliance Committee. The Board

2025 Proxy Statement	7

Corporate Governance

determined that all standing committee members are independent under applicable Nasdaq and Securities and Exchange Commission (“SEC”) rules for committee membership. Additionally, the Board determined that each member of the Audit Committee satisfies the additional independence criteria specified in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Before reaching these decisions, the Nominating and Corporate Governance Committee examined the relevant legal and Nasdaq listing standards related to the independence of Board and committee members. The committee then provided a recommendation to the full Board, which made the final decision on director independence. In making these determinations, the Nominating and Corporate Governance Committee and the full Board considered that, in the ordinary course of business, we might engage in relationships and transactions with entities affiliated with our directors or their family members.
Board Leadership Structure
Since the BioScrip Merger, we have consistently maintained a separation between the roles of Board Chair and Chief Executive Officer. Currently, Harry M. Jansen Kraemer, Jr. serves as our independent, non-executive Board Chair. The Board believes this approach is effective because it provides a leadership structure that allows our Chief Executive Officer to concentrate on managing our business while the independent Chair drives accountability at the Board level.
However, the Board acknowledges that there is no single leadership model for every company or circumstance. Depending on the situation, alternative models, such as combining the roles of Board Chair and Chief Executive Officer, might be deemed appropriate. The Board, through its Nominating and Corporate Governance Committee, periodically evaluates its leadership structure and will continue to implement the structure it deems most suitable. Our Corporate Governance Guidelines state that if the Board Chair is not independent, the Board will designate a Lead Independent Director.
In addition to the leadership provided by the Board Chair, our independent directors have ample opportunities to evaluate our Chief Executive Officer’s performance and offer valuable guidance. As a result, we believe the Board exercises strong and effective independent oversight of management, supported by the following factors:
•	Each of our non-employee director nominees, and 91% of the entire Board, is independent.
•	Each Chair and member of the five standing committees of the Board is independent.
•	Board and committee agendas are prepared with their independent Chairs, and all directors are encouraged to suggest topics for future meetings.

2025 Proxy Statement	8

Corporate Governance

Board Committees
As of March 18, 2025, the composition and responsibilities of each standing Board committee are outlined below. Each committee operates under a written charter adopted by the Board, which is available at investors.optioncarehealth.com/corporate-governance/governance-resources. These charters are subject to regular review and assessment by each committee.

Name	Audit Committee	Compensation Committee	Finance and Investment Committee	Nominating and Corporate Governance Committee	Quality and Compliance Committee
Elizabeth Q. Betten
Elizabeth D. Bierbower
Barbara W. Bodem
Eric K. Brandt
Natasha Deckmann, M.D.
David W. Golding
Harry M. Jansen Kramer, Jr.
R. Carter Pate
John C. Rademacher
Timothy P. Sullivan
Norman L. Wright

     Committee Chair         Member
Audit Committee
The Audit Committee is responsible for, among other matters, overseeing our accounting and financial reporting processes and the audits of our financial statements; our independent registered public accounting firm, including their qualifications and independence; our internal audit function; our compliance with certain legal and regulatory requirements; and other related matters. As part of their oversight responsibilities, the Audit Committee appoints our independent registered public accounting firm and pre-approves the terms, scope and engagement fees related to the services performed by them.
The Board has determined that each Audit Committee member qualifies as an “audit committee financial expert” as that term is defined under SEC rules.
Members:
R. Carter Pate (Chair) Elizabeth D. Bierbower Barbara W. Bodem Harry M. Jansen Kraemer, Jr.

4
Meetings in 2024

2025 Proxy Statement	9

Corporate Governance

Compensation Committee
The Compensation Committee is responsible for, among other matters: reviewing and making recommendations to the Board regarding the compensation of our Chief Executive Officer and other executive officers; overseeing our overall compensation and benefits programs and policies; and appointing and overseeing the compensation and work of any compensation consultant or other advisor retained by the Compensation Committee.
For more information about the Compensation Committee’s processes and procedures, including the roles of its independent compensation consultant and our Chief Executive Officer in support of the Compensation Committee’s decision-making process, see the “Compensation Discussion and Analysis” section below.
Members:
Norman L. Wright (Chair) Eric K. Brandt David W. Golding Timothy P. Sullivan

4
Meetings in 2024

Finance and Investment Committee
The Finance and Investment Committee is responsible for, among other matters: overseeing our investment and financing functions; overseeing significant acquisitions and capital expenditures; overseeing our integration planning processes and evaluating completed transactions; advising on third-party debt financings; and overseeing our related capital allocation practices.
Members:
Elizabeth Q. Betten (Chair) Eric K. Brandt Natasha Deckmann, M.D. R. Carter Pate

5
Meetings in 2024

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for, among other matters: assisting the Board in identifying individuals qualified to become directors, consistent with criteria approved by the Board; recommending to the Board director nominees; developing and making recommendations to the Board regarding matters of corporate governance; leading the Board in its annual review of the Board’s performance; recommending to the Board director nominees for each Committee; and assisting the Board in overseeing our policies and programs and related risks that concern certain environmental, social, legislative, regulatory and public policy matters.
The Nominating and Corporate Governance Committee has evaluated and recommended to the full Board each of the nominees named in this Proxy Statement for election to the Board. See “Proposal 1: Election of Directors” below for more information.
Members:
Harry M. Jansen Kraemer, Jr. (Chair) Barbara W. Bodem Natasha Deckmann, M.D. Norman L. Wright

5
Meetings in 2024

2025 Proxy Statement	10

Corporate Governance

Quality and Compliance Committee
The Quality and Compliance Committee is responsible for, among other matters: overseeing our corporate compliance and ethics program; overseeing our compliance with applicable laws, rules, regulations, and agreements; overseeing, monitoring, and evaluating the quality of our patient care and safety; overseeing adherence to accreditation standards; and reviewing compliance hotline reports.
The Quality and Compliance Committee is also responsible for appointing and evaluating the performance of our Chief Compliance and Privacy Officer as well as approving the annual workplan of our compliance function.
Members:
Natasha Deckmann, M.D. (Chair) Elizabeth Q. Betten Elizabeth D. Bierbower

4
Meetings in 2024

2025 Proxy Statement	11

Corporate Governance

Board Oversight
The Board plays an active role in overseeing our strategy and risk management practices, seeking to ensure that our long-term interests and those of our stockholders are prioritized. To help fulfill this duty, the Board is assisted by its committees, each focusing on risks within its primary responsibilities and expertise. The ongoing oversight responsibilities of the Board and its committees, along with others involved in risk management, are detailed below.

Board of Directors
•
Oversees our corporate strategy and operations, executive succession planning and matters reserved to the full Board
•
Receives reports from members of our senior leadership team that include discussions of the risks involved in their respective areas of responsibility
•
Receives updates from Board committees regarding risk oversight and other activities through regular reports from the committee Chairs

Audit Committee	• Oversees our enterprise risk management program and practices • Oversees risks related to financial and tax matters
Compensation Committee	• Oversees risks related to the design and administration of our compensation programs and policies • Oversees risks arising from our compensation policies and practices
Finance and Investment Committee	• Oversees risks related to financial management, liquidity, and capital allocation practices, as well as our mergers and acquisitions and capital expenditure practices
Nominating and Corporate Governance Committee
•
Oversees Board structure, governance, and director independence
•
Oversees risks related to certain environmental, social, legislative, regulatory, and public policy matters, including political contributions and lobbying activities

Quality and Compliance Committee	• Oversees our key compliance, legal, and regulatory risks as well as risks related to quality and patient safety • Oversees our programs, policies, and procedures related to information security
Management	• Management is primarily responsible for implementing and supervising day-to-day risk management processes, and reports to the Board and its committees on significant matters
Internal Audit	• Our internal audit function, which is directly overseen by the Audit Committee, identifies and helps mitigate risk and improves internal controls
Enterprise Risk Management Program
•
Our enterprise risk management program is designed to identify, assess, and monitor our business risks
•
Significant enterprise risks, which may include competitive, strategic, operational, financial, legal, regulatory, and sustainability-related risks, are identified and prioritized by our management through the program
•
The program is overseen by our Chief Financial Officer and our Senior Vice President, Corporate Controller, and is supported by an Enterprise Risk Management Committee consisting of cross-functional leaders from our legal, finance, information technology and operational departments

2025 Proxy Statement	12

Corporate Governance

Board Oversight of Cybersecurity
The Quality and Compliance Committee provides board-level oversight of cybersecurity risk. As part of its oversight role, the Quality and Compliance Committee receives reports about our practices, programs and notable threats or incidents related to cybersecurity throughout the year, including through periodic updates from our Senior Vice President, Chief Information Security Officer (“CISO”) and other leaders. The Quality and Compliance Committee provides regular reports to the full Board about these matters and other areas within its responsibility, and the CISO and other leaders provide updates regarding cybersecurity matters to the full Board as appropriate.
Board Oversight of Succession Planning
We believe one of the principal responsibilities of the Board is to oversee our management succession planning. Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for overseeing the design of our management development and succession planning process. The full Board typically reviews our succession plan for key leaders at least annually.
Our management succession plan covers scenarios such as a sudden departure of our Chief Executive Officer, and also looks ahead to the longer-term succession planning for both our Chief Executive Officer and other key executives. Our Chief Executive Officer and our Chief Human Resources Officer conduct a review with the full Board of both our internal talent and their development plans as well as potential external recruitment needs, taking into account the profiles and skills most critical to our leadership and strategy.
Additionally, senior executives and other emerging talent regularly attend and present at Board and committee meetings, providing the Board with opportunities to interact with those individuals and assess their leadership capabilities.

2025 Proxy Statement	13

Corporate Governance

ESG Program Governance
Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for reviewing environmental, social, legislative, regulatory and public policy trends that could impact us. This committee also oversees our policies, practices, and disclosures concerning sustainability matters.
The Compensation Committee periodically assesses initiatives related to human capital management issues.  An employee-led committee, comprised of leaders with diverse perspectives from across our business, meets periodically to offer strategic direction for integrating ESG-related principles into our business.
Our approach to sustainability is based on a framework focused on providing extraordinary care to the environment, the patient community, our people, and our enterprise. Our program is bult on four interconnected pillars, and some of our highlights in 2024 include:

REDUCING OUR IMPACT ON THE ENVIRONMENT Reduced over 3,100 pounds of greenhouse gas emissions(1) in 2024 by implementing a technology equipment reuse and recycling program
CARING FOR OUR
PATIENT COMMUNITY
Welcomed our Chief Medical
Officer, who leads our clinical
services program to support
exceptional care delivery and
support high-quality care
delivery and track performance

Offered more than $25 million
in 2024 in need-based
financial assistance to
patients facing limited income
and resources(2)

EMPOWERING
OUR PEOPLE
Grew the Team Member
Resource Group program,
which is open to all
employees, by establishing a
Pride Resource Group for
LGBTQ+ individuals and
allies, and nearly doubled the
Women’s Resource Group
membership

Supported inclusive culture
through quarterly Leadership
Cascades (interactive learning
for all team members)

Earned Military Friendly®
Employer designation

Received the Gallup
Exceptional Workplace Award
(GEWA)(3)

MANAGING A
RESPONSIBLE AND
RESILIENT ENTERPRISE
Completed a compliance risk
assessment two years in a
row

Published first report on our
sustainability practices

Completed investor outreach
to stockholders representing
over 55% of outstanding
shares

(1)	Estimation provided by e-Cycle Inc. based on calculations completed in accordance with the e-Stewards Global Impact Calculator.
(2)	Assistance is provided on a non-discriminatory basis after exhausting all third-party payment sources, with full or partial awards given for a 12-month period, after which patients must reapply.
(3)	https://www.gallup.com/workplace/642581/announcing-2024-gallup-exceptional-workplace-award-winners.aspx.
Based in part on feedback received from our stockholder engagement efforts, in 2024 we issued our first ESG report. This report is designed to reflect our ongoing efforts to enhance value for all stakeholders while driving better alignment with industry best practices. This report is available on our website at https://optioncarehealth.com/
about/corporate-responsibility.

2025 Proxy Statement	14

Corporate Governance

Stockholder Engagement and Response
The Board and management highly value the perspectives of our stockholders. To help ensure that we better understand and prioritize the main concerns of our stockholders, we actively engage in extensive investor outreach throughout the year. We frequently engage in discussions with members of the investment community, covering topics such as our business results, strategy and capital structure. Our executive leadership, including our Chief Executive Officer and our Chief Financial Officer, regularly meet with analysts covering our securities and industry. Throughout 2024, we presented at several conferences, conducted numerous non-deal road shows and welcomed institutional investors to tour our facilities.
In addition to our ongoing investor relations efforts, in the second half of 2024, we requested the opportunity to meet with stockholders who collectively owned approximately 61% of our outstanding shares as of September 30, 2024, and through that met with stockholders representing approximately 35% of our outstanding shares. Through our engagement efforts, we aimed to gather and consider our stockholders’ feedback on our corporate governance framework, executive compensation programs and sustainability-related practices. These discussions, which included members of our executive leadership team and, in several instances, an independent member of the Board, influence and inform our policies, practices and disclosures.
Below, we provide a summary of key feedback from these discussions and the corresponding actions we took in response.

Feedback We Heard	How We Responded

•
Stockholders showed support for the changes in our governance practices as we transitioned into a non-controlled public company. However, they expressed a desire for us to keep progressing and improving our governance framework to better align with best practices. This includes addressing concerns about the lack of a stockholder right to call a special meeting.
• We are proposing to amend our Certificate of Incorporation to provide stockholders holding at least 25% of our voting power the right to request special meetings.

•
Stockholders asked us to continue to make progress on providing further information about our governance practices, including with respect to how the Board oversees strategy and risk management, board refreshment practices, the mix of director skills and effectiveness, and executive compensation decision-making.

•
We continue to enhance the disclosure and readability related to a number of key topics in this Proxy Statement, including those related to Board effectiveness (including our Board orientation and ongoing education programs), the qualifications and skills of our director nominees and the Board’s self-evaluation.

•
Stockholders encouraged us to continue to enhance our sustainability-related disclosure practices and continue to tie our key sustainability-related priorities to issues specifically impacting our business.
• We intend to enhance our data collection and monitoring capabilities, with a focus on increased reporting of key sustainability-related metrics where practicable.

•
Stockholders expressed concerns with respect to one-time supplemental equity grants given to certain NEOs in 2023, along with one-time cash awards made to certain NEOs in 2023 related to a proposed strategic transaction that was terminated by the counterparty.

•
The Compensation Committee agrees that our regular, ongoing executive compensation program should be the primary way we incentivize and retain our executives.

•
We did not offer any one-time awards to NEOs or other executive officers in 2024. The Compensation Committee agrees that one-time awards should only be made in extraordinary circumstances and accompanied by clear disclosure of the Board’s rationale.

• Stockholders expressed additional concerns with respect to the performance period under certain performance-based equity awards and certain other features in our incentive programs.
•
For performance-based equity awards granted in 2024, we extended the performance period from two years to three years.

•
For more information about stockholder feedback with respect to our executive compensation program and practices and what we did in response, see “Compensation Discussion and Analysis — Response to Stockholder Engagement on Compensation” below.

2025 Proxy Statement	15

Corporate Governance

Board Meetings and Attendance
During 2024, the Board met five times. Each Board member who served during 2024 attended or participated in 75% or more of the total number of Board meetings, and the total number of meetings of any committee they were a part of, during their tenure on the Board.
All directors serving at that time were present at our 2024 annual meeting of stockholders (the “2024 Annual Meeting”). As outlined in our Corporate Governance Guidelines, directors are expected to attend our annual meeting of stockholders unless unusual circumstances make it impractical.
Related Party Policy and Transactions
The Board has adopted a written policy for approval of transactions between us and our directors, executive officers, director nominees, greater than 5% beneficial owners of our common stock or any other class of our equity securities, and each of their respective immediate family members, where the amount exceeds $120,000 and the related party has or will have a direct or indirect material interest in the transaction (subject to certain exceptions).
This policy provides that the Audit Committee must review transactions subject to the policy and determine whether to approve or ratify those transactions as being in, or not inconsistent with, the best interests of Option Care Health and our stockholders. Pursuant to the policy, the Audit Committee will report all material related party transactions to the Board. In reviewing transactions subject to the policy, the Audit Committee considers, as it deems appropriate for the circumstances:
•	The material terms and conditions of the transaction;
•	The basis on which such individual or entity is a related party;
•	The related party’s interest in the transaction, including the related party’s position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction;
•	The approximate dollar value of the transaction, and the approximate dollar value of the related party’s interest in the transaction without regard to amount of profit or loss;
•	In the case of a lease or other transaction providing for periodic payments or installments, the aggregate amount of all periodic payments or installments to be made;
•	In the case of indebtedness, the aggregate amount of principal to be outstanding and the rate or amount of interest to be payable on such indebtedness; and
•
Any other material information regarding the transaction or the related party’s interest in the transaction. In addition, under our Code of Business Conduct, our employees, officers and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

2025 Proxy Statement	16

Corporate Governance

Insider Trading Policy, Including Policy Prohibiting Speculative Trading
Our Insider Trading Policy governs the purchase, sale and other disposition of our securities by our directors, officers and employees as well as members of their immediate families and others living in the same household and certain related persons and entities (collectively referred to as “family members and related persons”), and it also applies to Option Care Health itself. We believe the policy and related procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, including the Nasdaq listing standards. Subject to limited exceptions, the policy prohibits the covered persons from trading in our securities when aware of material, nonpublic information about our company, as well as disclosing (or “tipping”) such information to others. The policy also imposes trading windows and pre-clearance requirements on our directors and certain other officers and key employees and their family members and related persons.
In addition, our Insider Trading Policy prohibits our directors, officers and employees, as well as family members and anyone designated to engage in securities transactions on their behalf, from engaging in the following transactions:
•	Holding any of our securities in a margin account or pledging our securities as collateral for a loan;
•	Engaging in transactions in puts, calls or other derivative transactions relating to our securities;
•	Short sales of our securities (selling securities not owned at the time of sale); and
•
Purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, zero cost collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities.

Code of Business Conduct
Our Code of Business Conduct outlines the principles guiding our business practices. It applies to all of our directors, officers, employees and contractors, regardless of job level or position. Our Code of Business Conduct is available at investors.optioncarehealth.com/corporate-governance/governance-resources. Amendments or waivers will be promptly posted on our website when required by law or Nasdaq rules.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, among others, to file with the SEC an initial report of their ownership of our stock on Form 3, and reports of any changes in ownership on either Form 4 or Form 5. Administrative staff and other advisors assist in preparing and filing these reports on their behalf.
Based solely on a review of reports filed with the SEC and on written representations from reporting individuals, we believe that all required reports for 2024 were submitted on a timely basis, except for one Form 4 for Dr. Adewunmi reporting one RSU grant that was reported late due to administrative error.
Communications with the Board
Any communications intended for the Board or individual members should be directed to our Corporate Secretary at 3000 Lakeside Drive, #300N, Bannockburn, IL 60015, or by e-mail to OCH-CorporateSecretary@optioncare.com with a request to forward the communication to the intended recipient. Stockholder communications will be forwarded to Board members per instructions, although we reserve the right to not forward to Board members any abusive, threatening or otherwise inappropriate materials.

2025 Proxy Statement	17

Proposal 1:
Election of Directors

The Board has nominated Elizabeth Q. Betten, Elizabeth D. Bierbower, Barbara W. Bodem, Eric K. Brandt, Natasha Deckmann, M.D., David W. Golding, Harry M. Jansen Kraemer, Jr., R. Carter Pate, John C. Rademacher, Timothy P. Sullivan and Norman L. Wright to be elected to the Board until our next annual meeting of stockholders and until their successors are duly elected and qualified. All of the nominees currently serve as directors.
Each of the eleven director nominees has consented to serving as a nominee, being named in this Proxy Statement and serving on the Board if elected. There are no family relationships among our executive officers and directors.
Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, for the election of the Board’s eleven nominees. In the event that any nominee is unable or unwilling to serve at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the current Board to fill the vacancy.
The Board believes that each nominee possesses extensive business experience, education and personal skills that qualify them to serve as effective Board members. The specific experience, qualifications and skills of each nominee are detailed below.
Vote Required
To be elected as a director, each nominee must receive a plurality of the votes cast in favor of their election.
However, in 2023, we implemented a majority voting policy for uncontested director elections in our Corporate Governance Guidelines. Under this policy, if an incumbent director receives more “withhold” votes than votes “for” in an uncontested election, they are required to promptly submit their resignation to the Board.
The Nominating and Corporate Governance Committee will review the submitted resignation and provide a recommendation to the Board on whether to accept or reject the resignation or take other appropriate action. The Board will then act on this recommendation and publicly disclose its decision within 90 days following certification of the election results.
Director Nominees

Elizabeth Q. Betten
Elizabeth D. Bierbower
Barbara W. Bodem
Eric K. Brandt
Natasha Deckmann, M.D.
David W. Golding
Harry M. Jansen Kramer, Jr.
R. Carter Pate
John C. Rademacher
Timothy P. Sullivan
Norman L. Wright

The Board unanimously recommends that stockholders vote “FOR” the director nominees listed in this Proxy Statement.

2025 Proxy Statement	18

Proposal 1: Election of Directors

Director Nomination Process
General Board Membership Criteria
Subject to any agreement we may enter into, the Board has the overall responsibility for selecting candidates for nomination or appointment to the Board. The Nominating and Corporate Governance Committee evaluates potential candidates for Board service and will recommend to the Board director candidates for nomination or appointment.
When considering director candidates, both the Board and the Nominating and Corporate Governance Committee seek to ensure that each director possesses specific critical personal qualities and attributes. These qualities, which the Board believes are essential for the proper functioning of the Board, include accountability, ethical leadership, governance expertise, integrity, skill in risk management and sound business judgment.
Additionally, the Board and the Nominating and Corporate Governance Committee believe that directors should have the mature confidence to assess and challenge existing practices and propose alternative solutions, possess a keen awareness of our business and the social realities of our operating environment, maintain independence and high-performance standards necessary for Board oversight, and possess the humility, professional maturity and style to interface openly and constructively with other directors.
Skills, Experiences and Backgrounds
Beyond the above criteria, our Corporate Governance Guidelines specify that the Nominating and Corporate Governance Committee will annually assess the qualifications, qualities, skills and other criteria suitable for Board members and director candidates. This assessment considers the Board’s composition at the time, the skills required for effective Board and committee operations and insights from the annual Board and committee self-evaluations (see “—Annual Board and Committee Self-Evaluations” below).
We operate in the rapidly evolving, highly regulated U.S. healthcare industry. Each of our director nominees has held senior leadership roles (in some cases as chief executive officer) in large healthcare organizations or served on the boards of such entities. In these capacities, they accumulated significant and diverse experience in strategic and financial planning, financial reporting, governance practices, compliance, risk management and human capital management. Some nominees have served as chief financial officers or senior finance leaders at complex organizations, gaining expertise in capital allocation practices as well as mergers and acquisitions. Several nominees also possess in-depth public company experience, either as executive officers or board members, providing an understanding of corporate governance practices and trends. The Board and the Nominating and Corporate Governance Committee believe that the skills, qualities, attributes and experiences of the director nominees offer a diverse range of perspectives, effectively addressing evolving needs, overseeing strategy and risk management practices, and representing the long-term interests of our stockholders.
For more details about the specific skills, experiences, and backgrounds of the director nominees considered by the Board and the Nominating and Corporate Governance Committee in nominating the individuals described in this Proxy Statement, see “—Director Matrix” and “—Director Nominee Biographies” below.
Approach to Diversity
The Board and the Nominating and Corporate Governance Committee also take into account the overall diversity of the Board concerning factors such as age, disability, gender identity or expression, ethnicity, military veteran status, national origin, race, religion, sexual orientation and other backgrounds and experiences. Both the Board and the Nominating and Corporate Governance Committee are committed to actively seeking out individuals who will contribute to such diversity for inclusion in the pool of candidates from which Board nominees are chosen.

2025 Proxy Statement	19

Proposal 1: Election of Directors

Director Tenure
There are no restrictions on the number of terms that a director may serve. The Board presently does not support arbitrary term limits for directors or believe in automatic annual re-nomination of directors. However, the Board generally believes that having a mix of directors with long, medium and short tenures fosters a balanced range of views and insights. This approach allows the Board to benefit from the institutional knowledge held by longer-serving directors and the fresh perspectives contributed by newer directors.
Ms. Bierbower and Dr. Deckmann joined the Board in 2022, and Ms. Bodem, Mr. Brandt and Mr. Wright joined in 2024. Consequently, five of the eleven director nominees have under three years of service on the Board as of the date of this Proxy Statement. If each director nominee is elected to the Board, they will have, on average, served for approximately 4.5 years as of the Annual Meeting.
Directors’ Other Board Commitments
Directors are expected to dedicate sufficient time and attention to prepare for, attend (either in person or virtually) and actively participate in Board meetings and the committees on which they serve. Our Corporate Governance Guidelines set limits on the number of commitments directors can have to other public company boards. According to these guidelines, no director may serve on more than four public company boards (including the Board), no director that is an executive officer of a public company (including our Chief Executive Officer) may serve on more than two public company boards (including the Board), and no member of our Audit Committee may serve simultaneously on the audit committees of more than three public company boards (including the Audit Committee).
The Board believes that each of our directors and director nominees has sufficient capacity to continue to effectively serve on the Board. As of March 18, 2025, none of our directors exceeded our Corporate Governance Guidelines for public company board memberships.
Eric K. Brandt currently serves on three other public company boards as well as the board of directors of Altaba Inc. Altaba Inc. was delisted in October 2019 and is currently in the process of a stockholder-approved plan of dissolution and liquidation. Based on this, the Board and the Nominating and Corporate Governance Committee believe Mr. Brandt is in compliance with our Corporate Governance Guidelines with respect to his other commitments.

2025 Proxy Statement	20

Proposal 1: Election of Directors

Director Matrix
The matrix below highlights the mix of key skills, qualities, attributes and experiences of the director nominees that, among other factors, led the Board and the Nominating and Corporate Governance Committee to recommend them for election to the Board. The matrix aims to highlight significant areas of focus for each director, and the absence of a mark does not imply that a particular director lacks that quality or skill. Nominees have developed competencies in these areas through education, direct experience and oversight responsibilities. The demographic information provided is based on voluntary self-identification by each nominee. Additional biographical details on each nominee can be found in “—Director Nominee Biographies” below.

	Betten	Bierbower	Bodem	Brandt	Deckmann	Golding	Kraemer	Pate	Rademacher	Sullivan	Wright
Skills and Experience
Business Leadership and Operations
Clinical Practice
Digital, Technology and Cybersecurity
Finance and Capital Allocation
Health Care Industry
Human Capital Management
M&A and Business Development
Public Company Governance
Regulatory and Public Policy
Risk Management and Sustainability
Self-Identified Background
Tenure/Age(1)
Years on the Board	6	3	1	1	3	10	6	10	6	6	1
Age	44	66	57	62	48	63	70	70	58	67	60
Gender(2)
Male
Female
Racial/Ethnic/Nationality(2)
African American / Black
Hispanic / Latinx
White
Two or More Races or Ethnicities

(1)
Information is as of March 18, 2025. Director tenure for directors who served on our predecessor company board prior to the BioScrip Merger is calculated from and after the date of the BioScrip Merger.

(2)	As identified and disclosed by each director.

2025 Proxy Statement	21

Proposal 1: Election of Directors

Director Nominee Biographies
Presented below is information regarding the eleven director nominees. The details for each nominee include their specific experience, qualifications, attributes and skills that led the Board to conclude they should serve on the Board. The provided information, including the age, principal occupation, public directorships held, and other details about each nominee, is as of March 18, 2025.

Harry M. Jansen Kraemer, Jr.
Independent Board Chair Independent Director Since: 2019 Age: 70	Committees • Audit • Nominating and Corporate Governance (Chair)

Experience
•
Clinical Professor of Management and Strategy at the Kellogg School of Management at Northwestern University (2005-Present)
•
Executive Partner of MDP, a private equity firm (2005-Present)
•
Chairman (2000-2004), President (1997-2004) and Chief Executive Officer (1999-2004) of Baxter International Inc., a global, publicly-traded manufacturer of diagnostic and other health care-related products (“Baxter”)
•
Certified Public Accountant

Key Skills and Qualifications
•
Over 30 years of executive leadership experience, including through his service as chairman, president and chief executive officer of a large international public company
•
Extensive financial expertise and significant experience with boards of directors of private and public companies, investment decisions, capital allocation activities and complex transactions acquired through executive roles in large companies as well as through his role at a leading private equity firm
•
Through his experience at biotechnology and pharmaceutical companies, he brings significant expertise in the healthcare industry and with technology and innovation

Other U.S. Public Company Boards • Leidos Holdings, Inc. (1997-Present)	Former U.S. Public Company Boards (within last five years) • DENTSPLY Sirona Inc.

2025 Proxy Statement	22

Proposal 1: Election of Directors

Elizabeth Q. Betten
Independent Director Since: 2019 Age: 44	Committees • Finance and Investment (Chair) • Quality and Compliance

Experience
•
Partner and Co-Head of the Healthcare Team at MDP, a private equity firm (2023-Present); various other positions from 2008-2022, including Managing Director (2017-2022)
•
Investment Banking Analyst, Health Care Group, J.P. Morgan (2002-2004)
•
Director of Stanley Manne Children’s Research Institute (2018-Present) and Advanced Personnel Management (2020-Present)

Key Skills and Qualifications
•
Strong financial acumen and expertise in global capital markets and investment banking, which provides valuable insight in connection with strategic growth opportunities and overseeing our capital allocation practices
•
Deep health care industry experience obtained through 20 years of focus in the health care sector as well as her current leadership role in the health care group of a leading private equity firm
•
Completed numerous acquisitions, divestitures and other transactions designed to create stockholder value through her service on the boards of numerous portfolio companies

Other U.S. Public Company Boards • None

Elizabeth D. Bierbower
Independent Director Since: 2022 Age: 66	Committees • Audit • Quality and Compliance

Experience
•
Chairman and Chief Executive Officer of Friday Health Plans, a health insurance company (2022-2023); Ms. Bierbower worked with the insurance department of each applicable state to transition the operations of Friday Health Plans into receivership
•
Various leadership roles at Humana, a leading health insurance company, including as Segment President (2018-2020), President of Employer Group Segment (2012-2018); Chief Operating Officer of Specialty Benefits (2008-2012); and Vice President of Product Innovation (2001-2008)

Key Skills and Qualifications
•
Strategic leadership, operational experience and financial expertise through her more than 30 years of proven executive-level experience in the healthcare industry
•
Served as segment president of a national health insurance company, chief executive officer of a regional health plan and chief operating officer of the specialty division of a large health insurance company as well as serves on several boards of directors of privately-held companies

Other U.S. Public Company Boards • None

2025 Proxy Statement	23

Proposal 1: Election of Directors

Barbara W. Bodem
Independent Director Since: 2024 Age: 57	Committees • Audit • Nominating and Corporate Governance

Experience
•
Interim Chief Financial Officer of DENTSPLY Sirona Inc., a publicly-traded manufacturer of professional dental products and technologies (May 2022-October 2022)
•
Senior Vice President and Chief Financial Officer of Hill-Rom Holdings, Inc., a medical device and technology provider (2018-2021)
•
Senior Vice President, Finance, of Mallinckrodt plc, a global specialty pharmaceutical company (2015-2018)
•
Vice President, Global Commercial Finance of Hospira, a global pharmaceutical and medical device company (2013-2015)
•
Positions of increasing responsibility at Eli Lilly & Company, a global pharmaceutical company (1997-2013)

Key Skills and Qualifications
•
Extensive finance, accounting and risk management experience, including through her service as a public company chief financial officer
•
Significant healthcare industry experience gained through her service at numerous large, complex healthcare organizations
•
Her service on numerous public company boards of directors, including as an audit committee member and chair, provides experience with corporate governance matters, risk management and management oversight

Other U.S. Public Company Boards • BioMarin Pharmaceutical Inc. (2023-Present) • Enovis Corporation (2022-Present)	Former U.S. Public Company Boards (within last five years) • Syneos Health, Inc. • Turning Point Therapeutics, Inc.

2025 Proxy Statement	24

Proposal 1: Election of Directors

Eric K. Brandt
Independent Director Since: 2024 Age: 62	Committees • Compensation • Finance and Investment

Experience
•
Chief Financial Officer of Broadcom Inc., a Fortune 500 technology company (2007-2016)
•
President and Chief Executive Officer of Avanir Pharmaceuticals, Inc., a pharmaceutical manufacturing company (2005-2007)
•
Positions of increasing responsibility at Allergan Inc, a publicly-traded pharmaceutical manufacturing company, including as its Chief Financial Officer (1999-2005)
•
Vice President and Partner, The Boston Consulting Group, Inc. (1989-1999)

Key Skills and Qualifications
•
Significant business development and corporate strategy experience gained through executive leadership roles, including serving as chief executive officer and chief financial officer at multiple companies in the healthcare industry
•
Digital and technology experience gained through his leadership of the information technology department at a Fortune 500 technology company
•
Served in leadership roles on several public company boards, gaining valuable public company governance experience

Other U.S. Public Company Boards • Gen Digital Inc. (2020-Present) • The Macerich Company (2018-Present)(1) • Lam Research Corporation (2010-Present)	Former U.S. Public Company Boards (within last five years) • Altaba Inc.(2) • DENTSPLY Sirona Inc.

(1)	On March 12, 2025, Mr. Brandt notified the board of directors of The Macerich Company that he would not be standing for re-election at its 2025 annual meeting of stockholders.
(2)
As discussed in “—Director Nomination Process—Directors’ Other Board Commitments” above, Altaba Inc. was delisted in October 2019 and is currently in the process of a stockholder-approved plan of dissolution and liquidation. In light of these circumstances, the Board and the Nominating and Corporate Governance Committee do not believe this constitutes service on a public company board for the purpose of the limit on the number of commitments directors can have to other public company boards contained in our Corporate Governance Guidelines.

2025 Proxy Statement	25

Proposal 1: Election of Directors

Natasha Deckmann, M.D.
Independent Director Since: 2022 Age: 48	Committees • Finance and Investment • Nominating and Corporate Governance • Quality and Compliance (Chair)

Experience
•
President (2024-Present) and Chief Transformation Officer (2024) of Tivity Health, a national provider of health improvement, fitness and social engagement solutions
•
Chief Operating Officer, Chief Clinical Officer, and Board Member of SecureSeniorConnections, a health care technology and services business (2020-2023)
•
Chief Executive Officer of CarePoint Health System, a three hospital and two medical group system in New Jersey (2018-2020)
•
Senior Vice President, Population Health Solutions and Chief Operating Officer, Consumer Solutions Group, Optum, a UnitedHealth Group company (2013-2018)
•
Positions of increasing responsibility at Marsh Inc., a global insurance broker and risk advisor (2006-2012), including as Chief Operating Officer of Marsh International

Key Skills and Qualifications
•
Extensive executive leadership and operational expertise as well as experience in healthcare technology through her service in executive roles at several healthcare organizations
•
Payer and provider expertise, clinical oversight and human capital management skills gained during her tenure at a leading insurance and health service company and at a hospital system
•
Comprehensive M&A and business development experience through her operational and P&L roles in acquiring and integrating service businesses
•
Experience in risk management oversight and governance practices through her service on various boards of directors as well as her tenure at a global risk management and insurance broker business

Former U.S. Public Company Boards (within last five years) • Senior Connect Acquisition Corp. I

2025 Proxy Statement	26

Proposal 1: Election of Directors

David W. Golding
Independent Director Since: 2015 Age: 63	Committees • Compensation

Experience
•
Director and advisor to several private health care companies (2013-2022)
•
Company Advisor to Twistle, a provider of automated patient communication software (2017-2022)
•
Positions of increasing responsibility at CVS Health, a leading diversified health solutions company (1987-2011), including as Executive Vice President of Specialty Pharmacy (2005-2011)

Key Skills and Qualifications
•
Over 35 years of experience in the healthcare industry, particularly in home infusion and specialty pharmacy, and the hospital and retail sectors, as well as executive leadership skills and P&L responsibility through his role as executive vice president within the pharmacy benefit management division of an industry-leading retail pharmacy chain
•
Early innovator in development of the specialty pharmacy segment while driving significant growth through organic, acquisition and client contract strategies
•
As a clinical pharmacist, brings unique perspectives on patient care

Other U.S. Public Company Boards • None

R. Carter Pate
Independent Director Since: 2015 Age: 70	Committees • Audit (Chair) • Finance and Investment

Experience
•
Chief Executive Officer, Modivcare Inc., a global holding company whose subsidiaries provide technology-enabled healthcare logistics and other services (2017-2020)
•
Chief Executive Officer, MV Transportation, Inc., a passenger transportation company (2011-2014)
•
Global and U.S. Managing Partner, Health Care and Government Services Practice, PricewaterhouseCoopers (1996-2012)

Key Skills and Qualifications
•
Extensive executive leadership and public company corporate governance experience through his service as chief executive officer of several large public companies
•
Financial expertise as a former managing partner of an international accounting firm and as a member of public company audit committees
•
Experience with government relations, public policy and risk management from his tenure at global companies and his service on other boards of directors
•
Understanding of the home and alternate site infusion industry, including through his service on the board of directors of our predecessor company, BioScrip, Inc.

Other U.S. Public Company Boards • Purple Innovation, Inc. (2023-Present)	Former U.S. Public Company Boards (within last five years) • Advanced Emissions Solutions, Inc. • Red Lion Hotels • Teligent, Inc.

2025 Proxy Statement	27

Proposal 1: Election of Directors

John C. Rademacher
President and Chief Executive Officer, Option Care Health Director Since: 2019 Age: 58

Experience
•
President and Chief Executive Officer, Option Care Health (2018-Present)
•
Chief Operating Officer, Option Care Health (2015-2018)
•
President, Ambulatory Care (2012-2014) and President, Nuclear & Pharmacy Services (2007-2012) of Cardinal Health, Inc., a publicly-traded multinational health care services company
•
Senior Vice President of Cigna, a publicly-traded health services company (2001-2007)

Key Skills and Qualifications
•
As our President and Chief Executive Officer, possesses a wide range of business and leadership skills and a deep experience and familiarity with Option Care Health
•
Over 20 years of executive leadership experience in the healthcare industry, including the management of nationwide operations, sales, service and support related to the provision of home and alternate site infusion services

Other U.S. Public Company Boards • None

Timothy P. Sullivan
Independent Director Since: 2015 Age: 67	Committees • Compensation
Experience • Vice Chair (2024 – Present), Co-Chief Executive Officer (2023-2024), Co-President (2022–2023) and Co-Founder, Managing Director, and Co-Head of Health Care (1992 –2022) of MDP
Key Skills and Qualifications
•
Significant executive and human capital management experience obtained through his creation and leadership of one of the world’s leading private equity firms
•
Created significant stockholder value through acquisitions, divestitures and other transactions involving numerous portfolio companies in the healthcare industry
•
Extensive governance expertise gained through his current and prior service on the boards of several healthcare companies and leading non-profit organizations

Other U.S. Public Company Boards • None

2025 Proxy Statement	28

Proposal 1: Election of Directors

Norman L. Wright
Independent Director Since: 2024 Age: 60	Committees • Compensation (Chair) • Nominating and Corporate Governance

Experience
•
Positions of increasing responsibility at UnitedHealth, including as EVP, Health Equity Strategy (2022-2023); EVP and Chief Customer Experience Officer (2021-2022); EVP, Chief Marketing and Customer Experience Officer, Optum (2019-2021); and SVP and Chief, Operations (2013-2016)
•
Served in executive roles at Citigroup Inc., Accenture plc, Home Shopping Network, Inc., Fidelity Investments, and The General Electric Company

Key Skills and Qualifications
•
Brings more than 35 years of experience as an executive in sales and customer service, operations, marketing, digital and business consulting supporting a number of industries, including the healthcare industry
•
Significant experience in human capital management and risk management through his leadership of large, complex organizations, including leading a team of 55,000 team members across five global regions focused on improving quality and service experiences across customer experiences and channels
•
Has led large equity and community engagement strategies and has developed numerous global strategic plans, which bring value to our ESG and sustainability initiatives and our broader strategic planning efforts

Other U.S. Public Company Boards • First Solar, Inc. (2022-Present)

Board Orientation and Education
Our Chief Executive Officer and our General Counsel and Corporate Secretary, along with other members of our management team, are responsible for managing our new director orientation programs and providing ongoing education for directors. We provide new Board members with relevant materials, briefings and additional educational opportunities to help them better understand our business and fulfill their responsibilities. The entire Board also has access to educational resources and opportunities related to fiduciary duties and other relevant matters, either as needed or upon request.
Continuing education programs for directors may involve a combination of in-house and external presentations and programs. Throughout their tenure on the Board, directors are encouraged to visit our facilities and engage with our team members.
Annual Board and Committee Self-Evaluations
Each year, both the Board and its standing committees conduct a self-assessment to evaluate their effectiveness. The Board believes this helps ensure that its governance and oversight responsibilities, as well as its policies and procedures, are effective and aligned with best practices.
The annual self-evaluation process is managed by our independent Board Chair and the Nominating and Corporate Governance Committee. This process involves each director completing a detailed questionnaire assessing the performance of the Board and each committee on which the director serves. The focus is on identifying the Board’s or

2025 Proxy Statement	29

Proposal 1: Election of Directors

the Committee’s strengths and areas for improvement and attention. The questionnaire includes both numerical ratings and narrative responses, and the aggregated results are shared with the Board and relevant committees. The Board and committees then review and discuss the feedback to identify opportunities for enhancing the process and to shape agendas and identify future areas of discussion.
We believe the annual self-evaluation process provides valuable insights to the Board. It helps identify areas where the Board believes it is functioning effectively and, more importantly, areas where it can improve its effectiveness and oversight. In recent years, feedback from Board members has highlighted strategic and operational topics that have subsequently become the focus of discussions at future meetings. Additionally, it has pinpointed specific skills and experiences to prioritize for candidates as part of the recent Board refreshment efforts by the Board and the Nominating and Corporate Governance Committee.
Non-Employee Director Compensation
Members of the Board who are not our employees (“Non-Employee Directors”) are compensated for their service on the Board. Mr. Rademacher, our President and Chief Executive Officer, does not receive compensation for his service on the Board.
The Compensation Committee conducts an annual review of the total compensation of our Non-Employee Directors, examining each component of the program. During this process, the Compensation Committee assesses market data provided by its independent compensation consultant, Pearl Meyer, and presents a recommendation to the Board. After reviewing this recommendation, the Board determines the form and amount of compensation for Non-Employee Directors.
For 2024, the Compensation Committee recommended, and the Board approved, the following increases in the Non-Employee Director compensation program. The Compensation Committee, based on the advice of its independent compensation consultant, Pearl Meyer, believes that these increases more closely align our Non-Employee Director compensation program with our peer group median.
•	The annual cash retainer for Board service paid to each Non-Employee Director increased from $80,000 to $100,000.
•	The annual grant of time-based restricted stock units (“RSUs”) to each Non-Employee Director for Board service increased from $150,000 to $160,000.
•	The annual cash retainer paid to the Board Chair increased from $100,000 to $125,000.
•
The annual cash retainers paid to the Chairs of the standing committees of the Board increased as follows: $22,000 to $30,000 for the Audit Committee Chair, $15,000 to $20,000 for the Compensation Committee Chair, $10,000 to $15,000 for the Finance and Investment Committee Chair, $15,000 to $20,000 for the Nominating and Corporate Governance Committee Chair and $15,000 to $20,000 for the Quality and Compliance Committee Chair.

2025 Proxy Statement	30

Proposal 1: Election of Directors

2024 Non-Employee Director Compensation Program
All Non-Employee Directors receive both an annual cash retainer and an annual grant of RSUs for their service on the Board. The below table sets forth the Non-Employee Director compensation program for 2024:

Name	Cash ($)	Value of RSUs ($)
All Non-Employee Directors	100,000	160,000
Board Chair	125,000	—
Audit Committee Chair	30,000	—
Finance and Investment Committee Chair	15,000	—
All Other Board Committee Chairs	20,000	—
Audit Committee Member	11,000	—
Finance and Investment Committee Member	5,000	—
All Other Board Committee Members	7,500	—

Cash Retainers
Cash retainers were paid in May 2024 for all Non-Employee Directors. Committee chair or member fees were only paid to directors who were serving on such committees as of the payment date.
Equity-Based Awards
A significant portion of the compensation for each Non-Employee Director is provided through equity awards. In May 2024, each Non-Employee Director received an RSU award. The number of shares underlying the award was determined by dividing $160,000 by the per-share closing price of our common stock on the grant date, rounded up to the nearest factor of three for equal pro-rata vesting. These equity awards were granted pursuant to our 2018 Equity Incentive Plan (the “EIP”) and vest in equal amounts on each of the first three anniversaries of the grant date. Vesting accelerates in the event of a change in control or termination of service for any reason other than for cause.
Deferred Compensation Plan
In 2023, we adopted the Option Care Health, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) which is described under “Compensation Discussion and Analysis—Other Benefits—Deferred Compensation,” Non-Employee Directors are eligible to participate in the Deferred Compensation Plan; however, in 2024, none of the Non-Employee Directors participated in the Deferred Compensation Plan.
Expenses
Directors may be reimbursed for reasonable out-of-pocket travel expenses incurred in connection with attending Board and committee meetings and other Board-related activities.
Non-Employee Director Stock Ownership and Holding Guidelines
Pursuant to our Stock Ownership and Retention Policy, Non-Employee Directors are required to retain 75% of the net shares (including unvested RSUs) granted to them under our equity plans until they own equity equivalent to three times the annual cash retainer for Board service (excluding retainers for Chair or committee service). Once this ownership guideline is achieved, Non-Employee Directors must maintain the guideline of the net shares granted to them for the duration of their tenure as Non-Employee Directors. As of December 31, 2024, each of the Non-Employee Directors was in compliance with these stock ownership and holding guidelines.

2025 Proxy Statement	31

Proposal 1: Election of Directors

2024 Non-Employee Director Compensation
The table below provides information about the compensation earned in 2024 by Non-Employee Directors who served on the Board during the year. Please see the “2024 Summary Compensation Table” below for the compensation received by Mr. Rademacher as our President and Chief Executive Officer with respect to 2024.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
John J. Arlotta(3)	115,000	160,000	275,000
Elizabeth Q. Betten	122,500	160,000	282,500
Elizabeth D. Bierbower	118,500	160,000	278,500
Barbara W. Bodem(4)	154,861	215,372	370,233
Eric K. Brandt	112,500	160,000	272,500
Natasha Deckmann, M.D.	132,500	160,000	292,500
David W. Golding	107,500	160,000	267,500
Harry M. Jansen Kraemer, Jr.	256,000	160,000	416,000
R. Carter Pate	135,000	160,000	295,000
Nitin Sahney(3)	—	—	—
Timothy P. Sullivan	107,500	160,000	267,500
Norman L. Wright(4)	162,569	215,372	377,941

(1)
Each of the following directors elected to receive his or her annual cash retainers for service on the Board in RSUs in the following amounts: Mr. Arlotta: 9,150 RSUs; Ms. Betten: 5,325 RSUs; Ms. Bierbower: 5,325 RSUs; Ms. Bodem: 7,056 RSUs; Mr. Brandt: 5,325 RSUs; Dr. Deckmann: 5,983 RSUs; Mr. Golding: 6,219 RSUs; Mr. Kraemer: 13,806 RSUs; Mr. Pate: 5,325 RSUs; Mr. Sullivan: 5,325 RSUs; and Mr. Wright: 7,056 RSUs.

(2)
As discussed above, on May 15, 2024, each then-serving Non-Employee Director received an RSU award. In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of such award ($160,000), computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”). The grant date fair value of these RSUs is measured based on the closing price of our common stock on the date of grant ($30.06, or $32.79 with respect to the RSUs granted to Ms. Bodem and Mr. Wright on April 1, 2024 in respect of their prorated director compensation). See Note 15—Stock-Based Incentive Compensation found in Part II, Item 8, “Financial Statements and Supplementary Data” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”) for more information.

The following stock awards were outstanding as of December 31, 2024: Mr. Arlotta: 0 RSUs; Ms. Betten: 13,059 RSUs; Ms. Bierbower: 10,605 RSUs; Ms. Bodem: 7,056 RSUs; Mr. Brandt: 5,325 RSUs; Dr. Deckmann: 11,265 RSUs; Mr. Golding: 14,578 RSUs; Mr. Kraemer: 30,034 RSUs; Mr. Pate: 14,370 RSUs; Mr. Sahney: 0 RSUs; Mr. Sullivan: 12,825 RSUs; and Mr. Wright: 7,056 RSUs. These numbers include, where applicable, the annual equity award described in “—Equity-Based Awards” above as well as RSUs earned by directors who have elected to receive their cash compensation in the form of RSUs.

(3)	Mr. Arlotta and Mr. Sahney resigned from the Board effective September 6, 2024 and January 1, 2024, respectively. Mr. Sahney did not receive any compensation for his services on the Board during 2024.
(4)
Ms. Bodem and Mr. Wright were appointed to the Board effective January 2, 2024. In addition to their compensation for service from and after the 2024 Annual Meeting, in April 2024, Ms. Bodem and Mr. Wright received prorated director compensation for their partial year of service prior to the 2024 Annual Meeting. For this partial year of service, Ms. Bodem received a prorated cash retainer of $36,361 and a prorated equity grant of 1,731 RSUs, and Mr. Wright received a prorated cash retainer of $35,069 and a prorated equity grant of 1,731 RSUs.

2025 Proxy Statement	32

Executive
Officers

This section provides details about our executive officers as of March 18, 2025, other than Mr. Rademacher, our President and Chief Executive Officer. For information about Mr. Rademacher, see “Proposal 1: Election of Directors—Director Nominee Biographies” above.

Femi Adewunmi, M.D.
Age: 51

•
Chief Medical Officer (since April 2024)
•
Responsible for our quality and clinical services, value-based care strategies and the use of data analytics to help enhance clinical outcomes and patient care, as well as providing oversight to our Naven Health organization
•
More than 17 years of executive leadership experience managing healthcare operations, including at Carelon Health, Sound Physicians (a national provider of hospital-based physician services, post-acute services and value-based care), and UNC Health
•
25 years of experience as a health care provider specializing in internal medicine and hospital medicine
•
Holds an M.D. in internal medicine from the University of Ibadan in Nigeria and an M.B.A. from the Fuqua School of Business at Duke University

Michael Bavaro
Age: 47

•
Chief Human Resources Officer (since March 2022) and Chief Diversity Officer (since August 2020)
•
Responsible for leading our human resources and communications functions
•
Previously served as our Vice President of Human Resources (December 2015-March 2022)
•
Past roles at Blue Cross and Blue Shield, Career Education Corporation and United Airlines
•
Active duty and reserve Navy veteran and retired Air Force Captain (as of January 2025)
•
Holds a B.S. in Nuclear Engineering Technology from Thomas Edison State University and an M.B.A. from Keller Graduate School of Management at DeVry University

2025 Proxy Statement	33

Executive Officers

Christopher L. Grashoff
Age: 45

•
Chief Growth Officer (since December 2023)
•
Responsible for leading our commercial and sales operations
•
Joined Option Care Health in May 2019 and held various roles, including SVP, Chronic Sales and Marketing (November 2023-December 2023); SVP, Ambulatory Infusion Suites and New Business Ventures (June 2022-November 2023); and VP, New Venture Operations & Patient Experience (January 2021-June 2022)
•
Over 20 years of global healthcare experience, including at Baxter and Eli Lilly & Co.
•
Holds a B.A. in economics from DePauw University and an M.B.A. from Harvard Business School

Michael Shapiro
Age: 54

•
Chief Financial Officer (since August 2015)
•
Responsible for leading our finance, corporate development, treasury and investor relations
•
Previous roles at Catamaran, Rexnord Corporation, Baxter and Deloitte LLP
•
Certified public accountant (not licensed)
•
Holds a B.A. in accounting from Miami University and an M.B.A. from the Booth School of Business at the University of Chicago

Collin G. Smyser
Age: 46

•
General Counsel and Corporate Secretary (since April 2022)
•
Responsible for overseeing our legal, compliance and public policy functions
•
Previous roles at Elanco Animal Health, a publicly-traded global leader in the animal health pharmaceutical industry (October 2021-April 2022); Kimberly-Clark Corporation, a publicly-traded global consumer products manufacturer (February 2018-October 2021); and Walgreens Boots Alliance, Inc., a publicly-traded global integrated healthcare, pharmacy and retail company (March 2015-February 2018)
•
Began his career in private practice at Allen & Overy LLP in London, England and Winston & Strawn LLP in Chicago, Illinois
•
Holds a B.A. and M.A. in economics from the University of Southern California and a J.D. from Stanford Law School

2025 Proxy Statement	34

Executive Officers

Luke Whitworth
Age: 44

•
Chief Operating Officer (since January 2023)
•
Responsible for leading our operations, including pharmacy, nursing, nutrition, patient registration and revenue cycle management teams
•
Previously served as our Senior Vice President, Specialty Operations & Patient Administration (August 2022-January 2023); Senior Vice President, Revenue Cycle Management (October 2019-August 2022); and Vice President, Operational Excellence and Revenue Cycle Management (April 2018-October 2019)
•
Nearly 15 years at Cardinal Health in roles of increasing responsibility across sales and general management, corporate development and finance
•
Holds a B.S.B.A. in Finance from The Ohio State University and an M.B.A. in General Management from the Stephen M. Ross School of Business at the University of Michigan

2025 Proxy Statement	35

Proposal 2:
Ratification of Appointment of
Independent Registered Public
Accounting Firm

The Audit Committee has re-appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for 2025. KPMG has served as our independent registered public accounting firm since 2015 and continued to serve as our independent registered public accounting firm after the BioScrip Merger.
At the Annual Meeting, our stockholders are asked to ratify the appointment of KPMG as our independent registered public accounting firm for 2025. While stockholder ratification is not necessary, we value the opinions of our stockholders and believe that this ratification is a good corporate governance practice. If the proposal receives a negative vote, the Audit Committee will reconsider its decision. Even if the appointment is ratified, the Audit Committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if it believes doing so would be in the best interests of Option Care Health and our stockholders.
Representatives of KPMG are expected to attend the Annual Meeting, where they will have an opportunity to make a statement if they choose to do so and will be available to respond to questions.
Auditor Qualifications
The Audit Committee, which consists entirely of independent, non-management directors, is responsible for selecting, compensating, retaining and overseeing our independent registered public accounting firm. As part of this responsibility, the Audit Committee evaluates the performance of our independent registered public accounting firm on an annual basis.
In making the decision to reappoint KPMG for 2025, the Audit Committee considered, among other factors, the firm’s qualifications, reputation and experience; its approach to quality control; the adequacy of its resources; the quality and openness of communications with the Audit Committee and management; and the firm’s independence, objectivity and professional skepticism. The Audit Committee also believes that the audit and other fees we pay are competitive compared to our peer companies, partly because of KPMG’s familiarity with us and our operations.
Based on these and other factors, the Audit Committee believes that retaining KPMG as our independent registered public accounting firm is in our best interests as well as those of our stockholders.

The Board unanimously recommends that stockholders vote “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025.

2025 Proxy Statement	36

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Auditor Independence
The Audit Committee also periodically considers whether there should be a rotation of our independent registered public accounting firm because the Audit Committee believes it is important for such firm to maintain independence and objectivity. In 2024, the Audit Committee concluded that there were a number of factors supporting KPMG’s continued independence, including the Public Company Accounting Oversight Board (“PCAOB”) requirements for audit partner rotations and limitations imposed by regulation on non-audit services performed by the firm. Under the auditor independence rules, KPMG also reviews its independence each year and provides a letter to the Audit Committee addressing such matters.
The Audit Committee requires advance approval of all audit and permitted non-audit services performed by our independent auditor, along with approval for the associated fees. When reviewing non-audit service fees, the committee may consider factors such as the potential effects of the provision of such services on auditor independence. As a part of the pre-approval process, the Audit Committee considers the nature of the services to be rendered, the fee structure of such engagement, the amount or range of estimated fees, and whether such services are consistent with the SEC’s rules on auditor independence. During 2024, any such services provided by KPMG were pre-approved by the Audit Committee in accordance with SEC regulations and our policies.
KPMG’s lead audit partner for our audit was rotated starting with the year ended December 31, 2023, and the engagement quality review partner for our audit is expected to rotate starting with the year ending December 31, 2025. The Audit Committee is involved in considering the selection of KPMG’s primary engagement partner when there is a rotation, which typically occurs every five years.
Fees Paid to Auditors
The following table shows the fees billed by KPMG for the years ended December 31, 2024 and December 31, 2023.

	2024 ($)	2023 ($)
Audit Fees(1)	2,685,000	2,802,000
Audit-Related Fees	9,280	9,280
Tax Fees	—	—
All Other Fees(2)	7,500	—
Total	2,701,780	2,811,280

(1)
Audit fees primarily relate to professional services rendered in connection with the audit of our annual consolidated financial statements and internal control over financial reporting; the review of our quarterly financial statements and registration statements, including Form S-8 review services; and any comfort letters pertaining to such audits or reviews.

(2)	All Other Fees primarily relate to participation in a leadership development program offered by KPMG.
Vote Required
Approval of Proposal 2 requires the affirmative vote of the majority of the shares present or represented by proxy at the Annual Meeting. The vote is an advisory vote, and therefore is not binding on the Audit Committee.

2025 Proxy Statement	37

Audit Committee
Report

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other of our filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, then this section entitled “Audit Committee Report” will not be deemed to be so incorporated, unless specifically provided otherwise in such filing.
The purpose of the Audit Committee is to oversee Option Care Health’s accounting and financial reporting processes and the audits of its financial statements. The committee consists only of non-management directors, all of whom have been determined to be independent by the Board under Nasdaq listing standards. The Audit Committee operates under a written charter approved by the Board.
As detailed in its charter, in fulfilling its purpose, the Audit Committee is responsible for maintaining free and open communication between itself and the independent auditor, internal auditor function and management of Option Care Health, and for determining that all parties are aware of their responsibilities. The Audit Committee is also responsible for the appointment, retention, and oversight of the work performed by KPMG, Option Care Health’s independent registered public accounting firm.
However, the principal responsibility of the Audit Committee is oversight. It does not plan or conduct audits or make any determination about the completeness and accuracy of Option Care Health’s financial statements and disclosures under U.S. generally accepted accounting principles (“GAAP”). Option Care Health’s management is responsible for preparing financial statements and determining that they are complete, accurate, and prepared in accordance with GAAP, as well as establishing satisfactory disclosure controls and internal control over financial reporting. The independent registered public accounting firm, KPMG, is responsible for auditing Option Care Health’s financial statements and evaluating the effectiveness of its internal control over financial reporting.
In fulfilling its oversight duties, the Audit Committee reviewed and discussed the audited financial statements in Option Care Health’s Annual Report on Form 10-K for the year ended December 31, 2024 with management. This included a discussion about the quality of accounting principles, the reasonableness of significant judgments made by management, and the clarity of disclosures.
The Audit Committee also reviewed with KPMG its judgments as to the quality of Option Care Health’s accounting principles and the other matters required to be discussed with the Audit Committee under the auditing standards generally accepted in the U.S., including the matters required by the PCAOB and the SEC. In addition, the Audit Committee has discussed with KPMG its independence from management and Option Care Health and has received the written disclosures and the letter regarding KPMG’s communications with the Audit Committee concerning independence as required by PCAOB rules.
The Audit Committee also reviewed the fees paid to KPMG during the year ended December 31, 2024 for audit and non-audit services. For 2024, the Audit Committee determined that the non-audit services provided by KPMG were consistent with maintaining independence.

2025 Proxy Statement	38

Audit Committee Report

The Audit Committee discussed the overall scope and plans for KPMG’s audit, meeting with KPMG with and without management present to discuss the results of KPMG’s examinations, its evaluations of Option Care Health’s internal controls, and the quality of Option Care Health’s financial reporting.
Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in Option Care Health’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.
Respectfully submitted,

Audit Committee

R. Carter Pate, Chair
Elizabeth D. Bierbower
Barbara W. Bodem
Harry M. Jansen Kraemer, Jr.

2025 Proxy Statement	39

Compensation Discussion
and Analysis

This section explains our approach to executive compensation and the structure of our compensation programs, with a special focus on the Compensation Committee’s decisions regarding our named executive officers (“NEOs”) for 2024. Our NEOs for 2024 are:

John C. Rademacher	President and Chief Executive Officer
Michael Shapiro	Chief Financial Officer
Luke Whitworth	Chief Operating Officer
Collin G. Smyser	General Counsel and Corporate Secretary
Christopher L. Grashoff	Chief Growth Officer

2024 Compensation Program Enhancements
In 2024, as discussed in “—Response to Stockholder Engagement on Compensation” below, we enhanced our compensation program in a number of ways:
•	We increased the performance period for PSU awards from two years to three years, a structure the Compensation Committee expects to maintain.
•
We refined our annual cash incentive program by reducing the weight of the individual performance goals from 30% to 20% of the total target incentive, with ongoing assessment based on business conditions, market practices and stockholder feedback.

•
We eliminated stock options from our long-term incentive program, increasing the portion of our long-term incentive awards with performance-based vesting conditions from 50% to 60% and reducing the portion with time-based vesting conditions from 50% to 40%, which we believe helps reinforce our pay-for-performance philosophy and improves alignment with evolving market practices.

Response to Stockholder Engagement on Compensation
At our 2024 Annual Meeting, our say-on-pay vote was approved by 50.6% of the votes cast, a notable decline from the 97% approval we received in 2023 and contrasts with our average support of approximately 96% over the five-year period from 2019 to 2023. Stockholder engagement was already a priority, but this outcome underscored the importance of deepening our efforts to understand investor perspectives on executive compensation. In response, the Compensation Committee and the full Board have been focused on gathering and considering stockholder feedback to assess our compensation program’s design and determine any appropriate actions to help ensure continued alignment with stockholder expectations.

2025 Proxy Statement	40

Compensation Discussion and Analysis

In 2024, we requested the opportunity to meet with stockholders who collectively owned approximately 61% of our outstanding shares as of such time, and met with stockholders representing approximately 35% of our outstanding shares. The Chair of the Compensation Committee participated in several of these meetings with stockholders, including all meetings where his presence was specifically requested.
When considering potential changes to our executive compensation program, the Compensation Committee carefully reviewed the feedback we received in our stockholder meetings. Except as described in the table below, stockholders did not generally express concerns with the overall structure of our compensation program. Instead, stockholders who did not support our say-on-pay proposal in 2024 generally pointed to specific actions taken in 2023 as the primary reason for their vote.
The table below provides a summary of the areas of concern raised by stockholders and the actions the Compensation Committee has taken in response.

Feedback We Heard	How We Responded

•
We believe the primary reason for the votes against the say-on-pay proposal in 2024 was the one-time supplemental equity grants given to certain NEOs in 2023, along with one-time cash awards made to certain NEOs in 2023 related to a proposed strategic transaction that was subsequently terminated.

•
Stockholders expressed a strong preference for executive compensation to be managed solely within existing programs absent extraordinary circumstances.

•
Where special situations require the use of one-time awards, stockholders expressed a preference that those awards be based on performance rather than time-based.

•
The Compensation Committee agrees that our regular, ongoing executive compensation program should be the primary way we incentivize and retain our executives.

•
The Compensation Committee did not grant any one-time awards to NEOs in 2024.

•
The Compensation Committee agrees that one-time awards should be limited in nature, such as in the cases of new hires, promotions, or in the event of extraordinary and unforeseen events, and should be accompanied by clear disclosure of the rationale for such grants.

• Stockholders expressed a preference for us to extend the performance period underlying our PSU awards from two years (with a third year of time-based vesting) to at least three years.
•
Starting in 2024, our PSU awards have a three-year performance period, which matches the time-based vesting period. The Compensation Committee currently expects that future PSU awards will follow a similar structure.

•
Stockholders generally supported including an individual performance modifier in our annual cash incentive program, but they asked for more detailed information about these metrics so they can better evaluate the metrics’ rigor.

•
Stockholders also requested that we consider the weight of the individual performance component in relation to the weight of our company-wide performance components.

•
We have included additional disclosure of these performance metrics and goals, including the company-wide financial results target that provides the initial funding for the annual cash incentive program. See “2024 NEO Compensation—Annual Cash Incentive Program—Annual Cash Incentive Award Payments” below for more information.

•
For 2024, the Compensation Committee has reduced the weight of the individual performance component in our annual cash incentive program from 30% to 20%.

•
The Compensation Committee will continue to review and assess the size of the individual performance component as part of its ongoing evaluation of our executive compensation program, considering business conditions, market practice and stockholder feedback.

We are dedicated to regularly engaging with our stockholders and other stakeholders on various corporate governance topics, including executive compensation. The Compensation Committee considers the feedback from these discussions, as well as the results of say-on-pay votes, when reviewing our executive compensation program. We will continue to evaluate and enhance our executive compensation program to reflect stockholder feedback. For more information about our stockholder engagement initiatives in 2024 beyond executive compensation, see “Corporate Governance—Stockholder Engagement and Response” above.

2025 Proxy Statement	41

Compensation Discussion and Analysis

2024 Financial Highlights
In 2024, our over 8,000 team members, including approximately 5,000 clinicians, helped us serve over 285,000 unique patients with acute and chronic conditions in all 50 states. We continued to advance our mission to serve more patients through innovative services designed to improve outcomes, reduce costs, and deliver hope for more patients and their families. Notwithstanding significant supply disruptions and other external factors out of our control, we also continued to deliver solid financial results in 2024, including the following:
•	Net revenue of $4,998.2 million, up 16.2% compared to $4,302.3 million in fiscal 2023
•	Gross profit of $1.0 billion, or 20.3% of revenue, up 3.2% compared to $981.2 million, or 22.8% of revenue, in fiscal 2023
•
Net income of $211.8 million, compared to net income of $267.1 million in fiscal 2023 and diluted earnings per share of $1.23, down 16.9% compared to $1.48 in fiscal 2023, inclusive of the impact from non-operating income

•	Adjusted net income(1) of $272.8 million, compared to $257.7 million in fiscal 2023 and adjusted diluted earnings per share(1) of $1.58, up 10.5% compared to $1.43 in fiscal 2023
•	Adjusted EBITDA(1) of $443.8 million, up 4.4% compared to $425.2 million in fiscal 2023
•	Cash flow from operations of $323.4 million, down 12.9% compared to $371.3 million in fiscal 2023
(1)
Adjusted net income, Adjusted diluted earnings per share, and Adjusted EBITDA are non-GAAP financial measures. Please refer to the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures in Appendix A of this Proxy Statement.

2024 Compensation Highlights
Our 2024 executive compensation program had three components: annual base salary, an annual cash incentive award and long-term equity incentive awards. Each of these components serves a specific purpose in our compensation strategy. We believe base salary is an essential component to any market-competitive compensation program. We also believe annual cash incentives reward the achievement of short-term goals, while long-term incentives drive our NEOs to focus on long-term, sustainable stockholder value creation.
Below are key highlights of the executive compensation decisions the Compensation Committee made for 2024 related to the NEOs:

Base Salaries
•
Did not increase Mr. Rademacher’s base salary
•
Increased Mr. Grashoff’s base salary to recognize his promotion to Chief Growth Officer in December 2023
•
Increased Mr. Whitworth’s and Mr. Smyser’s base salaries to bring their base salary closer to peer group median for similar roles as well as to reflect their increased tenure and performance in role

Annual Cash Incentives (paid pursuant to our Management Incentive Plan (the “MIP”)	• Kept NEO MIP targets unchanged from the end of 2023 • Approved actual annual incentive awards—based on performance—ranging from 89% to 100% of MIP target
Long-Term Equity Incentive Awards
•
Granted 2024 awards using a mix of 60% PSUs and 40% RSUs
•
Increased the total target grant date value of annual equity grants for all NEOs to ensure total direct compensation remains competitive within the market for executives in similar roles
•
Certified the final performance of each metric for 2023 PSU grants, which resulted in the PSUs vesting at 166% of target

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Compensation Discussion and Analysis

Executive Compensation Governance and Best Practices
The Compensation Committee has adopted a number of commonly-viewed best practices that it believes are consistent with our performance-based compensation philosophy and serve the long-term interests of our stockholders.

What We Do	What We Do Not Do
Tie more than 85% of target CEO compensation to corporate performance and creation of long-term stockholder value	No short sales, hedging or pledging of our securities by any NEO
The Compensation Committee has discretion to adjust any performance-based equity award payouts for certain events to reflect original intent of the awards	No excise tax gross-ups in our Executive Severance Plan or for perquisites
Maintain robust stock ownership requirements, including stock retention provisions	No dividends or dividend equivalents on any equity awards other than RSUs
Dodd-Frank clawback policy plus a supplemental clawback policy that allows recovery of compensation in the event of certain acts of misconduct by NEOs and senior management	No guaranteed annual salary increases
Independent compensation consultant	No pension or supplemental executive retirement, health or insurance benefits
Annual compensation risk assessment	No significant perquisites
Maintain “double-trigger” provisions for all change in control scenarios for the NEOs

Compensation Philosophy and Strategy
The Compensation Committee, which is entirely comprised of independent directors, is solely responsible for determining our compensation philosophy and executive compensation program design.
Our compensation philosophy is to align our executive compensation program with the interests of our stockholders by basing our more fundamental compensation decisions on financial objectives that the Compensation Committee believes have a meaningful impact on long-term stockholder value. A significant goal of our executive compensation program is to help us hire and retain talented and experienced executives who are motivated to achieve our short-term and long-term corporate goals. Our executive compensation program is intended to serve the following purposes:
•	To reward our executives for sustained financial and operating performance and strong leadership;
•	To align our executives’ interests with those of our stockholders, thereby ensuring a focus on long-term value creation;
•	To encourage our successful executives to remain with us for the long-term; and
•	To attract, retain and motivate a pipeline of strong internal successor candidates for our leadership positions.
Underpinning our compensation philosophy is the belief that we are a growth company with the potential to have a significant impact on the home and alternate site infusion services industry. We believe achieving that potential should result in value creation for our stockholders. Thus, we believe that management’s incentives, our annual goals and our longer-term goals set by the Compensation Committee and the Board should reflect that growth orientation.

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Compensation Discussion and Analysis

Components of Compensation
For 2024, the compensation of our NEOs had three components: annual base salary, an annual cash incentive award and long-term equity incentive awards. These components have each been tailored to incentivize and reward specific aspects of our performance that the Compensation Committee believes are pivotal to delivering long-term value for our stockholders.

Base Salary	Customary, fixed element of compensation intended to attract and retain executives
Annual Cash Incentives (paid pursuant to the MIP)
Performance-based, at-risk component of our NEOs’ compensation. Variable payouts are designed to motivate our NEOs to deliver strong annual financial results while also advancing their individual performance goals. Additional details regarding the 2024 annual cash incentives can be found in “—Annual Cash Incentive Program” below.

Long-Term Equity Incentive Awards
A significant component of our NEOs’ annual compensation is provided in the form of long-term equity incentive awards that emphasize long-term stockholder value creation and the retention of a strong executive leadership team. This is accomplished through a mix of PSU awards and RSUs. PSU awards are at-risk and performance-based as they only have value if the pre-established performance goals are met during the performance period, while RSUs are viewed as at-risk, variable compensation because the value of the awards fluctuates based on changes in our underlying stock price. To further strengthen the alignment between pay and performance by increasing the percentage of long-term equity incentive awards with vesting tied to the achievement of pre-established performance goals, the Compensation Committee approved an update to the mix of long-term equity incentive awards to eliminate non-qualified stock option awards and to increase the weighting of PSUs from 50% to 60% of the long-term equity incentive award mix. Details regarding these awards and the PSUs that vested in 2024 can be found in “—Long-Term Equity Incentive Awards” below.

As described further in “—Compensation Philosophy and Strategy” above, our Compensation Committee believes that our current executive compensation program is consistent with our performance-based compensation philosophy and helps satisfy the long-term interests of our stockholders, and a substantial portion of the NEOs’ total target direct compensation was at-risk and/or performance-based.
Pay Mix
The Compensation Committee believes in a strong connection between compensation for our NEOs and our short-term and long-term financial performance. Consequently, the Compensation Committee believes annual bonuses and long-term incentive compensation for our NEOs should be “at-risk” or based on our performance, the successful attainment of meaningful financial and performance-related goals and objectives, and/or stock price. The design of our executive compensation program aims to align these objectives with the creation of stockholder value.

The different elements of our compensation program are interconnected but distinct. The program is designed to emphasize a “pay-for-performance” approach, where a significant part of total compensation is linked to both our and our stockholders’ long-term and short-term financial and strategic objectives. Our compensation philosophy is designed to foster entrepreneurship throughout the organization and is focused on employee value and retention by making long-term, equity-based incentive opportunities a significant component of our executive compensation.

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Compensation Discussion and Analysis

The level for each compensation component is based in part, but not exclusively, on market data, internal equity and consistency, experience and responsibilities as well as other relevant considerations such as rewarding strong performance.
Process for Determining Executive Compensation
Role of the Compensation Committee
The Compensation Committee is tasked with evaluating our executive compensation policies, practices and plans in relation to our compensation philosophy and objectives, and to assess whether modifications are deemed necessary in response to changes in our business or the industries in which we operate or compete for executive talent. When determining the compensation of an NEO, the Compensation Committee takes into account various factors, including:
•	Company performance compared to financial and other objectives;
•	Compensation of officers with similar responsibilities at comparable companies;
•	Individual performance;
•	Current and future responsibilities, including succession considerations;
•	Retention considerations; and
•	Awards given to the NEO in past years and the vesting status of those awards.
The Compensation Committee operates under a written charter adopted by the Board, which is available at investors.optioncarehealth.com/corporate-governance/governance-resources.
Role of the Chief Executive Officer and Senior Management
The Compensation Committee also works with Mr. Rademacher, our President and Chief Executive Officer, along with our Chief Human Resources Officer and other senior leaders, to oversee our executive compensation program. At the Compensation Committee’s request, Mr. Rademacher plays a key role in the process as it relates to the compensation of NEOs other than himself. For these NEOs, Mr. Rademacher recommends adjustments to annual base salaries and target annual cash incentive amounts, proposes equity incentive awards under our long-term incentive plans and assesses the individual performance and contributions of the NEOs other than himself.
Although Mr. Rademacher provides valuable analysis and recommendations to the Compensation Committee, decisions on compensation for the NEOs (other than Mr. Rademacher) are ultimately made by the Compensation Committee, which consists solely of independent directors of the Board. Decisions regarding Mr. Rademacher’s compensation are made by the full Board excluding Mr. Rademacher, taking into account the recommendations made by the Compensation Committee. Mr. Rademacher is not present during Board or Compensation Committee voting or discussions regarding his own compensation.
Independent Compensation Consultant
The Compensation Committee has the exclusive authority to hire external advisors, such as compensation consultants, to help assess both current and proposed compensation for our executives. The committee also takes into account the independence of its compensation consultant under SEC and Nasdaq rules. Pearl Meyer was engaged by the Compensation Committee to serve as its independent compensation consultant with respect to setting executive compensation in 2024.
As part of its engagement, Pearl Meyer conducted a review of our executive compensation peer group and performed a competitive analysis of compensation for our NEOs. Pearl Meyer also assisted the Compensation Committee in

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various areas, including developing recommendations for the compensation for our Chief Executive Officer and our other NEOs, evaluating performance metrics under our variable incentive plans and conducting a compensation risk analysis. Furthermore, Pearl Meyer delivered presentations to the Compensation Committee on trends and regulatory developments in executive compensation.
At the Compensation Committee’s request, representatives of Pearl Meyer attend Compensation Committee meetings and engage in private sessions with committee members. Pearl Meyer reports directly to the Chair of the Compensation Committee and collaborates with our management team as directed by the Compensation Committee. During 2024, Pearl Meyer did not provide any additional advice or services to us or our executive officers. The Compensation Committee has evaluated Pearl Meyer’s independence in accordance with SEC and Nasdaq rules and determined that Pearl Meyer’s work did not raise any conflict of interest.
Compensation Peer Group
In consultation with Pearl Meyer, the Compensation Committee annually reviews the pay levels and practices of peer companies in order to assess the competitive positioning of our pay levels and plan designs. For 2024 compensation decisions, the peer group consisted of:

Acadia Healthcare Company, Inc. (ACHC)	The Ensign Group, Inc. (ENSG)
Amedisys, Inc. (AMED)	Owens & Minor, Inc. (OMI)
AMN Healthcare Services, Inc. (AMN)	Patterson Companies, Inc. (PDCO)
Brookdale Senior Living Inc. (BKD)	Quest Diagnostics Incorporated (DGX)
Chemed Corporation (CHE)	Select Medical Holdings Corporation (SEM)
DaVita Inc. (DVA)	Surgery Partners, Inc. (SGRY)
Encompass Health Corporation (EHC)

The Compensation Committee chose the companies in our peer group based on certain criteria, including market capitalization and revenue that are broadly similar to ours, ranging from 0.25x to 4.0x and 0.4x to 2.5x, respectively. The committee also considered companies that exhibit year-over-year consistency, particularly key competitors, and aimed to maintain a robust sample size within the peer group.
Our peer group does not include companies exclusively in the home and alternate site infusion industry because we believe there are no publicly-traded companies in our specific industry that match our size and complexity. However, the Compensation Committee works to identify companies that share important characteristics with us, such as being direct competitors in certain services, operating under a similar business model or employing people with the unique skills required in our industry. The committee believes these companies are likely to have executive positions comparable to ours in complexity and scope of responsibility.
Annually, the Compensation Committee, along with its independent compensation consultant, reviews our peer group. In 2023, for purposes of 2024 executive compensation benchmarking, the Compensation Committee removed LHC Group, Inc. (acquired) and added Owens & Minor, Inc. In 2024, for purposes of 2025 executive compensation benchmarking, Brookdale Senior Living Inc. was removed, and Addus HomeCare Corporation, AdaptHealth Corporation, agilon health, inc., BrightSpring Health Services, Inc., Enhabit Inc., and Labcorp Holdings Inc. were added. These changes were made in order to include companies with market capitalization and revenues that fall within the specified ranges, maintain a robust sample size, align the peer group with the appropriate sector, industry, size, and business characteristics, and to incorporate key competitors.

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Compensation Discussion and Analysis

Target Setting
When establishing performance metrics and targets, including the related threshold and maximum target levels, the Compensation Committee considers a number of factors, including:
•	Corporate strategy;
•	Macroeconomic and industry conditions;
•	Annual budgets and long-term operating plans;
•	Performance history;
•	Input from its independent compensation consultant and management; and
•	The difficulty of reaching the targets considering the above factors.
The Compensation Committee established the performance metrics, weightings and targets for the MIP component of our 2024 executive compensation program in December 2023, and for the long-term PSUs issued under the EIP in February 2024. The committee believes that the target performance levels set for 2024 were rigorous and demanding. In particular, the 2024 financial targets represented year-over-year growth, which the Compensation Committee believes, based on feedback from its independent compensation consultant, significantly exceeded the growth and performance expectations of companies in our peer group.
Furthermore, the Compensation Committee seeks to set performance targets that measure our operating results and the success of our management team in achieving our annual operating plan and long-term growth plan. Therefore, the Compensation Committee believes the use of certain non-GAAP metrics, such as Adjusted EBITDA, to measure our financial performance is appropriate. This approach allows the committee to evaluate our performance without factoring in elements beyond management’s control, aligning pay with performance objectives commonly used by stockholders and other members of the financial community to assess our performance.
Determinations of Total Direct Compensation
In making decisions regarding the compensation of our NEOs, the Compensation Committee (and the full Board, excluding Mr. Rademacher, with respect to Mr. Rademacher) takes into account the peer group and other data and perspectives mentioned earlier, along with our financial and operating performance. The Compensation Committee’s consideration of financial and operating performance was evaluated in two ways: (a) overall performance in the previous year using various metrics, which was a factor in establishing target compensation; and (b) the rigor of performance goals for the upcoming year, including in relation to our peer group. The Compensation Committee also assessed each NEO’s individual performance over the prior year, including how they demonstrated our values and leadership behaviors.
Final Determinations for Compensation Program
After evaluating our financial and operating performance, the Compensation Committee sets the total direct compensation levels for the NEOs based on the compensation philosophy described in “—Compensation Philosophy and Strategy” above. The Compensation Committee also decides on the performance metrics used to determine our results for the annual cash incentives paid pursuant to our MIP and the long-term PSUs issued under the EIP. For more details on our annual cash incentive plan metrics, targets and performance, see “2024 NEO Compensation—Annual Cash Incentive Program” below, and for a discussion of our long-term equity incentive metrics, targets and performance for 2024, see “2024 NEO Compensation—Long-Term Equity Incentive Awards” below.
Finally, the Compensation Committee sets the annual compensation and future target pay levels for all of the NEOs other than Mr. Rademacher. Regarding Mr. Rademacher’s compensation, the Compensation Committee makes a recommendation to the full Board (other than Mr. Rademacher). The Compensation Committee serves as the final

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Compensation Discussion and Analysis

decision-making body for the compensation for all NEOs other than Mr. Rademacher, and the full Board other than Mr. Rademacher serves as the final decision-making body for Mr. Rademacher’s compensation. As noted elsewhere in this Proxy Statement, Mr. Rademacher does not participate in any discussions or votes regarding his own compensation.
2024 NEO Compensation Decisions
Base Salary
The Compensation Committee sets annual base salaries at levels intended to attract, retain, motivate and reward a leadership team that will sustain long-term growth for our stockholders while maintaining affordability within our business plan. When setting these base salaries, the Compensation Committee generally considers the range of compensation paid to similarly-situated executive officers in our compensation peer group. The Compensation Committee may set salaries relative to this range based on considerations such as the expertise, performance or advancement potential of each NEO. The base salaries of our NEOs are typically considered annually as part of the performance review period as well as upon an NEO’s promotion or other change in job responsibilities.
In 2024, Mr. Grashoff’s base salary was increased due to his promotion to Chief Growth Officer. Mr. Whitworth’s and Mr. Smyser’s base salaries were also adjusted to bring their base salaries closer to peer group median for similar roles as well as to reflect their increased tenure and performance in their respective roles. The following table sets forth the 2023 and 2024 base salaries for each of the NEOs.

Name	2023 Base Salary	2024 Base Salary(1)	Year-Over- Year Change
John C. Rademacher	$1,000,000	$1,000,000	—
Michael Shapiro	$600,000	$615,000	2.5%
Luke Whitworth	$550,000	$625,000	13.6%
Collin G. Smyser	$450,000	$500,000	11.1%
Christopher L. Grashoff	$350,000(2)	$400,000(2)	14.3%

(1)	Base salary changes for 2024, other than for Mr. Grashoff, were effective March 24, 2024.
(2)	Mr. Grashoff’s base salary was increased from $280,000 to $350,000 during 2023 as a result of promotions during the year. The 2024 base salary amount reflected above was effective January 1, 2024.
Annual Cash Incentive Program
Award Targets and Performance Metrics
Our NEOs are eligible to earn annual cash incentives under the MIP. The MIP is a variable, at-risk, performance-based program designed to reward the achievement of our company-wide financial goals for the year. In doing so, it provides a direct link between the individuals’ short-term incentive payouts and our annual financial results.

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Compensation Discussion and Analysis

The target award opportunity is set for each NEO as an approximate percentage of the NEO’s base salary, and is designed to reflect our compensation philosophy and generally align with median benchmarking data provided by Pearl Meyer. For Mr. Rademacher, our President and Chief Executive Officer, his target award opportunity was 130% of his base salary for 2024. For our other NEOs, the target award opportunities ranged from 75% to 90% of annual base salary. The following table sets forth the 2023 and 2024 MIP targets for each of the NEOs.

Name	2023 MIP Target	2024 MIP Target(1)	Year-Over- Year Change
John C. Rademacher	130%	130%	—
Michael Shapiro	90%	90%	—
Luke Whitworth	90%	90%	—
Collin G. Smyser	75%	75%	—
Christopher L. Grashoff	90%(2)	90%	—

(1)	Effective date of 2024 MIP Target was January 1, 2024.
(2)
Mr. Grashoff’s target bonus was increased from 50% to 90% of base salary during 2023 as a result of promotions during the year, and his actual bonus payout was based on the pro-rated target bonus rates in effect throughout the year.

In 2024, actual awards under the MIP for corporate-level management team members, including the NEOs, were based on overall company results and individual performance goals. For 2024, payouts under the MIP were subject to a threshold achievement goal (the “OPCH Funding Threshold”) tied to overall company performance as measured by a specific EBITDA metric (“Incentive EBITDA”). For these purposes, we defined Incentive EBITDA as net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expenses, loss on extinguishment of debt, and restructuring, acquisition, integration and bonus expenses. This metric was selected because the Compensation Committee believes that we should generate sufficient earnings before paying out annual cash incentive awards. If the OPCH Funding Threshold was not achieved, no amounts would have been paid under the MIP for 2024. For 2024, the Compensation Committee established an OPCH Funding Threshold as measured by Incentive EBITDA of $452 million, and we achieved actual Incentive EBITDA of $470 million for 2024. As a result, the OPCH Funding Threshold was achieved and the MIP payouts were determined based on achievement of the financial and individual performance goals described below.
For 2024, 50% of each NEO’s annual cash incentive award was subject to overall company results as measured by Adjusted EBITDA. For these purposes, we defined Adjusted EBITDA as net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other expenses, which is consistent with how we report Adjusted EBITDA in our annual and quarterly financial results. This metric was selected because the Compensation Committee believes it reflects a commonly-recognized measure of our overall performance and is a key driver of long-term stockholder value creation.
In setting target Adjusted EBITDA achievement level for 2024, the Compensation Committee established a threshold goal of $435.5 million, a target goal of $450.0 million, and a maximum goal of $495.0 million. The Compensation Committee believed that these goals were set at levels designed to be challenging yet achievable and that represented solid financial results for the year, with the 2024 target representing an approximately 6% increase over our 2023 actual performance.
The Compensation Committee set the payout curve such that if the threshold Adjusted EBITDA performance level was reached, the total payout opportunity for the 50% component related to the Adjusted EBITDA metric would be 50% of the target payout opportunity. If the maximum payout level was reached, the total payout opportunity would be capped at 200% of the target payout opportunity for the 50% component related to the Adjusted EBITDA metric. If the threshold goal was not achieved, there is no payout for the 50% component related to the Adjusted EBITDA metric.

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Compensation Discussion and Analysis

Another 30% of each NEO’s annual cash incentive award for 2024 was tied to overall company revenue (together with Adjusted EBITDA, the “OPCH Performance Targets”). This 30% component would payout from 0% of target to a maximum of 200% of target for this component. In setting the revenue achievement goals for 2024, the Compensation Committee established a threshold goal of $4.636 billion, a target goal of $4.791 billion, and a maximum goal of
$5.266 billion. The Compensation Committee believes that these goals were set at levels designed to be challenging yet achievable and that represented solid financial results for the year, with the 2024 target representing an approximately 11% increase over our 2023 actual performance. The Compensation Committee included revenue as an additional component in our 2024 annual cash incentive program because it believed we needed to continue to emphasize revenue growth, while still maintaining solid profitability growth, to help drive long-term stockholder value and help ensure continued success and growth of our company.
The remaining 20% of each NEO’s annual cash incentive payment for 2024 was tied to the achievement by each individual of their leadership and non-financial goals. This 20% component would payout from 0% of target to a maximum of 200% of target for this component. This individual performance multiplier does not apply to the portion of the annual cash incentive target tied to the OPCH Performance Target. The Compensation Committee believes that the inclusion of the individual performance multiplier is consistent with market practice and helps drive performance in the area where each individual is deemed to have the most influence and further aligns their interests with those of our stockholders.
Taking together the 80% component related to the OPCH Performance Targets and the 20% component related to the achievement of individual performance goals, actual total payouts can range from 0% to 200% of target payout opportunities.
Annual Cash Incentive Award Payouts
In February 2025, the Compensation Committee reviewed actual results for 2024 with respect to achievement of the OPCH Performance Targets. For 2024, as reported in our financial statements, we achieved Adjusted EBITDA of $443.8 million, which represented 4.4% year-over-year growth, and achieved revenue of $4.998 billion, which represented 16.2% year-over-year growth. Therefore, for the MIP components related to the OPCH Performance Targets accounting for 80% of the total MIP, our performance resulted in a formulaic payout percentage of 89% of target for the NEOs.

As described above, 20% of each NEO’s annual cash incentive is tied to individual performance goals, which can pay out from 0% to 200% of target. These individual performance goals are defined early in the fiscal year and generally relate to achieving key financial and growth objectives, supporting strategic transactions, strengthening talent and leadership and otherwise achieving specific goals of their team. The Compensation Committee believes that including individual performance goals drives more rigor in our MIP program, while also building accountability for non-financial objectives. The Compensation Committee designed the individual goals to be challenging but achievable with strong performance, aligned with our strategic initiatives.
The Compensation Committee and the independent members of the Board evaluated our Chief Executive Officer’s performance against his individual performance goals, and our Chief Executive Officer evaluated each of the other

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NEOs performance against their individual performance goals and made a recommendation to the Compensation Committee for its consideration. After considering the recommendation of the Compensation Committee based on the committee’s evaluation of the Chief Executive Officer’s performance and the committee’s consideration of the Chief Executive Officer’s recommendations for the other NEOs, the Compensation Committee determined for each of the NEOs other than Mr. Rademacher, and the full Board (other than Mr. Rademacher) determined for Mr. Rademacher (upon the recommendation of the Compensation Committee), that each of the NEOs would receive a payout between 89% and 100% of target for their individual performance goals component. Their individual accomplishments are summarized below:

Mr. Rademacher
•
Successfully achieved key financial milestones
•
Led transition of executive leadership team with new Chief Medical Officer and Chief Growth Officer
•
Supported strategic plan development and achievement of key strategic milestones

Mr. Shapiro
•
Successfully achieved key financial milestones and continued to enhance reporting and risk management processes
•
Oversaw key corporate development activities, including successfully-completed acquisition of Intramed Plus, Inc., a home and alternate site infusion services provider in South Carolina
•
Managed disciplined capital allocation process

Mr. Whitworth	• Completed key value creation initiatives and improved core operational metrics • Successfully managed response and recovery efforts related to major global and industry-specific events
Mr. Smyser
•
Enhanced stockholder engagement and corporate governance practices
•
Strengthened government relations program and federal public policy advocacy efforts
•
Oversaw continued expansion of infusion clinic footprint and development of other strategic initiatives

Mr. Grashoff	• Successfully achieved top-line growth metrics • Strengthened and realigned commercial team to help maximize growth

Accordingly, the Board approved for Mr. Rademacher, and the Compensation Committee approved for the other NEOs, the following awards under the MIP.

Name	Target Award	Actual Award	Actual Award as a % of Target Award
John C. Rademacher	$1,300,000	$1,209,000	93.0%
Michael Shapiro	$550,439	$489,890	89.0%
Luke Whitworth	$547,193	$547,193	100.0%
Collin G. Smyser	$366,496	$353,334	97.5%
Christopher L. Grashoff	$360,000	$320,400	89.0%

Long-Term Equity Incentive Awards
The Compensation Committee believes that annual long-term incentive awards provide our NEOs with a strong link to our long-term performance, help create an ownership culture and help align the interests of our NEOs with those of our stockholders. This component is also designed to align a substantial amount of our NEOs’ compensation with our key financial incentives and focus those leaders on achieving certain pre-determined company performance objectives that our Compensation Committee believes support the creation of long-term stockholder value.
In February 2024, the Compensation Committee granted long-term incentive awards to our executive officers, including the NEOs. The target long-term incentive grants included PSUs constituting approximately 60% of the target opportunity and RSUs constituting approximately 40% of the target opportunity (increased from 50% and 25% of the

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target opportunity in 2023, respectively). The Compensation Committee did not grant stock options as part of the 2024 target long-term incentive grants (which previously represented 25% of the target opportunity in 2023), which it believes is consistent with the market practice for similarly situated companies. The eliminations of stock options resulted in an increase in the percentage of long-term incentive mix with vesting tied to pre-established performance goals.
2024 Target Grant Values
For 2024 long-term incentive awards, consistent with prior years, we set the total target values for eligible NEOs based on, among other things, internal pay equity, peer group and market competitiveness, our company-wide performance and the other criteria set forth in “—Process for Determining Executive Compensation” above. The Compensation Committee determined these amounts in accordance with our stated compensation philosophy to remain competitive with the market for talent, to emphasize the focus on pay-for-performance and to align with stockholder interests.
Mr. Grashoff was promoted to Chief Growth Officer in December 2023, transitioning from a non-executive role to an executive leadership position. His target long-term incentive award in 2024 reflects this increased responsibility and is aligned with similarly positioned executives across our peer group and industry. Mr. Whitworth was promoted to Chief Operating Officer in January 2023 and the increase in his target long-term incentive awards in 2024 reflects similarly positioned executives across our peer group and industry. Mr. Shapiro’s 2024 equity grant target value increased compared to 2023 in order to align his target total direct compensation closer to similarly positioned executives across our peer group and industry. The increases described are intended to reinforce our compensation philosophy of attracting, retaining, and motivating top talent while aligning executive compensation directly with stockholder interests.
Total target grant date values for the 2024 annual long-term incentive awards to the NEOs were set as follows:

Name	2023 Annual Equity Grant	2024 Annual Equity Grant	Year-Over- Year Change
John C. Rademacher	$5,500,000	$6,000,000	9.1%
Michael Shapiro	$2,000,000	$3,000,000	50.0%
Luke Whitworth	$1,425,000	$2,250,000	57.9%
Collin G. Smyser	$825,000	$1,050,000	27.3%
Christopher L. Grashoff	$250,000	$1,000,000	400.0%

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Compensation Discussion and Analysis

Performance Stock Units
In February 2024, each NEO received PSUs under the EIP. PSUs represent a substantial, at-risk component of our eligible NEOs’ compensation that is directly tied to our long-term financial performance. In 2024, these awards had the following characteristics:
•
The payout is based on our consolidated results over a three-year performance cycle (increased from two-year performance cycle in 2023), beginning on the first calendar day of the fiscal year in which the awards were granted.

•
Financial performance is measured 50% on the three-year average cash flow from operations growth rate over the performance period and 50% on the combined three-year average revenue growth rate and Adjusted EBITDA growth rate over the performance period. In recognition of our use of Adjusted EBITDA in both the MIP and the long-term equity incentive program, the Compensation Committee continued its historical practice of supplementing the primary performance measures under these programs with additional performance measures in order to strike an appropriate balance with respect to incentivizing top-line growth, profitability, non-financial business imperatives, and stockholder returns over both the short-term and long-term horizons.

•	The payout based on financial performance can range from 50% to 200% based on actual results.
•	Earned PSUs vest three years from the date of grant and are conditioned upon the recipients’ continued employment with us until the vesting date.
As noted in “—Response to Stockholder Engagement on Compensation” above, beginning with the 2024 PSU grants, the Compensation Committee increased the performance period from two years to three years. The Compensation Committee made this decision based in part on stockholder feedback and market practice as well as to further incentivize performance against our long-term operating plan.
The Compensation Committee selected the financial metrics above due to the belief that performance underlying these metrics would help drive our financial performance and align the recipients’ interests with those of our stockholders. The specific targets used for each of the metrics for the 2024 to 2026 performance period, and the range of awards related to the achievement of such metrics, are based on internal forecasts and strategic goals that are not publicly disclosed. These targets are inherently tied to our confidential business plan, which includes market expansion strategies, operational efficiencies, and financial assumptions that we believe, if disclosed, could give competitors an undue advantage by providing insights into our growth expectations and competitive positioning. To ensure that PSUs drive meaningful results, the Compensation Committee established target levels that are designed to be challenging but achievable with strong performance and the successful execution of our business plan.

2025 Proxy Statement	53

Compensation Discussion and Analysis

The target number of PSUs granted to an eligible NEO was determined by dividing 60% of the target equity grant value applicable to each NEO by the closing stock price at the date of grant. The grant date fair values of these awards are as follows:

Name	Vesting Date	Target Grant Date Value
John C. Rademacher	February 2027	$3,600,000
Michael Shapiro	February 2027	$1,800,000
Luke Whitworth	February 2027	$1,350,000
Collin G. Smyser	February 2027	$630,000
Christopher L. Grashoff	February 2027	$600,000

Restricted Stock Units
In February 2024, each NEO also received RSUs under the EIP. These service-based awards are designed to align the interests of our NEOs with those of our stockholders by promoting the retention of the executive team over the longer term. In addition, these awards are variable and at-risk as the value of the RSUs fluctuates based on our stock price performance.
The number of RSUs granted to an NEO was determined by dividing 40% of the target equity grant value applicable to such individual by the closing stock price at the grant date. Roughly one-third of these RSUs vest on each of the first three anniversaries of the grant date, subject to continuous service through each vesting date. The grant date fair values for these awards are as follows:

Name	Final Vesting Date	Grant Date Fair Market Value
John C. Rademacher	February 2027	$2,400,000
Michael Shapiro	February 2027	$1,200,000
Luke Whitworth	February 2027	$900,000
Collin G. Smyser	February 2027	$420,000
Christopher L. Grashoff	February 2027	$400,000

Payout of Long-Term Equity Incentive Awards for 2023-2024 Performance Period
The performance period for the PSUs issued to the NEOs in early 2023 ended on December 31, 2024. These 2023 PSU awards provided for a payout ranging from 50% to 200% of target based on the actual achievement of (i) our two-year average cash flow from operations growth rate (50% weighting) and (ii) our combined two-year average revenue growth rate and Adjusted EBITDA growth rate (50% weighting) over the performance period.

2025 Proxy Statement	54

Compensation Discussion and Analysis

The final performance of each metric exceeded the target goal and resulted in the 2023 PSUs vesting at 166% of target. In addition to the performance measures, the 2023 PSUs are subject to an additional one-year service-based vesting schedule that requires continuous employment for a total of three years from the applicable grant date, subjecting each NEO to three years of stock price fluctuations. The performance measures and actual results for the 2023 PSUs are summarized below:

Measure (2-year averages for 2023 and 2024)	Threshold (% growth)	Target (% growth)	Maximum (% growth)	Actual (% growth)	Payout (% of target)
Adjusted EBITDA + Revenue growth (50%)	22.0%	24.0%	33.0%	26.8%	131.3%
Cash Flow from Operations growth (50%)	7.5%	10.0%	15.0%	18.0%	200.0%

Other Compensation Practices, Policies and Guidelines
Stock Ownership Guidelines
The Board has adopted stock ownership guidelines for our executive officers, including the NEOs, to help align the interests of those officers with those of our stockholders. The required ownership is equal to five times (5x) base salary for our President and Chief Executive Officer, and three times (3x) base salary for our other NEOs.
There is no required time period within which such individual must attain the applicable stock ownership level under these guidelines. However, until the applicable ownership level is achieved, the executive officer must retain 75% of the net shares of our common stock granted to them. The shares counted toward this ownership requirement include shares owned outright, vested stock options and unvested RSUs and the retention requirement applies to all prior and future grants. Shares underlying unvested PSUs do not count for purposes of this ownership requirement.
As of December 31, 2024, each of our NEOs was in compliance with the stock ownership guidelines or was making appropriate progress toward meeting the applicable ownership level within a reasonable period of time.
Executive Compensation Recovery Policies
We maintain the Required Executive Compensation Recovery Policy (the “Clawback Policy”). Pursuant to the Clawback Policy, in the event of certain accounting restatements, the Board will recover certain erroneously-awarded incentive-based compensation provided to our current and certain of our former executive officers, which includes our NEOs. The Clawback Policy covers any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. The amount which would be recovered is the excess of the amount of incentive-based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The Clawback Policy is designed to comply with Rule 10D-1 of the Exchange Act and related SEC rules as well as applicable Nasdaq listing standards.
We also maintain the Supplemental Compensation Recovery Policy (the “Supplemental Clawback Policy”), which covers each of our current or former employees holding a position of Senior Vice President or above and allows the Board to recover certain incentive-based compensation in the event of either certain accounting restatements or if such employee has committed an act constituting misconduct. “Misconduct” means conduct by an individual (a) resulting in either a violation of law or our policy that has caused or is reasonably likely to cause significant financial or reputational harm to us where the individual either committed the conduct or failed in the individual’s responsibility to manage or monitor the applicable conduct or risks giving rise to such conduct, or (b) violating any restricted covenant agreement with us. Similar to the Clawback Policy, the Supplemental Clawback Policy covers any compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure.

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Compensation Discussion and Analysis

Practices Related to the Grant of Certain Equity Awards
Our policy with respect to the regular long-term incentive awards for all eligible employees, including eligible NEOs, is to determine the target grant value and grant the award at the Compensation Committee’s regularly scheduled meeting during the first quarter of each year. The Compensation Committee believes that this allows for careful consideration of the prior year’s financial performance when determining the awards and is consistent with market practice. The Compensation Committee and senior management monitor our equity grant practices to evaluate whether such practices comply with governing regulations and are consistent with good corporate practices. When making regular annual equity grants, the Compensation Committee’s practice is to approve them at its meeting in February as part of the annual compensation review and after results for the preceding fiscal year become available. In addition, the Compensation Committee may occasionally make grants during the year as it deems appropriate, including with respect to new hires or promotions. We do not schedule equity grants in anticipation of the release of material non-public information (“MNPI”) nor do we time the release of MNPI based on equity grant dates. We did not grant any stock options in 2024.
Other Benefits
Benefits are an important part of retention and financial security for all employees, and each of the benefits described below is designed to provide a market-competitive executive compensation program. In addition to the below, the NEOs are eligible to participate in our health and welfare programs and other employee benefit programs on the same basis as our other employees.
Executive Severance Plan
We maintain the Option Care Health Amended and Restated Executive Severance Plan (the “Executive Severance Plan”), which helps support our compensation objective of providing a market competitive compensation program that allows us to attract and retain key talent. The Executive Severance Plan provides severance benefits to certain of our key management personnel, including our President and Chief Executive Officer, our Chief Financial Officer, and such other employees designated for participation by the Compensation Committee (which includes each NEO) in the event that their employment is terminated by us for any reason other than for cause, death or disability, or if they resign for good reason. The terms of the Executive Severance Plan were determined after considering the competitive market and input from Pearl Meyer. Please see “Executive Compensation Tables—Payments Upon Termination or Change of Control (As of December 31, 2024)” below for a description of the severance benefits provided under the Executive Severance Plan.
401(k) Plan
We maintain a 401(k) retirement savings plan (the “401(k) Plan”) under which all of our employees (including the NEOs) are eligible to participate. This plan includes a deferral feature under which a participant may elect to defer his or her compensation up to statutory limits. We currently match 100% of the participant contributions up to 4% of the participant’s annual eligible earnings. We believe that providing this vehicle for retirement savings and making matching contributions adds to the overall desirability of our executive compensation program and further incentivizes our NEOs in accordance with our compensation policies.
Deferred Compensation Plan
In 2023, we adopted the Deferred Compensation Plan, effective for deferrals beginning with compensation earned in 2024. The Deferred Compensation Plan is a non-qualified plan which is unfunded and unsecured. The Deferred Compensation Plan allows eligible participants, including each of the NEOs, to defer a portion of their eligible cash compensation, subject to the terms of the Deferred Compensation Plan. The Deferred Compensation Plan also allows us to make discretionary contributions to participant accounts that may be subject to one or more vesting schedules.

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Compensation Discussion and Analysis

Distributions of participant accounts will be made following a participant’s separation of service, death, unforeseeable emergency, or as of a future payment date specified by the participant. For additional information regarding the Deferred Compensation Plan and participation by the NEOs, see “Executive Compensation Tables—Non-qualified Deferred Compensation” below.
NEO Employment Agreements
We are a party to an employment agreement with each of Mr. Rademacher and Mr. Shapiro. These employment agreements were entered into prior to the consummation of the BioScrip Merger in 2019 and were believed at the time to be reasonably necessary to secure their continued employment. In February 2024, each of Mr. Rademacher and Mr. Shapiro entered into a letter agreement with us to terminate the severance benefits provisions of their employment agreements (all other provisions of the employment agreements are still in effect) and now each is subject to the terms of the Executive Severance Plan. We do not expect to enter into employment agreements with our executive officers in the future; however, we customarily enter into offer letters setting forth the initial terms of hire for executive officers, but which have no further ongoing contractual obligations for us.
Tax Matters
We do not provide excess tax payments, reimbursements, or gross-ups to any of our NEOs.
Compensation Risk Oversight
We monitor the risks associated with our compensation programs and individual executive compensation decisions on an ongoing basis. The Compensation Committee, upon the recommendation of Pearl Meyer, concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.
In their 2024 annual compensation risk assessment, Pearl Meyer evaluated a number of strategies we use to help mitigate compensation risk, including the selection of metrics used to determine payouts under the incentive plans, whether or not the metrics used to determine payouts under the incentive plans were balanced, the validation of achievement under such metrics, the performance period for each plan, the caps on incentive payouts and the mix of fixed and variable compensation.
The Compensation Committee believes that there are several additional features in our compensation programs and policies that mitigate excessive risk-taking. For instance, the Compensation Committee has discretion to adjust incentive payments, if needed. Our senior management is subject to the Clawback Policy and Supplemental Clawback Policy and stock ownership and retention policies, and we retain discretion to recover incentive awards in the event of certain misconduct. Our general risk management controls also serve to mitigate the risk of our decision makers from taking excessive risk to earn the incentives provided under our compensation programs.

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Compensation
Committee Report

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other of our filings under the Securities Act or the Exchange Act, this section entitled “Compensation Committee Report” will not be deemed to be so incorporated, unless specifically provided otherwise in such filing.
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference into Option Care Health’s Annual Report on Form 10-K for the year ended December 31, 2024.
Respectfully submitted,

Compensation Committee

Norman L. Wright, Chair
Eric K. Brandt
David W. Golding
Timothy P. Sullivan

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Executive Compensation
Tables

2024 Summary Compensation Table
The following table, footnotes, and related narrative disclosure show information regarding the total compensation of each of our NEOs for 2024 and, to the extent required by SEC disclosure rules, 2023 and 2022.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total Compensation ($)
John C. Rademacher President and Chief Executive Officer	2024	1,000,000	—	6,000,000	—	1,209,000	13,800	8,222,800
	2023	1,000,000	—	7,875,000	5,125,000	2,600,000	13,200	16,613,200
	2022	953,846	—	3,187,500	1,062,500	1,539,593	11,200	6,754,639
Michael Shapiro Chief Financial Officer	2024	611,598	—	3,000,000	—	489,890	13,800	4,115,289
	2023	599,306	125,000	3,750,000	2,750,000	1,080,000	13,200	8,317,506
	2022	579,342	—	1,050,000	350,000	700,000	11,200	2,690,542
Luke Whitworth Chief Operating Officer	2024	607,992	—	2,250,000	—	547,193	13,800	3,418,984
	2023	542,446	—	1,356,250	643,750	965,250	13,200	3,520,896
Collin G. Smyser General Counsel and Corporate Secretary	2024	488,661	—	1,050,000	—	357,334	13,800	1,908,996
	2023	448,077	100,000	868,750	456,250	675,000	—	2,548,077
	2022	269,231	220,000	581,250	93,750	317,200	—	1,481,431
Christopher L. Grashoff Chief Growth Officer	2024	400,000	—	1,000,000	—	320,400	13,800	1,735,120

(1)	Amounts reflect base salary earned in the year, including any amounts voluntarily deferred under the 401(k) Plan and the Deferred Compensation Plan.
(2)
Amounts reflect the aggregate grant date fair value of stock awards and stock option awards, as applicable, granted in the year computed in accordance with ASC 718 and, in the case of PSUs, calculated based on the probable outcome of the applicable performance conditions on the grant date. Assuming the highest level of performance is achieved for the 2024 PSU awards, the maximum value of these awards at the grant date would be as follows: Mr. Rademacher: $7,200,000; Mr. Shapiro: $3,600,000; Mr. Whitworth: $2,700,000; Mr. Smyser: $1,260,000; and Mr. Grashoff: $1,200,000. A discussion of the assumptions used in computing the grant date fair values may be found in Note 15 – Stock-Based Incentive Compensation found in Part II, Item 8, “Financial Statements and Supplementary Data” in the Notes to Consolidated Financial Statements in the 2024 Annual Report.

(3)
Amounts reflect payments under the MIP for performance in 2024, 2023 and 2022. See “Compensation Discussion and Analysis—2024 NEO Compensation—Annual Cash Incentive Program” above for details on 2024 payments to the NEOs under the MIP.

(4)
Amounts consist solely of our matching contributions to the 401(k) Plan and the Deferred Compensation Plan, which were consistent with the benefits available to our similarly-situated employees. There were no other reportable perquisites, personal benefits, tax reimbursements or gross-ups paid to any NEO in 2024.

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Executive Compensation

2024 Grants of Plan-Based Awards
The following table shows information regarding the incentive awards granted to our NEOs in 2024. Annual cash incentive awards are made pursuant to the MIP and equity awards are made pursuant to the EIP. To receive a payout under the PSUs and RSUs, a participant must remain actively employed by us through the end of the relevant performance period or vesting date (except in the case of a qualifying termination of employment, as described in “—Payments Upon Termination or Change of Control (As of December 31, 2024)” below). No dividends, if any were to be declared and paid, would accrue on any of the PSUs or RSUs prior to payout or vesting, as applicable.

Name	Award Type(1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	Target Grant Date Fair Value of Stock Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John C. Rademacher	MIP		650,000	1,300,000	2,600,000
	PSU	2/20/2024				53,812	107,624	215,248		3,600,023
	RSU	2/20/2024							71,751	2,400,071
Michael Shapiro	MIP		275,219	550,439	1,100,877
	PSU	2/20/2024				26,906	53,812	107,624		1,800,011
	RSU	2/20/2024							35,877	1,200,086
Luke Whitworth	MIP		273,596	547,193	1,094,385
	PSU	2/20/2024				20,180	40,359	80,718		1,350,009
	RSU	2/20/2024							26,907	900,039
Collin G. Smyser	MIP		183,248	366,496	732,992
	PSU	2/20/2024				9,418	18,835	37,670		630,031
	RSU	2/20/2024							12,558	420,065
Christopher L. Grashoff	MIP		180,000	360,000	720,000
	PSU	2/20/2024				8,969	17,938	35,876		600,026
	RSU	2/20/2024							11,961	400,095

(1)	“MIP” refers to annual cash incentive awards made pursuant to the MIP.
(2)
These columns represent the range of possible annual cash incentive awards under the MIP. Actual awards are dependent on actual results measured against pre-established performance goals, as described in “Compensation Discussion and Analysis—2024 NEO Compensation—Annual Cash Incentive Program” above. Payouts range from 50% to 200% of target. The actual amounts paid to NEOs under the MIP for 2024 are included in the “Non-Equity Incentive Plan Compensation” column of the “2024 Summary Compensation Table” above.

(3)
A discussion of the assumptions used in computing the grant date fair values may be found in Note 15 – Stock-Based Incentive Compensation found in Part II, Item 8, “Financial Statements and Supplementary Data” in the Notes to Consolidated Financial Statements in the 2024 Annual Report.

(4)
These columns show the range of payouts for the PSUs. These PSUs are scheduled to vest in February 2027, with payouts ranging from 0% to 200% of target based on performance over a three-year performance period ended December 31, 2026. The grant date fair value of the PSUs is based on the probable payout outcome at the time of grant.

(5)	This column shows the number of shares underlying the RSUs. One-quarter of these RSUs are scheduled to vest on each anniversary of the grant date.

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Executive Compensation

Outstanding Equity Awards as of December 31, 2024
The following table shows information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2024.

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John C. Rademacher	77,388(3)	25,796(3)	18.97	02/23/2031	—	—	—	—
	90,918(8)	—	26.91	10/26/2031	—	—	—	—
	43,046(4)	43,046(4)	23.65	02/21/2032	—	—	—	—
	—	238,596(9)	28.86	02/22/2033	—	—	—	—
	21,872(10)	65,616(10)	28.86	02/22/2033	—	—	—	—
	—	—	—	—	22,174(13)	514,437	—	—
	—	—	—	—	35,733(15)	829,006	—	—
	—	—	—	—	129,940(14)	3,014,608	—	—
	—	—	—	—	71,751(24)	1,664,623	—	—
	—	—	—	—	177,380(19)	4,115,216	—	—
	—	—	—	—	—	—	154,830(20)	3,661,656
	—	—	—	—	—	—	107,624(23)	2,496,877
Michael Shapiro	—	7,739(3)	18.97	02/23/2031	—	—	—	—
	49,357(11)	—	25.75	10/21/2031	—	—	—	—
	14,180(5)	14,180(5)	23.96	02/17/2032	—	—	—	—
	7,954(10)	23,862(10)	28.86	02/22/2033	—	—	—	—
	—	143,156(9)	28.86	02/22/2033	—	—	—	—
	—	—	—	—	3,954(12)	91,733	—	—
	—	—	—	—	7,304(16)	169,453	—	—
	—	—	—	—	12,996(15)	301,507	—	—
	—	—	—	—	77,963(14)	1,808,742	—	—
	—	—	—	—	35,877(24)	832,346	—	—
	—	—	—	—	58,432(19)	1,355,622	—	—
	—	—	—	—	—	—	56,135(20)	1,302,323
	—	—	—	—	—	—	53,812(23)	1,248,438

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Executive Compensation

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Luke Whitworth	36,092(6)	—	13.34	03/09/2030	—	—	—	—
	9,675(3)	3,225(3)	18.97	02/23/2031	—	—	—	—
	24,679(11)	—	25.75	10/21/2031	—	—	—	—
	4,052(5)	4,052(5)	23.96	02/17/2032	—	—	—	—
	5,667(10)	17,001(10)	28.86	02/22/2033	—	—	—	—
	—	18,293(9)	28.86	02/22/2033	—	—	—	—
	—	—	—	—	1,648(12)	38,234	—	—
	—	—	—	—	2,088(16)	48,442	—	—
	—	—	—	—	9,261(15)	214,855	—	—
	—	—	—	—	9,962(14)	231,118	—	—
	—	—	—	—	26,907(24)	624,242	—	—
	—	—	—	—	16,696(21)	387,347	—	—
	—	—	—	—	—	—	40,893(20)	948,718
	—	—	—	—	—	—	40,359(23)	936,329
Collin G. Smyser	3,052(7)	3,052(7)	28.89	05/19/2032	—	—	—	—
	3,281(10)	9,843(10)	28.86	02/22/2033	—	—	—	—
	—	15,907(9)	28.86	02/22/2033	—	—	—	—
	—	—	—	—	1,624(18)	37,677	—	—
	—	—	—	—	10,384(17)	240,909	—	—
	—	—	—	—	5,361(15)	124,375	—	—
	—	—	—	—	8,663(14)	200,982	—	—
	—	—	—	—	12,558(24)	291,346	—	—
	—	—	—	—	12,984(22)	301,229	—	—
	—	—	—	—	—	—	23,676(22)	549,283
	—	—	—	—	—	—	18,835(23)	436,972

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Executive Compensation

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Christoper L. Grashoff
	3,678(3)	1,226(3)	18.97	02/23/2031	—	—	—	—
	8,974(3)	—	25.75	10/21/2031	—	—	—	—
	2,026(5)	2,026(5)	23.96	02/17/2032	—	—	—	—
	1,989(10)	5,967(10)	28.86	02/22/2033	—	—	—	—
	—	—	—	—	626(12)	14,523	—	—
	—	—	—	—	1,044(16)	24,221	—	—
	—	—	—	—	3,249(15)	75,377	—	—
	—	—	—	—	11,961(24)	277,495	—	—
	—	—	—	—	—	—	17,938(23)	416,162

(1)
Our non-qualified stock option awards typically vest over a four-year period and, in certain instances, may fully vest upon a change in control of Option Care Health. These awards also have an exercise price that may not be less than 100% of its fair market value on the date of grant and are typically exercisable within ten years after the date of grant, subject to earlier termination in certain circumstances.

(2)
The value of the unvested RSUs is based on our closing stock price as of December 31, 2024 (the last trading day of 2024) of $23.20. Outstanding RSUs typically vest in four equal annual installments on each of the first four anniversaries of the grant date, subject to continued service with us.

(3)	Represents non-qualified stock options granted under the EIP that vested 50% on February 23, 2023, 25% on February 23, 2024, and 25% on February 23, 2025.
(4)	Represents non-qualified stock options granted under the EIP that vested 25% on February 21, 2022, 25% on February 21, 2023, 25% on February 21, 2024, and 25% on February 21, 2025.
(5)	Represents non-qualified stock options granted under the EIP that vested 25% on February 17, 2023, 25% on February 17, 2024, 25% on February 17, 2025, and will vest 25% on February 17, 2026.
(6)	Represents non-qualified stock options granted under the EIP that vested 50% on March 9, 2022, 25% on March 9, 2023, and 25% on March 9, 2024.
(7)	Represents non-qualified stock options granted under the EIP that vested 25% on May 19, 2023, and 25% on May 19, 2024, 25% on May 19, 2025, and 25% on May 19, 2026.
(8)	Represents non-qualified stock options granted under the EIP that vested 100% on October 26, 2024.
(9)	Represents non-qualified stock options granted under the EIP that are scheduled to vest 100% on February 22, 2026.
(10)
Represents non-qualified stock options granted under the EIP that vested 25% on February 22, 2024, 25% on February 22, 2025, and which are scheduled to vest 25% on February 22, 2026, and 25% on February 22, 2027.

(11)	Represents non-qualified stock options granted under the EIP that vested 100% on October 21, 2024.
(12)	Represents RSUs granted under the EIP that vested 25% on February 23, 2025.
(13)	Represents RSUs granted under the EIP that vested 25% on February 21, 2025 and which are scheduled to vest 25% on February 21, 2026.
(14)	Represents RSUs granted under the EIP that are scheduled to vest 100% on February 22, 2026.
(15)	Represents RSUs granted under the EIP that vested 25% on February 22, 2025, and which are scheduled to vest 25% on February 22, 2026, and 25% on February 22, 2027.
(16)	Represents RSUs granted under the EIP that vested 25% on February 17, 2025, and which are scheduled to vest 25% on February 17, 2026.
(17)	Represents RSUs granted under the EIP that are scheduled to vest 100% on May 19, 2025.
(18)	Represents RSUs granted under the EIP that are scheduled to vest 25% on May 19, 2025 and 25% on May 19, 2026.
(19)	Represents PSUs that were earned as to 200% of the target shares and vested on February 21, 2025.

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Executive Compensation

(20)	Represents PSUs granted under the EIP that are scheduled to vest on February 22, 2026, disclosed at maximum level.
(21)	Represents PSUs that were earned as to 200% of the target shares and vested on February 17, 2025.
(22)	Represents PSUs that were earned as to 166% of the target shares and scheduled to vest on May 19, 2025.
(23)	Represents PSUs granted under the EIP that are scheduled to vest on February 20, 2027, disclosed at maximum level.
(24)	Represents RSUs granted under the EIP that vested 33% on February 20, 2025, and which are scheduled to vest 33% on February 20, 2026, and 34% on February 20, 2027.
Options Exercised and Stock Vested During 2024
The following table shows information regarding the stock options exercised and the vesting of stock awards previously granted to our NEOs during 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
John C. Rademacher	—	—	278,257	8,900,023
Michael Shapiro	23,217	278,075	92,290	2,953,382
Luke Whitworth	—	—	45,369	1,451,105
Collin G. Smyser	—	—	2,599	82,348
Christopher L. Grashoff	—	—	10,531	322,587

(1)	Reflects the aggregate gross number of options exercised and includes any shares used to exercise such options and satisfy applicable taxes.
(2)	The value equals our stock price on the exercise date, minus the per share exercise price of the non-qualified stock option, multiplied by the number of shares acquired on exercise.
(3)	Reflects the aggregate gross number of RSUs that vested during 2024.
(4)	The value equals our stock price on the vesting date multiplied by the number of shares acquired on vesting.
Non-qualified Deferred Compensation
Our NEOs are eligible to participate in the Deferred Compensation Plan. Deferred Compensation Plan participants may elect to defer up to 75% of their annual base salary and up to 100% of their eligible cash bonus by timely completing a deferral election form. Amounts deferred under the Deferred Compensation Plan, as adjusted for applicable earnings gains and losses and fees, are credited to an account in the participant’s name and remain fully vested at all times. Participants may select at any time from a diversified menu of investment options, which align with the investment options available under our qualified 401(k) plan, and the value of their Deferred Compensation Plan account balance may increase or decrease based on the performance of their selected investment options. In 2024, annual returns on the investment options available for the Deferred Compensation Plan generally ranged from 1.8% to 33.0%.
Deferred Compensation Plan participants may elect to receive distributions of their deferred amounts upon separation from service, death or another payment date. Distributions will be made in a lump sum payment unless the Participant elected to receive their account balance in a designated number of annual installments not to exceed fifteen (15) installment payments. A Deferred Compensation Plan participant also may request to receive a hardship distribution on account of an eligible unforeseeable emergency. If a Deferred Compensation Plan participant dies before receiving a complete distribution of their account, the remaining account will be paid to their beneficiaries in a lump sum by December 31 of the year following the participant’s death.
The following table shows information regarding the participation of our NEOs in the Deferred Compensation Plan as of December 31, 2024.

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Executive Compensation

Name	Executive Contributions ($)(1)	Company Contributions ($)	Aggregate Earnings ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance as of December 31, 2024 ($)
John C. Rademacher	0	0	0	0	0
Collin G. Smyser	243,269	0	(799)	0	242,470
Christopher L. Grashoff	19,904	0	920	0	20,824

(1)
Mr. Whitworth and Mr. Shapiro did not participate in the Deferred Compensation Plan. Mr. Rademacher participated in the Deferred Compensation Plan with an election to defer a portion of his 2024 MIP bonus that was not contributed until March 14, 2025.

Payments Upon Termination or Change of Control (As of December 31, 2024)
Executive Severance Plan
During 2024, we maintained the Executive Severance Plan for certain eligible executives. As of December 31, 2024, each of the NEOs were eligible to participate in the Executive Severance Plan.
Under the terms of the Executive Severance Plan, upon a participant’s termination of employment by us for any reason other than for Cause, death or Disability (each as defined in the Executive Severance Plan), or by the participant for Good Reason (as defined in the Executive Severance Plan, and each such termination, a “Qualified Termination”) other than during the 24-month period following a Change in Control (as defined in the Executive Severance Plan, and such period, the “CIC Protection Period”), the participant would be eligible to receive the following severance benefits: (i) a cash severance payment equal to the participant’s base salary multiplied by his or her applicable Severance Multiple (as defined in the Executive Severance Plan); (ii) continuation of medical, dental and vision coverage for the duration of the applicable Severance Period (as defined in the Executive Severance Plan); (iii) a prorated payout of the participant’s annual bonus for the year in which the Qualified Termination occurs, based on actual performance; (iv) any earned but unpaid annual bonus from prior years; and (v) accelerated vesting of (A) the portions of such participant’s outstanding stock option and service-based RSU awards that would have vested had the participant remained employed with us through the next scheduled vesting date for each such award, and (B) a prorated portion of such participant’s outstanding performance-based equity awards, based on the target performance level. The applicable Severance Multiple for a Qualified Termination outside of the CIC Protection Period are: 2.00 for our Chief Executive Officer; 1.50 for our Chief Financial Officer; and 1.25 for the other executive officers eligible to participate in the Executive Severance Plan, including the other NEOs. The applicable Severance Period for a Qualified Termination (occurring either outside of or during the CIC Protection Period (as defined in the Executive Severance Plan)) are: 18 months for our Chief Executive Officer; 15 months for our Chief Financial Officer; and 12 months for the other executive officers eligible to participate in the Executive Severance Plan, including the other NEOs.
In the event that the Qualified Termination occurs during the CIC Protection Period, the participant would be eligible to receive the following severance benefits: (i) a cash severance payment equal to the participant’s base salary multiplied by his or her applicable Severance Multiple; (ii) a payment for a prorated portion of his or her target annual bonus for the year in which the date of termination occurs; (iii) any earned but unpaid annual bonus from prior years; and (iv) (A) accelerated exercisability and vesting of the participant’s outstanding stock option and time-based RSU awards and (B) accelerated vesting of performance-based equity awards, based on the greater of target and actual performance level. The applicable Severance Multiples for a Qualified Termination during the CIC Protection Period are: 3.00 for our Chief Executive Officer; 2.50 for our Chief Financial Officer; and 2.25 for the other executive officers identified in the Executive Severance Plan, including the other NEOs.
The severance payments and benefits described above are subject to the participant’s execution and non-revocation of a general release of claims in favor of us and compliance with certain restrictive covenants related to confidentiality, return of property, non-competition and non-disparagement.

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Executive Compensation

Employment Agreements
We are party to employment agreements with each of Mr. Rademacher and Mr. Shapiro. These employment agreements were entered into prior to the consummation of the BioScrip Merger in 2019. In February 2024, each of Mr. Rademacher and Mr. Shapiro entered into letter agreements with us to terminate the severance benefits provisions of their employment agreements and now each of them is subject to the terms of the Executive Severance Plan. We are not a party to an employment agreement with any of the other NEOs.
The employment agreements with Mr. Rademacher and Mr. Shapiro set forth their annual base salaries at the time the employment agreements were entered into and provided that their base salaries could be increased, but not decreased, from that salary. The employment agreements also provide that they are entitled to an annual cash bonus opportunity equal to 100% and 80% of the base salary for Mr. Rademacher and Mr. Shapiro, respectively. The employment agreements also include confidentiality, non-solicitation and non-compete covenants.
EIP
The EIP generally provides for “double trigger” acceleration in connection with a change in control (as defined in the EIP). Accordingly, the vesting of awards will not accelerate if such awards are assumed or replaced with an equivalent award by the resulting entity. However, if the participant incurs a qualifying termination (as specified in the applicable award agreement) within 12 months following a change in control, the vesting of the award will fully accelerate.
With respect to awards that are not assumed or replaced by the resulting entity, unless otherwise determined by the Compensation Committee at the time of grant, upon the occurrence of a change in control of Option Care Health, all awards will become fully vested and exercisable.
Equity Award Agreements
RSU awards generally provide that if, within 12 months of a change in control, an NEO’s employment is involuntarily terminated without cause, any outstanding RSU award will immediately vest and be settled.
PSU awards generally provide that in the event of a change in control occurring during the applicable performance period, the target number of PSUs will be deemed earned, and vest and be settled in connection with the change in control.
Prior to 2024, we also granted stock options. These stock option awards generally provide that in the case of double-trigger vesting acceleration as described above, the options will remain exercisable for a period of 12 months. Upon termination due to death or disability, vested options will remain exercisable for twelve months. Upon termination for any other reason, the vested and exercisable portion of any option will remain exercisable for 90 days after the date of termination.
In addition, equity award agreements with certain qualifying senior executives, which includes our NEOs, generally provide for certain vesting upon reaching “retirement” with Option Care Health. If an NEO’s employment is terminated due to retirement, then (i) a pro-rata portion of any earned PSUs (based on the number of days employed during the performance period) based on actual performance will vest on the third anniversary of the grant date and be settled in accordance with the award agreement and (ii) any options and RSUs will remain outstanding and continue to vest in accordance with the vesting schedule set forth in the applicable award agreement. “Retirement” means that the NEO voluntarily resigns employment and has (i) reached age 58, (ii) provided 10 years of continuous employment with us, (iii) provided at least six months advance written notice of intent to retire, (iv) has been continuously employed by us for at least 12 months following the date of grant, (v) complies with post-employment covenants and (vi) signs a release. This benefit does not apply to equity awards made prior to 2023, and none of our NEOs have currently met the applicable age and tenure requirements for participation in this benefit. The Compensation Committee, in consultation with Pearl Meyer, believes this benefit is generally aligned with the practice of several companies in our compensation peer group and also potentially creates a valuable performance and retention incentive for participating executives.

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Executive Compensation

Potential Payments Table
The following table discloses the potential payments and benefits, other than those available generally on a nondiscriminatory basis to all U.S. salaried employees, provided upon a change of control or termination of employment for each of the NEOs, calculated as if the change of control or termination of employment had occurred on December 31, 2024:

Name	Severance ($)(1)	Accelerated Vesting of Equity ($)(2)	Total ($)
John C. Rademacher
Termination without cause	3,346,622	13,127,163	16,473,785
Termination due to death or disability	4,800,000	13,127,163	17,927,163
Termination without cause or resignation for “good reason”within two years following a change in control	5,646,622	16,711,292	22,357,914
Michael Shapiro
Termination without cause	1,514,852	5,499,244	7,014,096
Termination due to death or disability	2,976,000	5,499,244	8,475,244
Termination without cause or resignation for “good reason”within two years following a change in control	2,683,352	7,172,118	9,855,470
Luke Whitworth
Termination without cause	1,374,832	2,235,111	3,609,943
Termination due to death or disability	2,843,750	2,235,111	5,078,861
Termination without cause or resignation for “good reason” within two years following a change in control	2,562,332	3,442,927	6,005,259
Collin G. Smyser
Termination without cause	1,010,368	1,595,472	2,605,840
Termination due to death or disability	2,250,000	1,595,472	3,845,472
Termination without cause or resignation for “good reason” within two years following a change in control	1,885,368	2,182,772	4,068,140
Christopher L. Grashoff
Termination without cause	891,763	288,164	1,179,927
Termination due to death or disability	1,860,000	288,164	2,148,164
Termination without cause or resignation for “good reason” within two years following a change in control	1,651,763	812,964	2,464,727

(1)	As of December 31, 2024, all NEOs were entitled to severance under the Executive Severance Plan.
(2)
Represents the value of accelerated vesting of option, PSU and RSU awards. Please see “—Payments Upon Termination or Change of Control (As of December 31, 2024)” above for information regarding vesting upon a change in control of Option Care Health and upon employment termination.

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Additional Compensation Matters

CEO Pay Ratio
In accordance with SEC rules, we are providing the ratio of the annual total compensation of our President and Chief Executive Officer, John C. Rademacher, to the annual total compensation of our median employee. The 2024 annual total compensation of Mr. Rademacher is $8,222,800, the 2024 annual total compensation of our median employee is $53,369, and the ratio of these amounts is 154 to 1.
We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our information systems and the methodology described below. Because SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a wide variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and types of workforces and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
For 2024, we used the same median employee that was identified in 2023 since there has been no change in our employee population or employee compensation that we reasonably believe would result in a significant change in the pay ratio disclosure. We identified the median employee for 2023 as of December 31, 2023, taking into account all of our 7,713 full-time, part-time, and per diem hourly employees, excluding Mr. Rademacher. We utilized actual earned wages reported for tax purposes for 2023 as the consistently applied compensation measure as of December 31, 2023 to identify the median employee. We calculated the total compensation of this new median employee for 2024 using the same methodology that was used for our NEOs as set forth in “2024 Summary Compensation Table” above.

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Executive Compensation Tables

Pay-Versus-Performance
This disclosure has been prepared in accordance with the SEC’s pay-versus-performance rules in Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect the value of compensation actually realized by the NEOs or how the Compensation Committee evaluates compensation decisions. For a discussion of how the Compensation Committee seeks to align pay with performance when making compensation decisions, please review the “Compensation Discussion and Analysis” section above.
The following table shows the information for the past five fiscal years of (i) the “2024 Summary Compensation Table” total compensation for our principal executive officer (“PEO”) and, on an average basis, our non-PEO NEOs; (ii) the “compensation actually paid” to our PEO and, on an average basis, our non-PEO NEOs (in each case, as determined in accordance with SEC rules); (iii) our total stockholder return; (iv) our peer group total stockholder return; (v) our net income; and (vi) our Adjusted EBITDA.
Pay-Versus-Performance Table

Year(1)	Summary Compensation for Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)	Value of Initial Fixed $100 Investment Based On		Net Income ($M)	Adjusted EBITDA ($M)(5)
					Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(4)
2024	8,222,800	(1,867,673)	2,794,597	831,127	155.50	123.45	211.8	443.8
2023	16,613,200	22,231,884	3,647,608	4,661,216	225.80	121.70	267.1	425.2
2022	6,754,639	10,072,293	1,943,041	286,518	201.68	116.36	150.6	342.9
2021	8,148,659	13,139,273	3,292,294	4,992,770	190.62	145.57	139.9	289.8
2020	1,137,554	1,137,554	1,118,132	1,085,922	104.83	133.00	(8.1)	221.7

(1)	The PEO and other NEOs for the applicable years were as follows:
•	2024: Mr. Rademacher (PEO); Mr. Shapiro, Mr. Whitworth, Mr. Smyser, Mr. Grashoff (other NEOs)
•	2023: Mr. Rademacher (PEO); Mr. Shapiro, Mr. Whitworth, Mr. Smyser, Mr. Bavaro, Richard Denness (other NEOs)
•	2022: Mr. Rademacher (PEO); Mr. Shapiro, Harriet Booker, Mr. Denness, Mr. Smyser (other NEOs)
•	2021: Mr. Rademacher (PEO); Mr. Shapiro, Ms. Booker, Mr. Denness, Clifford Berman (other NEOs)
•	2020: Mr. Rademacher (PEO); Mr. Shapiro, Ms. Booker, Mr. Denness, Mr. Berman (other NEOs)
(2)
The dollar amounts reported represent the amount of “compensation actually paid” as calculated in accordance with SEC rules. “Compensation actually paid” represents a new required calculation of compensation that differs significantly from the “Summary Compensation Table” calculation of compensation, each NEO’s realized or earned compensation, as well as from the way in which the Compensation Committee views annual compensation decisions, as discussed in “Compensation Discussion and Analysis” above. The amounts in the table above are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to equity awards that remain subject to forfeiture if the vesting conditions are not satisfied. For purposes of calculating “compensation actually paid,” the fair value of equity awards is calculated in a manner consistent with the fair value methodology used for financial reporting purposes.

(3)
The following table shows the amounts deducted from and added to the “2024 Summary Compensation Table” total compensation to calculate “compensation actually paid” to our PEO and our other NEOs in 2024.

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Executive Compensation Tables

	2024
	PEO ($)	Average Non-PEO NEOs ($)
Total Compensation from “2024 Summary Compensation Table”	8,222,800	2,794,597
Adjustments for Equity Awards
Subtract Stock and Option Award values in “2024 Summary Compensation Table”	($6,000,000)	($1,825,000)
Add year-end fair value of unvested awards granted in the current year, calculated in accordance with ASC 718	$4,161,500	$1,265,833
Add/(Subtract) the difference between fair value as of the end of 2024 and fair values as of the end of 2023 for awards granted in prior years that are outstanding and unvested at the end of 2024, calculated in accordance with ASC 718	($7,316,600)	($1,244,302)
Add fair values at vest date for awards granted and vested in current year	$0	$0
Add/(Subtract) difference in fair values between 2023 year-end fair values and vest date fair values for awards granted in prior years that vested in current year	($935,372)	($160,001)
(Subtract) fair value at the end of 2023 for any awards forfeited during 2024	$0	$0
Add dividends or dividend equivalents paid on stock or option awards in 2024 prior to vesting if not otherwise included in total compensation for 2024	$0	$0
Total Adjustments for Equity Awards	($10,090,473)	($1,963,470)
Compensation Actually Paid (as calculated)	($1,867,673)	$831,127

(4)
Pursuant to SEC rules, company and peer group total stockholder return (“TSR”) is determined based on the value of an initial fixed investment of $100 on December 31, 2019 through the end of the listed year. The peer group TSR set forth in this table utilizes the S&P Health Care Services Select Industry Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K under the Exchange Act and included in our 2024 Annual Report. Historic stock price performance is not necessarily indicative of future stock price performance.

(5)
Adjusted EBITDA is the financial measure that was determined to be the most important financial performance measure linking “compensation actually paid” to our NEOs to company performance for 2024, and therefore was selected as the 2024 “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K under the Exchange Act. Adjusted EBITDA is a non-GAAP financial measure. Please refer to the reconciliation of this non-GAAP financial measure to the comparable GAAP financial measure in Appendix A of this Proxy Statement.

2024 Performance Measures
In accordance with SEC rules, the following table lists the financial performance measures that, in our assessment, represent the most important financial performance measures used to link “compensation actually paid” to our NEOs to company performance for 2024, as further described in “Compensation Discussion and Analysis” above.
 Adjusted EBITDA
 Adjusted EBITDA Growth
 Cash Flow from Operations Growth
 Incentive EBITDA
 Revenue
 Revenue Growth
 Stock Price

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Executive Compensation Tables

Relationship Between “Compensation Actually Paid” and Performance Measures
In accordance with SEC rules, the charts below illustrate how “compensation actually paid” to our NEOs aligns with our financial performance as measured by our total stockholder return, our peer group total stockholder return, our net income, and our Adjusted EBITDA.

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Executive Compensation Tables

Equity Compensation Plan Information
The following table shows information, as of December 31, 2024, regarding shares of our common stock authorized for issuance under the EIP. The EIP is the sole equity compensation plan through which our equity securities are authorized for issuance. As of such date, no equity securities were authorized for issuance under equity compensation plans not approved by our stockholders.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1) (b)($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(#)
Equity compensation plans approved by stockholders	3,936,416(2)	26.17	5,462,744

(1)
The weighted-average exercise price is calculated based solely on the exercise price of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding RSUs, which have no exercise price.

(2)
This number includes 1,451,509 stock options, 1,652,391 shares underlying RSUs, and 832,516 underlying PSUs calculated at 100% of the target number of shares subject to each award, all of which were granted under the EIP.

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Proposal 3:
Advisory Vote to Approve
Executive Compensation

In accordance with Section 14A of the Exchange Act and related SEC rules, our stockholders have the opportunity to cast an annual advisory vote to approve the compensation of our NEOs as disclosed pursuant to the SEC’s compensation disclosure rules, which includes the “Compensation Discussion and Analysis” section above along with the executive compensation tables and associated narrative disclosures in the “Executive Compensation Tables” section above.
Our executive compensation program is designed to help achieve the goals of attracting, engaging, and retaining highly talented individuals who are committed to our core values of integrity, excellence and respect for people and patients, while balancing the long-term interests of our stockholders. The Compensation Committee, which consists solely of individual directors, has reviewed our executive compensation program and believes it aligns with our compensation philosophy and objectives as well as the pay practices of our peer group. We encourage stockholders to read the “Compensation Discussion and Analysis” section above, which describes the details of our executive compensation program and the Compensation Committee’s decision-making process with respect to our executive compensation program.
At our 2024 Annual Meeting, 50.6% of the votes cast on the say-on-pay vote voted in favor of our executive compensation program. The results of this advisory vote led to broader stockholder engagement on executive compensation in 2024 to better understand stockholder perspectives. The Compensation Committee considered and took a number of actions in response to this feedback. For more information on these stockholder engagement efforts, including with respect to executive compensation matters, see “Corporate Governance—Stockholder Engagement and Response” and “Compensation Discussion and Analysis— Response to Stockholder Engagement on Compensation” above.
Although this proposal is not binding, the Compensation Committee and the Board value the opinions expressed by our stockholders through their votes and will consider the outcome of the vote in future executive compensation decisions. The next advisory say-on-pay vote is expected to occur at our 2026 annual meeting of stockholders (the “2026 Annual Meeting”).

The Board unanimously recommends that stockholders vote “FOR’’ the advisory vote to approve executive compensation as detailed in this Proxy Statement.

Vote Required
Approval of Proposal 3 requires the affirmative vote of the majority of the shares present or represented by proxy at the Annual Meeting.

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Proposal 4:
To Amend the Amended and Restated Certificate of
Incorporation to Provide Stockholders Holding
at Least 25% of Our Voting Power (with Certain
Stockholders Holding Their Shares
Continuously for At Least 1 Year)
the Right to Request Special Meetings

After careful consideration, the Board has unanimously approved and declared advisable, and recommends that our stockholders adopt, an amendment to our Certificate of Incorporation that would authorize stockholders holding at least 25% of our voting power (with certain stockholders holding their shares continuously for at least one year) to request that a special meeting of stockholders be called, as set forth in this Proposal 4 (the “Special Meeting Amendment”).
Proposed Amendments
Our current Certificate of Incorporation provides that our stockholders do not have the right to call special meetings of stockholders after the first date that HC Group Holdings I, LLC and its affiliated companies (collectively, “HC Group”) own less than 50% of our voting power, which occurred in 2021. This provision was implemented at the time of the BioScrip Merger in 2019, and the HC Group fully disposed of its ownership in Option Care Health in 2023.
The ability of stockholders to request the calling of special meetings is increasingly considered an important aspect of good corporate governance. The Board believes that re-introducing a right for stockholders to call a special meeting is an important step in the evolution of our corporate governance.
The Special Meeting Amendment would allow for special meetings of stockholders to be called by the Chair of the Board upon the written request of stockholders representing at least 25% of the voting power of the then-outstanding shares of capital stock then entitled to vote generally in the election of directors as of the record date for determining stockholders entitled to request that a special meeting be called through the date of the meeting. No shares held by a Calling Person (to be defined in the By-laws to mean any stockholder that has provided the written request and the beneficial owners on whose behalf the request is made) will be counted for satisfying the 25% threshold unless they have been held continuously for at least one year prior to the date we received the request. In addition, the special meeting request must have complied with the requirements set forth in the By-laws, as they may be amended from time to time.
The Special Meeting Amendment would not modify the right under the Certificate of Incorporation for special meetings to be called by the Board or the Chair of the Board pursuant to a written resolution adopted by the majority of the total number of directors constituting the Board assuming there are no vacancies.

The Board unanimously recommends that stockholders vote “FOR” the proposal to amend our Certificate of Incorporation to allow stockholders holding at least 25% of our shares (with certain stockholders holding their shares continuously for at least one year) to request special meetings of stockholders.

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Proposal 4: To Amend the Amended and Restated Certificate of Incorporation to Provide Stockholders Holding at Least 25% of Our Voting Power (with Certain Stockholders Holding Their Shares Continuously for At Least 1 Year) the Right to Request Special Meetings

The Special Meeting Amendment is included with this Proxy Statement as Appendix B, and the foregoing summary of the Special Meeting Amendment is qualified in its entirety by reference to the text of the amendments as set forth in Appendix B.
Purpose of the Proposed Amendments
The Board believes that the right to request the calling of special meetings is an important governance mechanism that allows stockholders to have their voice heard on time-sensitive and critical matters between annual meetings of stockholders. The Board also believes that special meetings are extraordinary events and should not be a mechanism that a small group of stockholders may wield to advance private agendas or interests that our broader stockholder base may not share and might not ultimately adopt at the meeting. Organizing and preparing for a special meeting may be disruptive and divert significant time and attention of our Board and management away from their primary focus of overseeing and operating our business and creating long-term stockholder value. Further, with each special meeting, we may incur significant expenses in order to prepare the disclosures required for such meeting, print and distribute materials, solicit proxies and tabulate votes.
Following consideration of our corporate governance, market practice and feedback from engagement with many of our significant stockholders, the Board has concluded that a 25% ownership threshold (with certain stockholders holding such shares continuously for at least one year) strikes an appropriate balance between ensuring that special meetings can be called to act on extraordinary and urgent matters and protecting the long-term interests of Option Care Health and our stockholders. A 25% ownership threshold represents a critical mass of support for the business proposed to be brought before the meeting, helping ensure that the business proposed by stockholders is broadly supported by stockholders and has a credible chance of being adopted at the meeting. Additionally, this threshold is consistent with market practice. According to data collected by Deal Point Data, as of March 1, 2025, approximately 54% of the S&P 400 companies that allow stockholders to call a special meeting have set the ownership threshold at or greater than 25%, while 46% of S&P 400 companies do not allow stockholders to call a special meeting.
Finally, the Board believes that it is appropriate to require the proponent stockholder submitting the special meeting request (but not other stockholders supporting the request) to have held its shares included in the requesting percentage continuously for at least one year to reduce the risk that special meetings are called for short-term private agendas.
In light of these considerations, and upon recommendation of the Nominating and Corporate Governance Committee, the Board adopted resolutions declaring it advisable to amend the Certificate of Incorporation as provided by the Special Meeting Amendment, and resolved to submit the Special Meeting Amendment to the stockholders for adoption.
Overview of Related Changes to the By-Laws
The Board has approved changes to the By-laws, contingent on the effectiveness of these proposed amendments to the Certificate of Incorporation (the “Special Meeting By-law Amendments”), that establish the procedures by which stockholders may submit a special meeting request. The Special Meeting By-law Amendments are set forth on Appendix C, and the following summary of the Special Meeting By-law Amendments is qualified in its entirety by reference to Appendix C.
The Special Meeting By-law Amendments would require that, before stockholders request that a special meeting be called, a stockholder of record must request that the Board fix a record date for purposes of determining the stockholders entitled to request a special meeting.

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Proposal 4: To Amend the Amended and Restated Certificate of Incorporation to Provide Stockholders Holding at Least 25% of Our Voting Power (with Certain Stockholders Holding Their Shares Continuously for At Least 1 Year) the Right to Request Special Meetings

In connection with the request to fix a record date or request to call a special meeting, the requesting stockholders would be required to submit certain information, including (other than for any stockholder whose support was solicited under the Exchange Act) the same information required for stockholder proposals and board nominees at annual meetings under our advance notice by-law provisions. This is intended to promote transparency and to provide us and our stockholders comparable information about matters that a stockholder seeks to present for a stockholder vote, whether the stockholder is seeking to use the advance notice process or special meeting right.
The Special Meeting By-law Amendments would also impose qualifications designed to prevent duplicative and unnecessary meetings by disregarding requests that include, among other things, proposed business that did not appear on the written request that resulted in the fixing of the record date for determining stockholders entitled to request a special meeting be called; was received by our Corporate Secretary during the period commencing 90 days prior to the anniversary date of the prior year’s annual meeting of stockholders and ending on the date of the next annual meeting of stockholders; includes proposed business that is identical or substantially similar to an item (a “Similar Item”) that was presented at any meeting of stockholders held not more than 120 days prior to receipt by the Secretary of the special meeting request; or was received by the Secretary within 90 days before an annual or special meeting of stockholders has been or is called to be held and the Board of Directors determines that the business of such meeting includes (among any other matters properly brought before the annual or special meeting) a Similar Item.
Required Vote to Approve the Proposed Amendments
This Proposal 4 will be approved and the Special Meeting Amendment will be adopted if the votes cast “For” the proposal are equal to at least 66 2/3% of the voting power of the then-outstanding shares of our capital stock then entitled to vote generally in the election of directors, voting together as a single class. Abstentions and broker non-votes will have the same effect as a vote “Against” Proposal 4.
If this Proposal 4 is approved by the requisite vote of our stockholders at the Annual Meeting, the Special Meeting Amendment would become effective upon the filing of an amended and restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we intend to file promptly following the Annual Meeting if our stockholders approve the amendments. If this Proposal 4 is not approved by the requisite vote of our stockholders at the Annual Meeting, the amendments to the Certificate of Incorporation described in this Proposal 4 would not become effective and stockholders would continue to not have the right to request special meetings of stockholders.
Although we presently intend to file and effect the proposed amendment to the Certificate of Incorporation, notwithstanding stockholder approval of such amendment, the Board will have discretion as to whether to file and effect the proposed amendment and reserves the right to abandon such amendment without any further action by our stockholders if at any time prior to the filing or effectiveness of the amendment, the Board determines, in its sole discretion, that the amendment is no longer in the best interests of our company and our stockholders. By voting in favor of the proposed amendment, stockholders are also expressly authorizing the Board to determine not to proceed with, or abandon, such amendment if it should so decide.
We are also submitting proposals to amend our Certificate of Incorporation to provide for officer exculpation as permitted by Delaware law (Proposal 5) and to eliminate certain legacy provisions contained in the Certificate of Incorporation relating to HC Group (Proposal 6). Approval of this Proposal 4 is not contingent on approval or disapproval of Proposals 5 or 6.

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Proposal 5:
To Amend the Amended and
Restated Certificate of
Incorporation to Provide for
Officer Exculpation

After careful consideration, the Board has unanimously approved and declared advisable, and recommends that our stockholders adopt, an amendment to our Certificate of Incorporation that would provide for the elimination or limitation of monetary liability of certain of our officers for certain actions, as set forth in this Proposal 5 (the “Proposed Exculpation Amendment”).
Proposed Amendments
Our Certificate of Incorporation currently limits the monetary liability of our directors in certain circumstances pursuant to, and consistent with, Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for certain senior corporate officers for certain breach of fiduciary duty actions.
In light of this update to the DGCL, we are proposing to amend the Certificate of Incorporation to add the Proposed Exculpation Amendment. As amended, Section 102(b)(7) of the DGCL only permits, and our Proposed Exculpation Amendment would only permit, exculpation for direct claims (as opposed to derivative claims made by stockholders on our behalf) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Furthermore, the Proposed Exculpation Amendment would not eliminate officers’ monetary liability for breach of fiduciary duty claims that we may bring on our own. The rationale for so limiting the scope of liability is to strike a balance between stockholders’ interest in accountability and their interest in our being able to attract and retain talented officers to work for us.
The Proposed Exculpation Amendment is included with this Proxy Statement on Appendix D, and the foregoing summary of the Proposed Exculpation Amendment is qualified in its entirety by reference to the text of the amendments as set forth in Appendix D.

The Board unanimously recommends that stockholders vote “FOR” the proposal to amend our Certificate of Incorporation to provide for officer exculpation as permitted by Delaware law.

2025 Proxy Statement	77

Proposal 5: To Amend the Amended and Restated Certificate of Incorporation to Provide for Officer Exculpation

Purpose of the Proposed Amendments
The Board and the Nominating and Corporate Governance Committee believe that there is a need for directors and officers to remain free of the risk of financial ruin as a result of an unintentional misstep. Therefore, taking into account the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits the Board and the Nominating and Corporate Governance Committee believe would accrue to us and our stockholders through an enhanced ability to attract and retain talented officers, the Nominating and Corporate Governance Committee recommended to the Board, and the Board adopted resolutions declaring it advisable to amend the Certificate of Incorporation as provided by the Proposed Exculpation Amendments, and resolved to submit the Proposed Exculpation Amendments to the stockholders for adoption.
Required Vote to Approve the Proposed Amendments
This Proposal 5 and the amendments to the Certificate of Incorporation to provide for officer exculpation as permitted by Delaware law will be approved if the votes cast “For” the proposal are equal to at least 66 2/3% of the voting power of the then-outstanding shares of our capital stock then entitled to vote generally in the election of directors, voting together as a single class. Abstentions and broker non-votes will have the same effect as a vote “Against” Proposal 5.
If this Proposal 5 is approved by the requisite vote of our stockholders at the Annual Meeting, the proposed amendments to the Certificate of Incorporation would become effective upon the filing of an amended and restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would file promptly following the Annual Meeting if our stockholders approve the amendments. If this Proposal 5 is not approved by the requisite vote of our stockholders at the Annual Meeting, the amendments to the Certificate of Incorporation described in this Proposal 5 would not become effective and stockholders would continue to not have the right to request special meetings of stockholders.
Although we presently intend to file and effect the proposed amendment to the Certificate of Incorporation, notwithstanding stockholder approval of such amendment, the Board will have discretion as to whether to file and effect the proposed amendment and reserves the right to abandon such amendment without any further action by our stockholders if at any time prior to the filing or effectiveness of the amendment, the Board determines, in its sole discretion, that the amendment is no longer in the best interests of our company and our stockholders. By voting in favor of the proposed amendment, stockholders are also expressly authorizing the Board to determine not to proceed with, or abandon, such amendment if it should so decide.
As noted above, we are also submitting proposals to amend our Certificate of Incorporation to enable stockholders to call special meetings of stockholders (Proposal 4) and to eliminate certain legacy provisions contained in the Certificate of Incorporation relating to HC Group (Proposal 6). Approval of this Proposal 5 is not contingent on approval or disapproval of Proposals 4 or 6.

2025 Proxy Statement	78

Proposal 6:
To Amend the Amended and
Restated Certificate of Incorporation
to Remove Legacy Provisions
Relating to HC Group

After careful consideration, the Board has unanimously approved and declared advisable, and recommends that our stockholders adopt, an amendment to our Certificate of Incorporation that would remove references relating to HC Group and the Series A Preferred Stock, as set forth in this Proposal 6 (the “Legacy Amendments”).
Proposed Amendments
Our current Certificate of Incorporation includes certain legacy provisions that are specific to HC Group, the investment vehicle of MDP and Walgreens, each of whom were previously significant owners of Option Care Health, and our investment structure at the time of the BioScrip Merger. In 2023, HC Group fully divested its ownership in Option Care Health.
These provisions were implemented at the time of the BioScrip Merger in 2019, and include:
•	limitations on the filling of newly-created directorships and director vacancies to the extent provided in a Director Nomination Agreement between Option Care Health and HC Group;
•
prior to the first date that HC Group owns less than 50% of our voting power: the rights for stockholders to remove directors by a majority of our voting power, to act by written consent without a meeting, to request a special meeting of shareholders be called by a majority of our voting power, and to amend our By-laws and certain provisions of our Certificate of Incorporation by a majority of our voting power;

•	the waiver of certain corporate opportunities for HC Group; and
•	the creation of Series A Preferred Stock.
For more information about our transition of ownership from MDP and Walgreens, see “Corporate Governance—Our History” above.
Purpose of the Proposed Amendments
In light of our current ownership structure, the Board believes these provisions are no longer applicable or relevant to us, including references to Series A Preferred Stock that are no longer outstanding. The Legacy Amendments will not change any substantive terms of our common stock. The Board does not believe that there are any disadvantages to the holders of our common stock or anti-takeover effects to the Legacy Amendments.

The Board unanimously recommends that stockholders vote “FOR” the proposal to amend our Certificate of Incorporation to eliminate the legacy provisions relating to HC Group.

2025 Proxy Statement	79

Proposal 6: To Amend the Amended and Restated Certificate of Incorporation to Remove Legacy Provisions Relating to HC Group

Therefore, on the recommendation of the Nominating and Corporate Governance Committee, the Board adopted resolutions declaring it advisable to amend the Certificate of Incorporation as provided by the Legacy Amendments, and resolved to submit the Legacy Amendments to the stockholders for adoption.
Required Vote to Approve the Proposed Amendments
This Proposal 6 will be approved and the Legacy Amendments will be adopted if the votes cast “For” the proposal are equal to at least 80% of the voting power of the then-outstanding shares of our capital stock then entitled to vote generally in the election of directors, voting together as a single class. Abstentions and broker non-votes will have the same effect as a vote “Against” Proposal 6.
With respect to Proposal 6, the Legacy Amendments are included with this Proxy Statement as Appendix E. The description of the Legacy Amendments is qualified in its entirety by reference to the text of the amendments as set forth in Appendix E.
If this Proposal 6 is approved by the requisite vote of our stockholders at the Annual Meeting, the proposed amendments to the Certificate of Incorporation would become effective upon the filing of an amended and restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would file promptly following the Annual Meeting if our stockholders approve the amendments. If this Proposal 6 is not approved by the requisite vote of our stockholders at the Annual Meeting, the amendments to the Certificate of Incorporation described in this Proposal 6 would not become effective.
Although we presently intend to file and effect the proposed amendment to the Certificate of Incorporation, notwithstanding stockholder approval of such amendment, the Board will have discretion as to whether to file and effect the proposed amendment and reserves the right to abandon such amendment without any further action by our stockholders if at any time prior to the filing or effectiveness of the amendment, the Board determines, in its sole discretion, that the amendment is no longer in the best interests of our company and our stockholders. By voting in favor of the proposed amendment, stockholders are also expressly authorizing the Board to determine not to proceed with, or abandon, such amendment if it should so decide.
As noted above, we are also submitting proposals to amend our Certificate of Incorporation to enable stockholders to call special meetings of stockholders (Proposal 4) and to amend our Certificate of Incorporation to reflect Delaware law provisions regarding officer exculpation (Proposal 5). Approval of this Proposal 6 is not contingent on approval or disapproval of Proposals 4 or 5.

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Security Ownership of Certain
Beneficial Owners and
Management

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of March 1, 2025 (the “Table Date”) by (i) each stockholder that we know is the beneficial owner of more than 5% of our common stock, (ii) each director and nominee for director, (iii) each NEO, and (iv) all executive officers and directors as a group.
We have relied upon information provided to us by our directors and NEOs and copies of documents sent to us that have been filed with the SEC by others for purposes of determining the number of shares each person beneficially owns. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes those persons who have voting or investment power with respect to the securities.
Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of the Table Date, as well as shares of common stock issuable upon the vesting of RSU awards within 60 days of the Table Date, are also deemed outstanding for purposes of calculating the percentage ownership of that person and, if applicable, the percentage ownership of the executive officers and directors as a group, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.
Unless otherwise indicated, the address for each stockholder listed in the table below is c/o Option Care Health, Inc., 3000 Lakeside Drive #300N, Bannockburn, IL 60015. As of the Table Date, 184,303,219 shares of our common stock were issued, and 165,217,757 shares of our common stock were outstanding.

2025 Proxy Statement	81

Security Ownership of Certain Beneficial Owners and Management

Name and Address	Number of Shares Beneficially Owned(1)(2)	Percent of Class
BlackRock, Inc.(3)	21,132,010	12.8%
The Vanguard Group, Inc.(4)	19,626,205	11.9%
Wellington Management Group LLP(5)	17,075,799	10.3%
John J. Arlotta	53,235	*
Elizabeth Q. Betten(6)	11,123	*
Elizabeth D. Bierbower	10,605	*
Barbara W. Bodem	577	*
Eric K. Brandt	0	*
Natasha Deckmann, M.D.	5,235	*
David W. Golding	92,532	*
Christopher L. Grashoff	32,968	*
Harry M. Jansen Kraemer, Jr.	298,611	*
Nicole Maggio	17,936	*
R. Carter Pate	21,756	*
John C. Rademacher	621,013	*
Michael Shapiro	207,095	*
Collin G. Smyser(7)	15,900	*
Timothy P. Sullivan	7,989	*
Luke Whitworth	156,222	*
Norman L. Wright	577	*
All current directors, director nominees, and executive officers as a group (17 persons)	1,541,258	*

*	Represents less than 1% of the issued and outstanding shares of common stock as of the Table Date.
(1)
Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to non-qualified stock options currently exercisable or that will become exercisable within 60 days of the Table Date: 20,895 shares for Mr. Grashoff; 303,072 shares for Mr. Rademacher; 94,274 shares for Mr. Shapiro; 9,614 shares for Mr. Smyser; 91,083 shares for Mr. Whitworth; and 9,005 shares for our other executive officers.

(2)
Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to RSUs that vest within 60 days of the Table Date: 577 shares for Ms. Bodem; 2,311 shares for Mr. Kraemer; and 577 shares for Mr. Wright.

(3)
As of December 31, 2023, based on information set forth in a Schedule 13G/A filed with the SEC on January 23, 2024 by BlackRock, Inc. (“BlackRock”). In such filing, BlackRock lists its business address as 50 Hudson Yards, New York, NY 10001. Represents (i) 20,834,307 shares for which BlackRock has sole voting power; (ii) 0 shares for which BlackRock has shared voting power; (iii) 21,132,010 shares for which BlackRock has sole dispositive power; and (iv) 0 shares for which BlackRock has shared dispositive power.

(4)
As of December 29, 2023, based on information set forth in a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. (“Vanguard”). In such filing, Vanguard lists its business address as 100 Vanguard Boulevard, Malvern, PA 19355. Represents (i) 0 shares for which Vanguard has sole voting power; (ii) 310,154 shares for which Vanguard has shared voting power; (iii) 19,129,873 shares for which Vanguard has sole dispositive power; and (iv) 496,332 shares for which Vanguard has shared dispositive power.

(5)
As of November 29, 2024, based on information set forth in a Schedule 13G/A filed with the SEC on December 4, 2024 by Wellington Management Group LLP (“Wellington”). In such filing, Wellington lists its business address as c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210. Represents (i) 0 shares for which Wellington has sole voting power; (ii) 14,460,791 shares for which Wellington has shared voting power; (iii) 0 shares for which Wellington has sole dispositive power; and (iv) 17,075,799 shares for which Wellington has shared dispositive power.

(6)	Includes 2,843 shares indirectly held by the Elizabeth Q. Betten 2012 Living Trust.
(7)	Includes 2,500 shares indirectly held by a revocable trust.

2025 Proxy Statement	82

General Information About
the Annual Meeting

2025 Annual Meeting of Stockholders
The Annual Meeting will take place virtually on May 14, 2025 at 3:00 p.m. Central Daylight Time. The record date for the Annual Meeting (the “Record Date”) is March 18, 2025, and only stockholders of record as of the close of business on this date are eligible to vote at the Annual Meeting.
Attending the Annual Meeting
We are conducting the Annual Meeting virtually through a live, audio-only webcast accessible over the Internet. This format allows stockholders worldwide to fully participate, leveraging technology for effective communication. It also aims to enhance stockholder access and participation while protecting stockholder rights. For example:
•	By following the instructions below, stockholders can submit questions online in advance or live during the meeting. We will address as many questions during the meeting as time permits.
•
While live webcast participation (i.e., the ability to vote and ask questions) is exclusive to stockholders as of the Record Date, anyone can view the live webcast and the replay after the Annual Meeting.

Only our stockholders as of the close of business on the Record Date or those holding a valid proxy can attend and participate in the Annual Meeting. Non-stockholders can still listen to the meeting online at www.virtualshareholdermeeting.com/OPCH2025.
If you plan to attend the Annual Meeting online, you must adhere to the following procedures. Failing to comply means you can still listen to the Annual Meeting webcast but not be able to participate.
•
To attend, vote, and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/OPCH2025 and enter the control number from your Notice of Internet Availability, voting instruction form, or proxy card.

•	To submit questions in advance, visit www.proxyvote.com before 10:59 p.m. Central Daylight Time on May 13, 2025 and enter your control number.
•
For questions about www.proxyvote.com or your control number, contact the bank, broker, or organization holding your shares. Online voting availability may depend on the voting procedures of the organization holding your shares.

We strongly recommend that you log into the meeting ahead of the scheduled start time. Please allocate enough time for the online check-in process, which will begin approximately fifteen (15) minutes prior to the start of the Annual Meeting. If you encounter any difficulties during check-in for the Annual Meeting itself, please call the toll-free number provided on our dedicated Annual Meeting website at www.virtualshareholdermeeting.com/OPCH2025.

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General Information About the Annual Meeting

Stockholders have various opportunities to submit questions for the Annual Meeting. Those wishing to submit questions in advance can do so at either www.proxyvote.com or on our dedicated Annual Meeting website at www.virtualshareholdermeeting.com/OPCH2025. Questions can also be submitted live during the meeting on the Annual Meeting website, where stockholders can also access copies of this Proxy Statement and the 2024 Annual Report. If you are unable to attend the Annual Meeting, a replay of the audio webcast will be accessible on our Investor Relations website at investors.optioncarehealth.com after the meeting concludes.
How to Vote or Change Your Vote
Regardless of whether you are a stockholder of record or a beneficial stockholder, you have the authority to determine how your shares are voted without actually attending the Annual Meeting. Even if you plan on attending the Annual Meeting, we strongly recommend that you vote in advance by completing proxies through any of the following methods:
•	Internet: Visit www.proxyvote.com and follow the provided instructions.
•	Telephone: Call the toll-free number found on the proxy card or voting instruction form and follow the provided instructions.
•	Mail: Complete, sign, date and mail the proxy card in the return envelope provided to you if you received a printed version of these proxy materials.
Stockholders holding shares directly with Equiniti Trust Company, our transfer agent (“stockholders of record”), can revoke their proxy at any time before the electronic polls close. This can be done by submitting a later-dated vote online during the Annual Meeting, via the Internet, by telephone, by mail, or by delivering instructions to our Corporate Secretary before the Annual Meeting begins. For stockholders holding shares through a broker, bank, or other nominee (“beneficial stockholders”), revoking prior voting instructions can be accomplished by reaching out to the broker, bank, or nominee holding their shares, or by voting online during the meeting.
Stockholders can also vote via the Internet during the Annual Meeting. Those stockholders attending the Annual Meeting virtually should follow the instructions at www.virtualshareholdermeeting.com/OPCH2025 to vote or submit questions. Any votes cast online during the meeting will replace any previous votes.
We encourage you to vote promptly, even if you plan to attend the Annual Meeting.
How to Get Help with Voting Your Shares
If you have any questions about the Annual Meeting or need help voting your shares, please call the firm assisting us with the solicitation of proxies, Innisfree M&A Incorporated (“Innisfree”), toll-free at (877) 750-9497 (from the U.S. and Canada) or at +1 (412) 232-3651 (from other countries).
Quorum
As of the Record Date, 164,243,667 shares of our common stock were outstanding. In order to have a quorum at the Annual Meeting, holders of a majority of the shares outstanding and entitled to vote on the Record Date must be present at the scheduled time of the meeting in person or by proxy. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. If a quorum is not present, we may propose to adjourn the Annual Meeting and reconvene the meeting at a later date.

2025 Proxy Statement	84

General Information About the Annual Meeting

Voting Standards
Each share of our common stock outstanding on the Record Date is entitled to one vote on each of the director nominees and one vote on each other matter.
If you are a beneficial stockholder and do not provide specific voting instructions to your broker, the entity holding your shares will not be authorized to vote on proposals categorized as “non-routine,” resulting in a “broker non-vote.” These “broker non-votes” do not count as votes cast and will not impact the outcome of such proposals. For the Annual Meeting, only Proposal 2 is considered a routine matter.
The chart below outlines the proposals for consideration at the Annual Meeting, for the vote required to elect directors and approve each other proposal, and the manner in which votes will be counted.

Proposal	Voting Options	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes
Election of Directors	For or withhold on each nominee	Plurality of “votes cast”(1)	No effect	No effect

Ratification of Independent Auditor	For, against, or abstain	Majority of shares present or represented	Against	Brokers have discretion to vote

Advisory Vote to Approve Executive Compensation	For, against, or abstain	Majority of shares present or represented	Against	No effect

Amendment to Certificate of Incorporation re Special Meetings	For, against, or abstain	66 2/3% of outstanding shares(2)	Against	Against

Amendment to Certificate of Incorporation re Officer Exculpation	For, against, or abstain	66 2/3% of outstanding shares(2)	Against	Against

Amendment to Certificate of Incorporation re Legacy Provisions relating to HC Group	For, against, or abstain	80% of outstanding shares(3)	Against	Against

(1)
Any director who does not receive a majority of the votes case in favor of their election is subject to our director resignation policy, which is described in “Proposal 1: Election of Directors” above.

(2)
The affirmative vote of at least 66 2/3% of the voting power of the then-outstanding shares of our capital stock then entitled to vote generally in the election of directors, voting together as a single class.

(3)
The affirmative vote of at least 80% of the voting power of the then-outstanding shares of our capital stock then entitled to vote generally in the election of directors, voting together as a single class.

Voting Instructions
If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a stockholder of record and you provide proxy instructions without specifying how to vote on a proposal, the individuals named as proxies will vote in alignment with the Board’s recommendation on such proposal. The individuals named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment.

2025 Proxy Statement	85

General Information About the Annual Meeting

Our By-laws outline the prerequisites for advance notice of any nominations or agenda items to be presented for voting at the Annual Meeting. As of the date of this Proxy Statement, we had not received timely notice of any matters expected to be presented at the Annual Meeting aside from the proposals detailed in this Proxy Statement.
Proxy Solicitation Costs
We pay the expenses associated with soliciting proxies. We are also obligated to request that brokers, banks, and other nominees that hold our stock in their names provide our proxy materials to beneficial owners of such stock. We must reimburse these brokers, banks, and other nominees for their associated expenses in accordance with statutory fee schedules.
We have retained Innisfree to assist in the distribution of proxy materials and the solicitation of proxies from individual stockholders as well as brokerage firms, fiduciaries, custodians, and other similar organizations representing beneficial owners for shares for the Annual Meeting. We have agreed to pay Innisfree a fee of approximately $25,000 plus variable amounts for additional proxy solicitation services and out-of-pocket expenses.
Confidentiality of Votes
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. We will not disclose the proxy instructions or ballots of individual stockholders except for vote tabulation and certification, facilitating a successful proxy solicitation, asserting claims or defending claims against us, or complying with applicable legal requirements. If you provide comments on your proxy card or ballot, it may be shared with our management and the Board for their review.
Other Information
American Election Services, LLC has been engaged as our independent inspector of elections responsible for tallying stockholder votes for the Annual Meeting.
The list of our stockholders as of the Record Date will be available for examination during the ten days preceding the Annual Meeting. If you wish to review the stockholder list, please e-mail OCH-CorporateSecretary@optioncare.com to schedule an appointment. Additionally, the stockholder list will be accessible during the Annual Meeting via the meeting website for stockholders in attendance.
Preliminary voting results will be disclosed during the Annual Meeting. The final voting results will be tallied by the inspector of election after the vote is taken at the Annual Meeting. We will disclose the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

2025 Proxy Statement	86

Additional
Information

2026 Stockholder Proposals or Director Nominations
For matters to be included in the proxy materials for our 2026 Annual Meeting, excluding director nominations, submissions must be received on or before the close of business on December 3, 2025. All proposals must comply with Rule 14a-8 under the Exchange Act.
Matters for consideration at our 2026 Annual Meeting, but not for inclusion in our proxy materials, must be submitted no earlier than the close of business on January 14, 2026 and no later than the close of business on February 13, 2026. The proposal must come from a stockholder of record and include the information required by our By-laws. If you are a beneficial owner of shares held in street name, contact the organization that holds your shares for details about how to register your shares directly in your name as a stockholder of record.
We have implemented a proxy access by-law allowing a stockholder or a group of up to 20 stockholders, owning continuously for at least three years shares of our stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in our proxy materials director nominees constituting up to 20% of the Board, provided that the stockholder(s) and nominee(s) satisfy the requirements in our By-laws. Notice of proxy access director nominees must be received between the close of business on November 3, 2025 and the close of business on December 3, 2025.
Under our By-laws, stockholders intending to nominate directors at our 2026 Annual Meeting (other than through proxy access as described above) must submit notice to us no earlier than the close of business on January 14, 2026 and no later than the close of business on February 13, 2026. Notice of director nominations must be submitted by a stockholder of record and satisfy the requirements in our By-laws. If you are a beneficial stockholder, contact the organization that holds your shares for details about how to register your shares directly in your name as a stockholder of record. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 15, 2026.
Proposals and director nominations must be sent by mail to our Corporate Secretary at 3000 Lakeside Drive #300N, Bannockburn, Illinois 60015, or by e-mail to OCH-CorporateSecretary@optioncare.com. Our By-laws have been filed with the SEC and are available without charge on the SEC’s website at www.sec.gov.
Notice of Internet Availability
We primarily use the Internet to provide proxy materials to our stockholders. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders with instructions on how to access the proxy materials online at www.proxyvote.com or to request a printed copy of the materials.

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Additional Information

Stockholders can follow the instructions in the Notice of Internet Availability to choose to receive future proxy materials in print by mail or electronically by e-mail. We encourage stockholders to use the online availability of proxy materials to help reduce the environmental impact of our annual meetings of stockholders and lower our printing and mailing costs. Our proxy materials are also available at investors.optioncarehealth.com.
Stockholders Sharing the Same Address
We have implemented a process known as “householding.” Under this process, we may send a single copy of the Notice of Internet Availability and, if you have requested printed versions by mail, this Proxy Statement and the 2024 Annual Report, to multiple stockholders who share the same address, unless we have received different instructions from any of the stockholders. This method helps reduce the environmental impact of our annual stockholder meetings and lowers our printing and mailing costs. Stockholders who participate in householding will still receive separate proxy cards. If a stockholder chooses not to participate in householding, they can request a separate copy of the Notice of Internet Availability and, if they requested printed versions by mail, this Proxy Statement and the 2024 Annual Report, which we will promptly deliver upon request.
To receive a separate copy of the Notice of Internet Availability and, if you requested printed versions by mail, this Proxy Statement or the 2024 Annual Report, or separate copies of any future notice, proxy statement, or annual reports at no charge, you may send notice to Option Care Health, Inc., 3000 Lakeside Drive #300N, Bannockburn, IL 60015 USA, Attention: Investor Relations or call (312) 940-2538. If you are receiving multiple copies of proxy materials at one address and wish to participate in householding, please contact the bank, broker or other organization holding your shares to inquire about eliminating duplicate mailings.
Legal Matters
This Proxy Statement may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding our ESG program and our executive compensation program.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. For a detailed discussion of the risks that could affect our actual results, please refer to the risk factors identified in our periodic reports filed with the SEC.
Any forward-looking statement made in this Proxy Statement is based on information available to us as of the date of this Proxy Statement and speaks only as of such date. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Website references in this document are provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of this Proxy Statement.

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Additional Information

Solicitation of Proxies for 2026 Annual Meeting
We intend to file a proxy statement and white proxy card with the SEC in connection with our solicitation of proxies for our 2026 Annual Meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at www.sec.gov.
Other Matters
We are not aware of any additional matters to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the individuals named in the accompanying proxy intend to vote on them in accordance with their best judgment.
Option Care Health, Inc.
3000 Lakeside Drive #300N
Bannockburn, IL 60015 USA
Phone: +1 (312) 940-2538
Dated: April 2, 2025

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Appendix A:
Non-GAAP Financial Measures
In this Proxy Statement, we use Adjusted EBITDA, Adjusted diluted earnings per share, Adjusted net income and net debt leverage ratio, which are non-GAAP financial measures. We believe these non-GAAP measures provide useful supplemental information to investors. Among other things, they provide additional insight into the performance of our business operations and facilitate comparisons to our historical results. Adjusted EBITDA was also used in our annual cash incentive awards and PSUs for 2024.
We define Adjusted EBITDA as net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other expenses. As part of restructuring, acquisition, integration and other expenses, we may incur significant charges such as the write down of certain long-lived assets, temporary redundant expenses, professional fees, certain litigation expenses and reserves related to acquired businesses, potential retention and severance costs, and potential accelerated payments or termination costs for certain of its contractual obligations.
We define the net debt leverage ratio as gross debt less cash and cash equivalents on the balance sheet divided by Adjusted EBITDA. We define gross debt as the sum of the current portion of long-term debt and long-term debt excluding discounts and unamortized debt issuance costs.
We define Adjusted net income as net income before intangible asset amortization expense, stock-based compensation expense, and restructuring, acquisition, integration and other expenses, net of tax adjustments. We define Adjusted diluted earnings per share as Adjusted net income divided by weighted average common shares outstanding, diluted.
These non-GAAP measures are not a measurement of financial performance under GAAP. They should not be used in isolation or as a substitute for, or alternative to, measures of financial performance prepared in accordance with GAAP. In addition, the definition of these non-GAAP measures that we use may not be comparable to similarly-titled non-GAAP financial measures reported by other companies.

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For reference, the reconciliation of our most comparable GAAP measure to the non-GAAP financial measures we use is provided in the table below.

	2024 ($ in thousands)	2023 ($ in thousands)
Net Income	$211,823	$267,090
Interest expense, net	49,029	51,248
Income tax expense	71,776	91,652
Depreciation and amortization expense	63,498	62,200
EBITDA	396,126	472,190

EBITDA Adjustments
Stock-based incentive compensation expense	36,143	30,479
Loss on extinguishment of debt	377	—
Restructuring, acquisition, integration and other(1)	11,143	(77,486)
Adjusted EBITDA	$443,789	$425,183

Gross debt	1,131,617	1,088,000
Cash and cash equivalents	(412,565)	(343,849)
Net debt	$719,052	$744,151

Net debt leverage ratio	1.6	1.8

	2024 ($ in thousands)	2023 ($ in thousands)
Net Income	$211,823	$267,090
Intangible asset amortization expense	34,405	34,381
Stock-based incentive compensation expense	36,143	30,479
Restructuring, acquisition, integration and other(1)	11,143	(77,486)
Total pre-tax adjustments	81,691	(12,626)
Tax adjustments(2)	(20,668)	3,220
Adjusted net income	$272,846	$257,684

Earnings per share, diluted	$1.23	$1.48
Adjusted diluted earnings per share	$1.58	$1.43
Weighted average common shares outstanding, diluted	172,845	180,375

(1)	Restructuring, acquisition, integration and other for the year ended December 31, 2023 includes the Amedisys merger termination fee, net of merger-related expenses
(2)	Tax adjustments for the year ended December 31, 2024 and 2023 includes the estimated income tax effect on non-GAAP adjustments based on the effective tax rate

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Appendix B:
Proposed Amendments to Amended and Restated Certificate of Incorporation (Proposal 4)
If our stockholders approve Proposal 4, Article Seven, Section 2 of the Amended and Restated Certificate of Incorporation would be amended and restated as follows (with additions shown in blue underlined text and deletions shown in red text that has been struck through):
Section 2. Special Meetings of Stockholders. Subject to the rights of the holders of any series of Preferred Stock then outstanding and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only (i) by or at the direction of the Board of Directors or the Chairman of the Board of Directors pursuant to a written resolution adopted by the affirmative vote of the majority of the total number of directors that the Corporation would have if there were no vacancies or (ii)  ~~prior to the Trigger Date,~~   by the Chairman of the Board of Directors at the written request of the holders of  ~~a majority~~   at least twenty-five percent (25%) of the voting power of the then outstanding shares of Voting Stock  ~~in the manner provided for in the Bylaws~~   as of the record date for determining the stockholders entitled to request that a special meeting be called through the date of the meeting. No shares of Voting Stock held by a Calling Person (as defined in the Bylaws) shall be included in such percentage unless they have been continuously held for at least one (1) year prior to the date such request is delivered to the Corporation. No special meeting shall be called pursuant to clause (ii) unless such request complies with the procedures for calling a special meeting of stockholders as set forth in the Bylaws. Any business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of the meeting.

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Appendix C:
Special Meeting By-Law Amendments
If our stockholders approve Proposal 4, Section 2.5 and Section 2.9(c)(1) of the By-Laws would be amended and restated as follows (with additions shown in blue underlined text and deletions shown in red text that has been struck through):
* * * * * *
Section 2.5.  Special Meetings.
(a) Special meetings of the stockholders, for any purpose or purposes (subject to Section 2.9(c)), unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by (i) by or at the direction of the Board of Directors or the Chair of the Board of Directors pursuant to a written resolution adopted by the affirmative vote of the majority of the total number of directors that the Corporation would have if there were no vacancies or (ii) by the Chair at the written request of stockholders holding at least twenty-five percent (25%) (the “Requisite Percentage”) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (“Voting Stock”) as of the Requested Record Date (as defined below) through the date of the special meeting only if the stockholder(s) requesting such meeting comply with this Section 2.5 and applicable law (a meeting called pursuant to this clause (ii), a “Stockholder Requested Special Meeting”). No shares of Voting Stock held by a Calling Person (as defined below) shall be included in such Requisite Percentage unless they have been continuously held for at least one (1) year prior to the date such request is delivered to the Corporation. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting of stockholders previously called by it.
(b) No stockholder may request that the Secretary call a special meeting of stockholders pursuant to the Certificate of Incorporation and this Section 2.5 unless a stockholder of record (the “Record Date Requesting Stockholder”) has first submitted a request in writing that the Board of Directors fix a record date (a “Requested Record Date”) for the purpose of determining the stockholders entitled to request that the Secretary call such special meeting, which request shall be in proper form and delivered to the Secretary at the principal executive offices of the Corporation. To be in proper form, such request shall:
(1) bear the signature and the date of signature by the Record Date Requesting Stockholder and set forth the name and address of such stockholder as they appear in the Corporation’s books;
(2) include a brief description of the business desired to be brought before the meeting (the “Proposed Business”), including the specific text of any resolutions or actions to be proposed for consideration and if such business includes a proposal to amend the Corporation’s Certificate of Incorporation or these By-Laws, the specific language of the proposed amendment, and the reasons for conducting the Proposed Business at the special meeting; and
(3) as to each item of Proposed Business, each Record Date Requesting Person (as defined below) and each Stockholder Associated Person (as defined in Section 2.9(j) but substituting “Record Date Requesting Person” in all places where a reference to a “Holder” is made in such definition), include the information required to be set forth in a notice under Section 2.9(b) as if the request to fix the Request Record Date was a notice to bring the Proposed Business before an annual meeting of stockholders under Section 2.9, but in each case with “Record Date Requesting Stockholder” substituted for references to the “Noticing Stockholder”, “Record Date Requesting Person” substituted for references to a “Holder,” and the “request to fix the Requested Record Date” substituted for references to the “notice of proposed business or proposed nominations” (or similar phrases) in all places such terms or phrases appear in Section 2.9(b) of these By-Laws.

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Clauses (e) through (j) of Section 2.9 shall also be applicable to the request to fix the Requested Record Date as if it was a notice to bring the Proposed Business before an annual meeting of stockholders under Section 2.9(b), but in each case with “Record Date Requesting Stockholder” substituted for references to the “Noticing Stockholder”, “Record Date Requesting Person” substituted for references to a “Holder,” and the “request to fix the Requested Record Date” substituted for references to the “notice of proposed business or proposed nominations” (or similar phrases) in all places such terms or phrases appear in such clauses.
(c) Within ten (10) business days after the Secretary receives a request to fix a Requested Record Date in proper form that is otherwise in compliance with this Section 2.5 from a Record Date Requesting Stockholder, the Board of Directors may adopt a resolution fixing a Requested Record Date for the purpose of determining the stockholders entitled to request that the Secretary call a Stockholder Requested Special Meeting, which date shall not precede the date upon which the resolution fixing the Requested Record Date is adopted by the Board. Subject to the following sentence, if no resolution fixing a Requested Record Date has been adopted by the Board of Directors within ten (10) business days after the date on which such a request to fix a Requested Record Date was received by the Secretary, the Requested Record Date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received by the Secretary. Notwithstanding anything in this Section 2.5 to the contrary, no Requested Record Date shall be fixed if the Board of Directors determines that the request or requests to call a Stockholder Requested Special Meeting that would otherwise be submitted following such Requested Record Date could not comply with the requirements set forth in Section 2.5(e) below.
(d) Without qualification, a Stockholder Requested Special Meeting shall not be called unless one or more stockholders holding the Requisite Percentage of the voting power of the then outstanding shares of Voting Stock as of the Requested Record Date (each, a “Special Meeting Request”) in writing and in proper form to the Secretary at the principal executive offices of the Corporation. No shares of Voting Stock held by a Calling Person shall be included in such Requisite Percentage unless they have been continuously held for at least one (1) year prior to the date such request is delivered to the Corporation. To be timely for purposes of this Section 2.5(d), a Special Meeting Request must be delivered to the Secretary at the principal executive offices of the Corporation not later than the sixtieth (60th) day following the Requested Record Date. In no event shall the adjournment, deferral, recess or postponement of a special meeting (or the public announcement of an adjournment, deferral, recess or postponement thereof) commence a new time period (or extend any time period) for the delivering of a stockholder’s request. To be in proper form, a Special Meeting Request shall:
(1) bear the signature(s) and the date of each signature by the stockholder(s) submitting such request;
(2) set forth the name and address of such stockholder (including, as applicable, as they appear on the Corporation’s books);
(3) set forth the number of shares of Voting Stock held by such stockholder as of the Requested Record Date and as of the date of such Special Meeting Request;
(4) include an acknowledgement by such stockholder that a disposition of shares of Voting Stock held as of the Requested Record Date prior to the special meeting shall constitute a revocation of a Special Meeting Request with respect to such disposed shares and a commitment to promptly notify the Corporation of any such disposition;
(5) include a brief description of the Proposed Business, including the specific text of any resolutions or actions to be proposed for consideration and if such business includes a proposal to amend the Corporation’s Certificate of Incorporation or these By-Laws, the specific language of the proposed amendment, and the reasons for conducting the Proposed Business at the special meeting;
(6) if such stockholder is a Calling Person, set forth as to each item of Proposed Business, each Calling Person and each Stockholder Associated Person (as defined in Section 2.9(j) but substituting “Calling Person” in all places where a reference to a “Holder” is made in such definition), include the information required to be set forth in a notice under Section 2.9(b) as if the request to call a special meeting was a notice to bring the Proposed Business before an annual meeting of stockholders under

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Section 2.9, but in each case with “Calling Person” substituted for references to the “Noticing Stockholder” or “Holder,” and the “Special Meeting Request” substituted for references to the “notice of proposed business or proposed nominations” (or similar phrases) in all places such terms or phrases appear in Section 2.9(b) of these By-Laws; and
(7) include documentary evidence that the shares held by any Calling Person have been held continuously for one (1) year prior to the date of such Special Meeting Request.
Clauses (e) through (j) of Section 2.9 shall also be applicable to the Special Meeting Request as if it was a notice to bring the Proposed Business before an annual meeting of stockholders under Section 2.9(b), but in each case with “Calling Person” substituted for references to the “Noticing Stockholder” or “Holder” and the “Special Meeting Request” substituted for references to the “notice of proposed business or proposed nominations” (or similar phrases) in all places such terms or phrases appear in such clauses.
(e) The Secretary shall not accept, and shall consider ineffective, any Special Meeting Request that (i) does not comply with this Section 2.5, (ii) relates to an item of business proposed to be transacted at the special meeting that is not a proper subject for stockholder action under applicable law, (iii) includes Proposed Business that did not appear on the written request that resulted in the determination of the Requested Record Date, (iv) was received by the Secretary during the period commencing ninety (90) days prior to the anniversary date of the prior year’s annual meeting of stockholders and ending on the date of the next annual meeting of stockholders, (v) includes Proposed Business that is identical or substantially similar to an item (a “Similar Item”) was presented at any meeting of stockholders held not more than one hundred twenty (120) days prior to receipt by the Secretary of the Special Meeting Request, (vi) was received by the Secretary within ninety (90) days before an annual or special meeting of stockholders has been or is called to be held and the Board of Directors determines that the business of such meeting includes (among any other matters properly brought before the annual or special meeting) a Similar Item, or (vii) otherwise does not comply with applicable law.
(f) A stockholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at any time prior to the Stockholder Requested Special Meeting. If written revocation(s) of Special Meeting Requests have been delivered to the Secretary or stockholders have revoked Special Meeting Requests with respect to disposed shares and the result is that (after giving effect to all revocations) the Special Meeting Requests represent stockholders holding less than the Requisite Percentage from the date of the Requested Record Date through the date of the meeting, then: (i) if the notice of meeting has not already been mailed to stockholders, the Secretary shall refrain from mailing the notice of the Stockholder Requested Special Meeting or (ii) if the notice of meeting has already been mailed to stockholders, the Secretary shall revoke the notice of the meeting. If, subsequent to the refraining from mailing of the notice of meeting pursuant to clause (i) of the immediately preceding sentence or subsequent to the revocation of the notice of meeting pursuant to clause (ii) of the immediately preceding sentence, as applicable (but not later than the sixtieth (60th) day after the Requested Record Date), the Secretary has received Special Meeting Requests from stockholders holding the Requisite Percentage, then, at the option of the Board, either (A) the original record date and meeting date, time and location for the Stockholder Requested Special Meeting set in accordance with Section 2.5(g) below shall apply with respect to the Stockholder Requested Special Meeting or (B) the Board of Directors may disregard the original Requested Record Date and meeting date, time and location for the Stockholder Requested Special Meeting from those originally set in accordance with Section 2.5(g) below and, within ten (10) days following the date on which the Secretary has received the Special Meeting Requests from stockholders holding the Requisite Percentage, set a new record date and meeting date, time and location for the Stockholder Requested Special Meeting (and, in such case, notice of the Stockholder Requested Special Meeting shall be given in accordance with Section 7.4).
(g) Subject to Section 2.5(f) above, within ten (10) days following the date on which the Secretary has received Special Meeting Requests in accordance with this Section 2.5 from stockholders holding the Requisite Percentage, the Board of Directors shall fix the record date and meeting date, time and location for the Stockholder Requested Special Meeting; provided, however, that the date of any such Stockholder Requested Special Meeting shall not be more than ninety (90) days after the date on which valid Special Meeting Requests from stockholders holding the shares to be included in such Requisite Percentage are delivered to the Secretary (and are not revoked). Notwithstanding anything in these By-Laws to the contrary, the Board of

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Directors may submit its own proposal or proposals for consideration at any Stockholder Requested Special Meeting. Subject to the foregoing provisions of this Section 2.5, the record date for the Stockholder Requested Special Meeting shall be fixed in accordance with Section 7.4, and the Board of Directors shall provide notice of the Stockholder Requested Special Meeting in accordance with Section 2.6.
(h) Notwithstanding anything in these By-Laws to the contrary, the Chair shall not be required to call a special meeting except in accordance with this Section 2.5. If the Board, in good faith, determines that any request to fix a Requested Record Date or Special Meeting Request was not properly made in accordance with this Section 2.5, or determines that the stockholders of record requesting that the Board fix such Requested Record Date or stockholders making the Special Meeting Request have not otherwise complied with this Section 2.5, then the Board shall not be required to fix such Requested Record Date, to fix a special meeting record date or to call and hold a special meeting.
(i) Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to this Section 2.5 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices.
(j) In determining whether Special Meeting Requests have met the requirements of this Section 2.5, multiple Special Meeting Requests will be considered together only if (i) each Special Meeting Request identifies the same or substantially the same purpose or purposes of the Stockholder Requested Special Meeting and the same or substantially the same items of business proposed to be brought before the Stockholder Requested Special Meeting, and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the delivery to the Secretary of the earliest dated Special Meeting Request relating to such item(s) of business.
(k) For purposes of this Section 2.5:
(1) “Calling Person” shall mean any stockholder of record that has provided a Special Meeting Request and the beneficial owner(s), if any, on whose behalf the Special Meeting Request is made, but shall not include any Solicited Stockholder.
(2) “Record Date Requesting Person” shall mean each of the Record Date Requesting Stockholder and the beneficial owner(s), if any, on whose behalf the request to fix a Requested Record Date is made.
(3) “Solicited Stockholder” shall mean any stockholder that has provided a Special Meeting Request in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder by way of a definitive consent solicitation statement filed with the Securities and Exchange Commission (the “SEC”) under the Exchange Act.
* * * * * *
(c) Stockholder  ~~Nominations~~  Business at Special Meetings of Stockholders.
(1) Only such business, including the nomination of persons for election to the Board of Directors, shall be conducted at a special meeting of stockholders  ~~as shall have been brought before the meeting pursuant to~~   that is (i) Proposed Business stated in a valid Special Meeting Request, (ii) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (iii) nominations of persons for election to the Board of Directors in compliance with the immediately succeeding sentence, or (iv) as is brought by or at the direction of the Board of Directors. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who (x) was a stockholder of record at the time of giving of notice provided for in Section 2.9(c)(2) and at the time of the special meeting, (y) is entitled to vote at the special meeting and (z) complied with the notice procedures set forth in this Section 2.9(c). For the avoidance of doubt, the foregoing clause (ii) of this Section 2.9(c)(1) shall be the exclusive means for a stockholder to propose nominations of persons for election to the Board of Directors at a special meeting of stockholders.

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Appendix D:
Proposed Amendments to Amended and Restated Certificate of Incorporation (Proposal 5)
If our stockholders approve Proposal 5, Article Six, Section 1 of the Amended and Restated Certificate of Incorporation would be amended and restated as follows (with additions shown in blue underlined text and deletions shown in red text that has been struck through):
Section 1. Limitation of Liability.
(a) To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader exculpation than permitted prior thereto), no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director or officer.
(b) Any amendment, repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification with respect to any act, omission or other matter occurring prior to such amendment, repeal or modification.
(c) For purposes of this Section 6.1, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as it presently exists or may hereafter be amended from time to time.

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Appendix E:
Proposed Amendments to Amended and Restated Certificate of Incorporation (Proposal 6)
If our stockholders approve Proposal 6, Article Four, Section 2; Article Five, Section 4 and 5; Article Seven; Article Eight; and Article Nine of the Amended and Restated Certificate of Incorporation would be amended and restated as follows (with additions shown in blue underlined text and deletions shown in red text that has been struck through):
* * * * * *
Section 2. Preferred Stock. The Board of Directors of the Corporation (the “Board of Directors”) is authorized, subject to limitations prescribed by law, to provide, by resolution or resolutions for the issuance of shares of Preferred Stock in one or more series, and with respect to each series, to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other special rights, if any, of the shares of each such series, and any qualifications, limitations or restrictions thereof. The powers (including voting powers), preferences, and relative, participating, optional and other special rights of each series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the approval of the Board of Directors and by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, without the separate vote of the holders of the Preferred Stock as a class, irrespective of the provisions of Section 242(b)(2) of the DGCL.
 ~~Pursuant to the authority conferred upon the Board of Directors by this Article Four, the Board of Directors created a series of (i) 825,000 shares of Preferred Stock designated as the Series A Convertible Preferred Stock (the “Series A Preferred Stock”) by filing the Certificate of Designations of Series A Convertible Preferred Stock, par value $0.0001 per share, of the Corporation with the Secretary of State of the State of Delaware (the “Secretary of State”) on March 9, 2015, as amended by that certain Certificate of Amendment filed with the Secretary of State of the State of Delaware on August 6, 2019 (as amended, the “Series A Certificate of Designations”) and (ii) 625,000 shares of Preferred Stock designated as the Series C Convertible Preferred Stock (the “Series C Preferred Stock”) by filing the Certificate of Designations of Series C Convertible Preferred Stock, par value $0.0001 per share, of the Corporation with the Secretary of State on June 14, 2016 (the “Series C Certificate of Designations”). The voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of (x) the Series A Preferred Stock, and the qualifications, limitations and restrictions thereof, are as set forth in the Series A Certificate of Designations, and are incorporated herein by reference and (y) the Series C Preferred Stock, and the qualifications, limitations and restrictions thereof, are as set forth in the Series C Certificate of Designations, and are incorporated herein by reference.~~
* * * * * *
Section 4. Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding  ~~and except as otherwise set forth in that certain Director Nomination Agreement between the Corporation and HC Group~~  , newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or any other cause may be filled only by resolution of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and may not be filled in any other manner. A director elected or appointed to fill a vacancy shall serve for the unexpired term of his or her predecessor in office and until his

2025 Proxy Statement	E-1

or her successor is elected and qualified or until his or her earlier death, resignation or removal. A director elected or appointed to fill a position resulting from an increase in the number of directors shall hold office until the next election of directors and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.
Section 5. Removal and Resignation of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding and notwithstanding any other provision of this Certificate of Incorporation,  ~~(i) prior to the first date (the “Trigger Date”) on which HC Group Holdings I, LLC (“HC Group”) and its Affiliated Companies (as defined herein) cease to beneficially own (directly or indirectly) 50% or more of the voting power of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors (“Voting Stock”), directors may be removed with or without cause upon the affirmative vote of stockholders representing at least a majority of the voting power of the then outstanding shares of Voting Stock, voting together as a single class and (ii) on and after the Trigger Date,~~   directors may be removed with or without cause upon the affirmative vote of stockholders representing at least sixty-six and two-thirds percent (66⅔%) of the voting power of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors (“Voting Stock”), at a meeting of the Corporation’s stockholders called for that purpose. Any director may resign at any time upon written notice to the Corporation.
* * * * * *
ARTICLE SEVEN
Section 1. Action by Written Consent.  ~~Prior to the Trigger Date, any action which is required or permitted to be taken by the Corporation’s stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the Corporation’s stock entitled to vote thereon were present and voted. From and after the Trigger Date, any~~   Any action required or permitted to be taken by the Corporation’s stockholders may be taken only at a duly called annual or special meeting of the Corporation’s stockholders and the power of stockholders to consent in writing without a meeting is specifically denied; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided the resolutions creating such series of Preferred Stock.
Section 2. Special Meetings of Stockholders. Subject to the rights of the holders of any series of Preferred Stock then outstanding and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only  ~~(i)~~   by or at the direction of the Board of Directors or the Chairman of the Board of Directors pursuant to a written resolution adopted by the affirmative vote of the majority of the total number of directors that the Corporation would have if there were no vacancies  ~~or (ii) prior to the Trigger Date, by the Chairman of the Board of Directors at the written request of the holders of a majority of the voting power of the then outstanding shares of Voting Stock in the manner provided for in the Bylaws~~  . Any business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of the meeting.
* * * * * *
 ~~ARTICLE EIGHT~~
 ~~Section 1.    Certain Acknowledgments~~.    ~~In recognition and anticipation that (i) certain of the directors, partners, principals, officers, members, managers and/or employees of HC Group or its Affiliated Companies (as defined below) may serve as directors or officers of the Corporation and (ii) HC Group and its Affiliated Companies engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) that the Corporation and its Affiliated Companies may engage in material business transactions with HC Group and its Affiliated Companies, and that the Corporation is expected to benefit therefrom, the provisions of this ARTICLE EIGHT are set forth to regulate and define the conduct of certain~~

2025 Proxy Statement	E-2

~~affairs of the Corporation as they may involve HC Group and/or its Affiliated Companies and/or their respective directors, partners, principals, officers, members, managers and/or employees, including any of the foregoing who serve as officers or directors of the Corporation (collectively, the “Exempted Persons”), and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. As used in this Certificate of Incorporation, “Affiliated Companies” shall mean (a) Madison Dearborn Partners, LLC, Madison Dearborn Partners VI-A&C, L.P., Madison Dearborn Partners VI-B, L.P. and MDP Global Investors Limited (collectively, the “MDP Group”), (b) Walgreens Company, (c) any entity that controls, is controlled by or under common control with HC Group, the MDP Group or Walgreens Company (other than the Corporation and any company that is controlled by the Corporation) and any investment funds managed by the MDP Group and (d) in respect of the Corporation, any company controlled by the Corporation.~~
 ~~Section 2.    Competition and Corporate Opportunities~~.  ~~To the fullest extent permitted by applicable law, none of the Exempted Persons shall have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its Affiliated Companies, and no Exempted Person shall be liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of any such activities of HC Group, its Affiliated Companies or such Exempted Person. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its Affiliated Companies, renounces any interest or expectancy of the Corporation and its Affiliated Companies in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that the Corporation or its Affiliated Companies might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation or its Affiliated Companies and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation, any of its Affiliated Companies or its stockholders for breach of any fiduciary or other duty, as a director, officer or stockholder of the Corporation solely, by reason of the fact that HC Group, its Affiliated Companies or any such Exempted Person pursues or acquires such business opportunity, sells, assigns, transfers or directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or any of its Affiliated Companies. Notwithstanding anything to the contrary in this Section 2, the Corporation does not renounce any interest or expectancy it may have in (i) any business opportunity that is expressly offered to any Exempted Person solely in his or her capacity as a director or officer of the Corporation, and not in any other capacity, or (ii) any business opportunity that any Exempted Person first learns of in his or her capacity as a director or officer of the Corporation.~~
 ~~Section 3.    Certain Matters Deemed Not Corporate Opportunities~~.     ~~In addition to and notwithstanding the foregoing provisions of this ARTICLE EIGHT, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.~~
 ~~Section 4.    Amendment of this Article~~.    ~~Notwithstanding anything to the contrary elsewhere contained in this Certificate of Incorporation, subject to the rights of the holders of any series of Preferred Stock then outstanding, and in addition to any vote required by applicable law, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this ARTICLE EIGHT; provided however, that, to the fullest extent permitted by law, neither the alteration, amendment or repeal of this ARTICLE EIGHT nor the adoption of any provision of this Certificate of Incorporation inconsistent with this ARTICLE EIGHT shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities which such Exempted Person becomes aware prior to such alteration, amendment, repeal or adoption.~~
 ~~Section 5.    Deemed Notice . Any person or entity purchasing or otherwise acquiring or holding any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE EIGHT.~~
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2025 Proxy Statement	E-3

ARTICLE  ~~NINE~~  EIGHT
Section 1. Amendments to the Bylaws. Subject to the rights of holders of any series of Preferred Stock then outstanding, in furtherance and not in limitation of the powers conferred by law,  ~~prior to the Trigger Date, the Bylaws may be amended, altered or repealed and new bylaws made by (i) the Board of Directors or (ii) in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any resolution or certificate of designations setting forth the terms of any series of Preferred Stock) and any other vote otherwise required by applicable law, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of Voting Stock, voting together as a single class. On and after the Trigger Date,~~   the Bylaws may be amended, altered or repealed and new bylaws made by (i) the Board or (ii) in addition to any of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designation relating to any series of Preferred Stock), the Bylaws or applicable law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66⅔%) of the voting power of the then outstanding Voting Stock, voting together as a single class.
Section 2. Amendments to this Certificate of Incorporation. Subject to the rights of holders of any series of Preferred Stock then outstanding, notwithstanding any other provision of this Certificate of Incorporation or the Bylaws, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law or otherwise, no provision of ARTICLE FIVE, ARTICLE SIX, ARTICLE SEVEN, ARTICLE  ~~NINE~~  EIGHT or ARTICLE  ~~TEN~~  NINE of this Certificate of Incorporation may be altered, amended or repealed in any respect, nor may any provision of this Certificate of Incorporation or the Bylaws inconsistent therewith be adopted, unless in addition to any other vote required by this Certificate of Incorporation or otherwise required by law,  ~~(i) prior to the Trigger Date, such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Voting Stock, voting together as a single class, and (ii) from and after the Trigger Date,~~   such alteration, amendment, repeal or adoption is approved by the affirmative vote of holders of at least sixty-six and two-thirds percent (66⅔%) of the voting power of all outstanding shares of Voting Stock, voting together as a single class, at a meeting of the Corporation’s stockholders called for that purpose.

2025 Proxy Statement	E-4

option care health®

Extraordinary care
that changes lives

OPTION CARE HEALTH, INC.
3000 LAKESIDE DRIVE
SUITE 300N
BANNOCKBURN, IL 60015

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 13, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OPCH2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 13, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V62411-P22538 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OPTION CARE HEALTH, INC.

The Board of Directors unanimously recommends you vote "FOR" the following:

	For All	Withhold All	For All Except
1. To elect eleven nominees identified in the accompanying proxy statement to serve as directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Elizabeth Q. Betten
02) Elizabeth D. Bierbower
03) Barbara W. Bodem
04) Eric K. Brandt
05) Natasha Deckmann
06) David W. Golding
07) Harry M. Jansen Kraemer, Jr.
08) R. Carter Pate
09) John C. Rademacher
10) Timothy P. Sullivan
11) Norman L. Wright

The Board of Directors unanimously recommends you vote "FOR" proposals 2, 3, 4, 5 and 6.

	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025.	☐	☐	☐
3. To approve, on a non-binding advisory basis, our executive compensation.	☐	☐	☐
4. To amend our Amended and Restated Certificate of Incorporation to provide stockholders holding at least 25% of our voting power (with certain stockholders holding their shares continuously for at least one year) the right to request special meetings of stockholders.	☐	☐	☐
5. To amend our Amended and Restated Certificate of Incorporation to provide for officer exculpation.	☐	☐	☐
6. To amend our Amended and Restated Certificate of Incorporation to remove legacy provisions relating to HC Group.	☐	☐	☐

NOTE: To transact other business as may properly come before the meeting or any adjournment of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V62412-P22538

OPTION CARE HEALTH, INC.
Annual Meeting of Stockholders
May 14, 2025 3:00 PM CDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) each of Michael Shapiro and Collin Smyser as proxies with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Option Care Health, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 PM CDT on May 14, 2025, at http://www.virtualshareholdermeeting.com/OPCH2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side